UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EPAM Systems, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,
On behalf of our Board of Directors, we are pleased to invite you to attend the EPAM Annual Meeting of Stockholders to be held on May 21, 2026, at 10:00 am EDT. The Notice of 2026 Annual Meeting of Stockholders, which follows this letter, includes details for attending the meeting via live audio webcast.
We would like to thank you for your continued trust and commitment to EPAM.
We were encouraged by our execution throughout 2025, particularly our ability to deliver on the commitments we set at the beginning of the year. Our performance showed a return of momentum, driven largely by growing demand for our AI-native and AI foundational services. We continue to see significant opportunities ahead in this area.
Over the past few years, we’ve continued to adapt to evolving macroeconomic conditions, while repositioning EPAM for the next phase of growth. We have continued to invest in our AI and AI-native capabilities, while advancing our own transformation into an AI-native company. Throughout 2025, clients turned to EPAM to help them accelerate their AI and AI-native proof-of-concepts and scale these solutions into production environments. As a result, the Company delivered strong growth in AI-native revenues, with consistent double-digit sequential growth each quarter, reflecting both the differentiation and relevance of these new capabilities, as well as the trust our clients place in us.
As we outlined at our Investor Day in March 2026, we are executing a clear, differentiated, multi-year strategy centered on helping clients close the gap between AI ambition and real adoption. While AI is unlocking significant productivity gains, it is critically important to realize that it is also expanding the frontier of what enterprises are aiming to achieve. With that, complexity is not decreasing — it is increasing, often in ways we are only beginning to understand. We strongly believe this complexity is still widely underestimated, with new requirements emerging across every dimension of the enterprise.
In this environment, competitive advantages will belong to those who can navigate the new complexity and turn ambitions into real outcomes. Success will depend on partners who can not only envision what is possible, but also build, scale, and deliver it with the right talent to address this complexity at scale. This is where EPAM is uniquely positioned. Our Engineering DNA and Talent Engine enable us to continuously develop and deploy the next generation of AI-enabled talent. Engineering matters. Talent matters. As we have demonstrated across multiple technological cycles, we know what to build and how to build it. We believe our AI and AI-Native capabilities will put us at the forefront of business change and transformation for years to come.
Our board and management team are confident that EPAM can deliver accelerated revenue growth and improved profitability. This confidence is grounded in our engineering heritage, expanding AI and AI-native capabilities, global delivery platform, go-to-market transformation initiatives, strategic investments, and continuous innovation.
We are encouraged by the progress we have made throughout the year, and by the opportunities ahead across the near, medium, and long term. Our fundamentals and upward trajectory remain fully intact. As we strengthen our vertical expertise and deepen client relationships, we are well positioned to expand our role as a trusted transformation partner.
In conclusion, thank you for your continued support and belief in EPAM’s long-term value creation. We look forward to our continued partnership and to this year’s Annual Meeting.

2 | 2026 Proxy Statement

Notice of 2026 Annual Meeting of Stockholders

Time & Date	10:00 a.m. EDT – May 21, 2026
Place	Live audio webcast of the Annual Meeting will be available at https://www.virtualshareholdermeeting.com/EPAM2026.
Access
You will be able to attend the Annual Meeting, vote, and submit your questions during the live audio webcast of the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/EPAM2026. You will be able to vote and submit questions before the Annual Meeting at www.proxyvote.com by logging in using the 16-digit control number provided with your proxy materials.

Record Date
The record date for the determination of the stockholders entitled to vote at the Annual Meeting (“Record Date”), or any adjournments or postponements thereof, was the close of business on April 1, 2026.

Additional Information	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
Proxy Voting	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET; TELEPHONE; OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD.

Board Recommendation
Items of Business	1.	To elect four Class II directors to hold office for a one-year term or until their successors are elected and qualified	Vote FOR all
	2.	To approve an amendment to the Fourth Amended and Restated Certificate of Incorporation to enable adoption of a right for stockholders to call a special meeting (“Special Meeting Charter Amendment”)	Vote FOR
	3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	Vote FOR
	4.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement	Vote FOR
	5.	To approve an amendment to the 2025 EPAM Systems, Inc. Long Term Incentive Plan to increase the number of shares available by 4,000,000 shares (the “2025 LTIP Amendment”)	Vote FOR
	6.	To approve an amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan to increase the number of shares available by 650,000 shares (the “2021 ESPP Amendment”)	Vote FOR
	7.	To hold an advisory vote on a stockholder proposal to give shareholders an ability to call for a special shareholders meeting, if properly presented at the Annual Meeting	Vote AGAINST
	8.	To transact such other business as may properly come before the Annual Meeting.	N/A

3 | 2026 Proxy Statement

By Order of the Board of Directors of EPAM Systems, Inc.:

Edward Rockwell
Senior Vice President, Chief Legal Officer and Corporate Secretary
April [ ], 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2026. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at https://www.proxyvote.com.

4 | 2026 Proxy Statement

5 | 2026 Proxy Statement

6 | 2026 Proxy Statement

Executive Summary & Voting Guide
This summary does not contain all information that stockholders should consider, and we encourage stockholders to read the entire Proxy Statement carefully before voting.

Proposal		Board Recommends:	Proposal Page
1	Election of Directors The Board of Directors has nominated each of Balazs Fejes, Eugene Roman, Jill Smart, and Ronald Vargo for election to serve a one-year term as director. Information regarding the skills and qualifications of each nominee begin on page 12.	FOR	20
2	Approval of the Stockholders’ Right to Call a Special Meeting We are seeking stockholder approval to amend our Certificate of Incorporation to enable adoption of the right of stockholders to call a special meeting. The Board believes that this Special Meeting Charter Amendment will enhance stockholder rights and protect the long term interests of EPAM and its stockholders at the same time. A detailed discussion of the proposed amendment begins on page 26.	FOR	26
3	Ratification of Independent Registered Public Accounting Firm Deloitte & Touche LLP has been appointed by the Audit Committee to be the independent registered public accounting firm for our fiscal year ending December 31, 2026 and the Board is asking stockholders to ratify this appointment. Information regarding fees paid to and services rendered by Deloitte & Touche LLP can be found on page 40.	FOR	41
4	Advisory Vote to Approve Executive Compensation We are asking our stockholders to approve, on an advisory basis, the compensation of certain of our executive officers. Our executive compensation program is designed to motivate, reward and retain our executive team by awarding compensation that emphasizes performance. A detailed discussion of our compensation practices begins on page 45.	FOR	69
5	Approval of an Amendment to the 2025 EPAM Systems, Inc. Long Term Incentive Plan We are asking our stockholders to approve an amendment to the 2025 EPAM Systems, Inc. Long Term Incentive Plan to add 4,000,000 additional shares to be used in our equity compensation programs. Information about how the 2025 Long Term Incentive Plan, as amended, aligns with stockholder interests begins on page 75.	FOR	75
6	Approval of an Amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan We are asking our stockholders to approve an amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan to add 650,000 additional shares for purchase by our employees, further aligning the interests of our employees and stockholders. Information about the amendment to our 2021 Employee Stock Purchase Plan begins on page 82.	FOR	82
7	Advisory Vote on a Stockholder Proposal Related to Giving Shareholders an Ability to Call for a Special Shareholder Meeting Stockholders will be asked to vote on a stockholder proposal entitled “Give Shareholders an Ability to Call for a Special Shareholder Meeting” if it is properly presented at our Annual Meeting. The Board has considered this stockholder proposal and determined that it is unnecessary in light of our proposal to give stockholders the right to call a special meeting as set forth in Proposal 2. The stockholder proposal and the Board’s opposition statement begin on page 87.	AGAINST	87

7 | 2026 Proxy Statement

General Information
The Board of Directors (the “Board”) of EPAM Systems, Inc., a Delaware corporation (“we,” “us,” “our,” “Company,” or “EPAM”), is soliciting proxies to be used at the annual meeting of stockholders of EPAM to be held on Thursday, May 21, 2026, at 10:00 a.m. EDT through a live audio webcast, and any postponement, adjournment or continuation thereof (the “Annual Meeting”).
This Proxy Statement and the accompanying notice and form of proxy are first being distributed to stockholders on or about April [ ], 2026. The Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.
The proxy solicitation materials, including the Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2025, which includes our audited consolidated financial statements for the year ended December 31, 2025 (the “2025 Annual Report”) and the proxy card or voting instruction card (collectively, the “Proxy Materials”), are being furnished to the holders of our common stock, par value $.001 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
Throughout this Proxy Statement you will find links to our website. The information on our website is not incorporated by reference into this Proxy Statement or into our 2025 Annual Report. The Proxy Materials are available at https://www.proxyvote.com on or about April [ ], 2026 to all stockholders entitled to vote at the Annual Meeting.
Notice of Internet Availability
of Proxy Materials
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making the Proxy Materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the Proxy Materials, lowers the costs incurred by EPAM for the Annual Meeting and helps to conserve natural resources.
On or about April [ ], 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials, and how to vote on the Internet.
If you received the Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request a printed copy, currently or on an ongoing basis. If you received a Notice by mail and would like to receive a paper or email copy of the Proxy Materials, follow the instructions on the Notice. Stockholders who requested paper copies of the Proxy Materials or previously elected electronic receipt did not receive a Notice and will receive the Proxy Materials in the format requested.

8 | 2026 Proxy Statement

9 | 2026 Proxy Statement

Board of Directors
Our Certificate of Incorporation and Bylaws provide that the Board will consist of no fewer than three and no more than 11 persons and that the exact number of members of the Board will be determined from time to time by resolution of a majority of our entire Board. The Board currently consists of 11 members.
In response to a stockholder proposal in 2024 and strong stockholder support for our declassification proposal in 2025, we amended our Certificate of Incorporation to declassify the Board. We are phasing in the declassification of our Board over the next three years. The Class II directors up for election at the Annual Meeting will be elected for one-year terms for the remainder of their tenure on our Board. Directors that are up for election after completing the remainder of the three-year terms for which they were elected will be nominated for one-year terms. At the 2028 and subsequent annual meetings, all directors will be nominated for election for one-year terms that expire at the next annual meeting.
Director Selection Process
The Nominating and Corporate Governance Committee recommends to the Board the directors to stand as nominees for election at the annual meeting of stockholders and makes recommendations to the Board for appointment of a director to fill any vacancy or expansion of the Board. The Committee evaluates the composition of the Board and its committees at each regular meeting, and considers the individual and aggregate characteristics, professional backgrounds, and areas of expertise with the goal of a well-balanced and effective Board. All of our directors and director candidates must possess integrity and high ethical standards, excellent business judgment, and be willing to commit appropriate time and effort to service on the Board.The Committee reviews feedback from the most recent Board and committee evaluations in assessing the makeup of the Board, its committees, and future needs.
The Committee assesses the appropriate size of the Board from time to time and considers new director candidates for potential expansion of the Board or to fill any vacancies. Candidates may come to the attention of the Committee through current Board members, professional search firms engaged by the Committee, stockholders, members of management, or others. The Committee reviews recommendations, evaluates biographical information and considers background checks and material relating to potential candidates and, as appropriate, interviews selected candidates. A candidate may meet with our management as appropriate. These candidates may be evaluated at meetings of the Committee and may be considered at any point during the year.
Corporate Governance Guidelines:
Director Selection
At this time, neither the Board nor the Committee has established any minimum qualifications or skills for directors, however they will apply the criteria set forth in our Corporate Governance Guidelines.
Several criteria are considered by the Committe and the Board when evaluating candidates for director, including a nominee’s:
•	Judgment
•	Diversity
•	Personal integrity
•	Skills
•	Actual or potential conflicts of interest
•	Knowledge of our business and industry
•	Independence
•	Background and experience
•	Experience in various geographies
•	Other board commitments
•	Risk oversight experience and strategy
•	Ability to address the needs of the Board
and its committees
•	Financial literacy and expertise
•	Ability to devote time and attention to the
Board and its committees

10 | 2026 Proxy Statement

There are no specific criteria or weights that the Committee uses to evaluate potential nominees, and not every criterion may be relevant or required for a given nominee. We think that the directors should have a range of backgrounds and qualifications that enable the Board to perform its duties. The Board values diversity and has included diversity as a consideration for director candidates in our Corporate Governance Guidelines.
Upon recommendation of the Committee, the Board has nominated the four director nominees identified below for election as Class II directors at the Annual Meeting for a one-year term. The director nominees set forth below have consented to being named in this Proxy Statement as nominees and have agreed to serve as directors if elected. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.
Stockholder Recommendations & Nominations of Director Candidates
The Committee utilizes a variety of methods to identify and evaluate director nominees, including nominees recommended by stockholders. Our Bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee’s policy is to consider stockholder nominations using the same process and criteria as all other director candidates. In evaluating all director nominations, the Committee seeks to balance an individual’s knowledge, experience, capabilities, and compliance with the membership criteria established by our Corporate Governance Guidelines and the Committee.
Our Bylaws also provide for proxy access stockholder nominations of director candidates by eligible stockholders. Appropriately nominated proxy access candidates will be included in the Company’s proxy statement and ballot. A stockholder who wishes to formally nominate a candidate, whether for inclusion in our proxy statement or not, must follow the procedures described in our bylaws, which are summarized in this Proxy Statement under the heading “Stockholder Proposals for the 2027 Annual Meeting.”
A stockholder who wishes to suggest a director candidate for consideration should send the candidate’s name and qualifications to our Corporate Secretary using the contact information that can be found in this Proxy Statement under the heading “Communications to the Board.”
Board Composition
Our Board is comprised of active and engaged experts in fields related to EPAM’s business, from a variety of professional backgrounds. Moreover, our Board believes that a diverse representation of characteristics broadens our Board’s views on issues that matter to our people, customers, and other stakeholders.
The table below summarizes the key qualifications, skills, and attributes in up to five areas of focused expertise that each director possesses. Many of our directors have more than five of these qualifications, however. The table below also summarizes the diversity and experience of our Board. Our Board and the Committee believe that the overall mix of professional qualifications, diverse backgrounds and viewpoints, and experience of our directors fosters effective oversight of the business and its management.
In addition to these varied qualifications and expertise areas, our Board believes every member should possess high integrity, an understanding of our business, and a commitment to EPAM’s principles and creation of stockholder value.

11 | 2026 Proxy Statement

Key Qualifications	Dobkin	Mayoras	Aguirre	Fejes	McMahon	Robb	Roman	Segert	Shan	Smart	Vargo
Financial		✔			✔		✔	✔	✔		✔
Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Global Business	✔		✔	✔	✔	✔	✔		✔	✔	✔
Human Capital	✔	✔						✔		✔
Technology & Innovation	✔	✔	✔	✔	✔	✔	✔	✔
Mergers & Aquisitions	✔			✔			✔	✔	✔		✔
Sales & Marketing		✔	✔	✔		✔			✔
Public Company Board			✔			✔				✔	✔

Board Diversity & Experience	Dobkin	Mayoras	Aguirre	Fejes	McMahon	Robb	Roman	Segert	Shan	Smart	Vargo
Gender	Male	Male	Female	Male	Female	Male	Male	Male	Female	Female	Male
Ethnic & Geographic Information	Born outside US			Born outside US		Born outside US	Born outside US		Asian
Tenure (Years)	23	13	3	<1	3	22	6	14	7	10	14

Key Qualification Definitions
Financial	Experience with complex financial management, financial reporting, and strategic capital allocation
Leadership	Demonstrated executive leadership, including delivering operating results and long-term growth
Global Business	Experience in business enterprises in global markets, including understanding geopolitical, cultural, operational, regulatory, and other relevant aspects
Human Capital
Experience ensuring the organization has the talent (human capital) that it needs to deliver on its stated mission and outcomes by defining the talent needs, creating an inclusive and values-driven culture, and creating a value proposition to attract, develop and retain talent in competitive markets

Technology & Innovation	Experience in relevant technology; understanding of technology trends; ability to anticipate and plan for new business models
Mergers & Aquisitions	Experience leading inorganic growth through acquisitions, including understanding of valuation, synergy planning, and operational integration execution
Sales & Marketing	Experience growing sales, branding, and developing market awareness
Public Company Board	Current or recent service as a member of a public company board of directors (other than EPAM)

12 | 2026 Proxy Statement

Our Board includes directors that have served a range of tenures to allow for institutional knowledge and continuity, balanced with diversity and refreshed perspectives. The graphics below summarizes the age, tenure, other characteristics, and committee leadership of the Board.

Biographical information concerning the nominees and the current directors of the Board whose terms will continue after the Annual Meeting appears below. Ages are as of April 6, 2026.

					Board Committees
Name	Age	Position	Director Since	Class	AC*	NGC*	CC*	Term Ends
Arkadiy Dobkin	65	Executive Chair and Chair of the Board	2002	III				2027
Richard Michael Mayoras	63	Lead Independent Director	2013	I		Member		2028
DeAnne Aguirre	65	Independent Director	2023	III	Member		Member	2027
Balazs Fejes	50	President, CEO and Director	2025	II				2026
Chandra McMahon	59	Independent Director	2023	III	Member	Member		2027
Karl Robb	63	Independent Director	2004	I				2028
Eugene Roman	68	Independent Director	2020	II	Member		Member	2026
Robert E. Segert	57	Independent Director	2012	III			Member	2027
Helen Shan	58	Independent Director	2018	I	Chair		Member	2028
Jill Smart	66	Independent Director	2016	II		Member	Chair	2026
Ronald Vargo	72	Independent Director	2012	II	Member	Chair		2026

*AC = Audit Committee; NGC = Nominating and Corporate Governance Committee; CC = Compensation Committee

13 | 2026 Proxy Statement

Director Nominees
Class II Directors with Terms Expiring at the Annual Meeting in 2026
The Board nominees possess specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such persons should serve as directors of EPAM, in light of our business and structure.

Balazs Fejes Age: 51 Director Since: 2025 Birthplace: Hungary Key Qualifications: Leadership, Global Business, Technology & Innovation, Mergers & Acquisitions, Sales & Marketing
Our Board believes Mr. Fejes is qualified to serve as a director based on 20-plus years with EPAM in increasingly senior roles in client engagement, sales, business operations, and delivery and his prior experience as an information technology professional and founder, which gives him the ability to provide valuable understanding of operational, management, and strategic issues as well as industry developments.

Career Highlights
EPAM Systems, Inc.
•
President of Global Business and
Chief Revenue Officer (2021 – 2025)
•
EVP, Co-Head of Global Business
(2015 – 2021)
•
SVP, Global Head of Banking and
Financial Services (2012 – 2015)
•
Chief Technology Officer (2004 – 2012)
Fathom Technology Kft.
•
Co-Founder and Chief Technology
Officer (2001 – 2004)
Board Roles & Committees None Other Public Company Boards None

14 | 2026 Proxy Statement

Eugene Roman Age: 68 Director Since: 2020 Birthplace: Canada Independent Director Key Qualifications: Financial, Leadership, Global Business, Technology & Innovation, Mergers & Aquisitions
Our Board believes that Mr. Roman’s more than 35 years of experience as an information technology and telecommunications executive in the retail and business services industries and his financial background provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding technology, financial, and strategic issues.

Career Highlights
Design AI Ltd.
•
Principal (2019 – Present)
Metrolinx
•
Chief Information Officer
(2020-2021)
Canadian Tire Corporation
•
Executive Vice President
(2012 – 2018)
Nortel Networks Corporation,
Bell Canada Enterprises Inc., and
Open Text Corporation
•
Progressively senior business and technology roles

Board Roles & Committees
•
Member – Audit Committee and Cybersecurity Subcommittee
•
Member – Compensation Committee
Select Professional &
Community Contributions
•
Lakeland Holding Ltd. – Director
•
MetricAid, Ltd. – Director
Other Public Company Boards
None

Jill Smart Age: 66 Director Since: 2016 Birthplace: USA Independent Director Key Qualifications: Leadership, Global Business, Human Capital, Public Company Board
Our Board believes Ms. Smart’s industry experience, more than 20 years of consulting experience, and more than 20 years of human resources leadership experience, enable her to provide valuable insight to the Board regarding human capital, executive compensation, and strategy.

Career Highlights
National Academy of Human Resources
•
President Emeritus (2023 – 2024)
•
President (2015 – 2023)
JBSmart Consulting, LLC
•
Founder and CEO (2021 – Present)
Accenture
•
Chief Human Resources Officer
(2004-2014)
•
Various positions of increasing authority (1981 – 2004)
Board Roles & Committees
•
Chair – Compensation Committee
•
Member – Nominating and Corporate Governance Committee

Select Professional &
Community Contributions
•
AlixPartners – Director
•
Cerity Partners – Advisory Board Member
•
Certree – Advisory Board Member
•
Goodman Theater – Trustee
Other Public Company Boards
•
Past Five Years - HireRight Holdings Corporation and World Kinect Corporation

15 | 2026 Proxy Statement

Ronald Vargo Age: 72 Director Since: 2012 Birthplace: USA Independent Director Key Qualifications: Financial, Leadership, Global Business, Mergers & Acquisitions, Public Company Board
Our Board believes Mr. Vargo’s 30-plus years of experience as a financial and business executive, and his experience serving as a member of the board of directors of other public companies, provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding strategic, financial, compliance and investor relations issues.

Career Highlights
ICF International, Inc.
•
Executive Vice President and CFO
(2010 – 2011)
Electronic Data Systems Corporation
•
Executive Vice President and CFO
(2006 – 2008)
•
Vice President and Treasurer
(2004 – 2006)
TRW, Inc.
•
Vice President (1991 – 2003)
•
Investor Relations and Treasurer
(1991 – 1994, 1999 – 2002)
•
Strategic Planning and Business Development (1999 – 2002)
Board Roles & Committees • Chair – Nominating and Corporate Governance Committee • Member – Audit Committee Other Public Company Boards • Current – Enersys • Past Five Years – Ferro Corporation

Continuing Directors
Class III with Terms Expiring at the Annual Meeting in 2027

DeAnne Aguirre Age: 65 Director Since: 2023 Birthplace: USA Independent Director Key Qualifications: Leadership, Global Business, Technology & Innovation, Sales & Marketing, Public Company Board
Our board believes Ms. Aguirre is qualified to serve as a director based on more than 30 years of experience in leadership roles in the global strategy and technology consulting industry along with her experience as a member of both public and private company boards and their committees.

Career Highlights
PricewaterhouseCoopers
•
Managing Partner (2015 – 2020)
 •
North America Strategy Business
 •
Health Strategy Business
 •
Global Leader – Katzenbach Center
Booz Allen & Hamilton, Inc./
Booz & Co.
•
Global and Regional Leadership Positions (1996 – 2015)
 •
Global Co-Leader – Organization & Strategic Leadership Business
 •
Technology Leader – Southern Cone
 •
Global Chief Human Resources Officer

Board Roles & Committees
•
Member – Audit Committee
•
Member – Compensation Committee
Select Professional &
Community Contributions
•
Cisive – Director
Other Public Company Boards
•
Hercules Capital, Inc.

16 | 2026 Proxy Statement

Arkadiy Dobkin Age: 65 Director Since: 2002 Birthplace: Belarus Key Qualifications: Leadership, Global Business, Human Capital, Technology & Innovation, Mergers & Acquisitions
Our Board believes Mr. Dobkin’s experience as an IT professional and executive in the IT services industry coupled with his in-depth understanding of our global delivery model provide him with the necessary skills to serve as a member of our Board and will enable him to provide valuable insight to the Board and our management team regarding operational, strategic and management issues as well as general industry trends.

Career Highlights EPAM Systems, Inc. • Co-Founder (1993 – Present) • Chair and CEO (2002 – 2025) • Executive Chair (2025 - Present) Board Roles & Committees • Chair of the Board
Select Professional &
Community Contributions
•
GLOBSEC Tatra Summit Business Leadership Award, 2021
•
Ernst & Young World Entrepreneur of the Year Academy (Inducted 2015)
Other Public Company Boards
None

Chandra McMahon Age: 59 Director Since: 2023 Birthplace: USA Independent Director Key Qualifications: Financial, Leadership, Global Business, Technology & Innovation
Our Board believes Ms. McMahon is qualified to serve as a director based on her breadth of experience in cybersecurity, information technology solutions, and enterprise resiliency and her executive leadership roles in the health, telecommunications, and defense industries, which enable her to provide valuable insight to the Board regarding information security and business strategy issues.

Career Highlights
CVS Health
•
Senior Vice President and Chief Information Security Officer
(2020 – 2024)
Verizon Communications
•
Senior Vice President and Chief Information Security Officer
(2015 – 2020)
Lockheed Martin
•
Vice President and Chief Information Security Officer
•
Vice President of Commercial Markets
•
President of Corporate Properties
Board Roles & Committees • Member – Audit Committee and Cybersecurity Subcommittee • Member – Nominating and Corporate Governance Committee Other Public Company Boards None

17 | 2026 Proxy Statement

Robert E. Segert Age: 57 Director Since: 2012 Birthplace: USA Independent Director Key Qualifications: Financial, Leadership, Human Capital, Technology & Innovation, Mergers & Acquisitions
Our Board believes Mr. Segert’s 20-plus years of experience as an executive in the software, business services, and consulting industry provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding financial and investor relations issues.

Career Highlights
athenahealth, Inc.
•
Chairman and CEO (2019 – Present)
Virence Health Technologies
•
Chairman and CEO (2018 – 2019)
Aspect Software
•
Executive Chairman (2016 – 2018)
Expert Global Solutions, Inc.
•
President and CEO (2014 – 2016)
GXS Worldwide, Inc.
•
President and CEO (2008 – 2014)
Board Roles & Committees • Member – Compensation Committee Other Public Company Boards None

Class I with Terms Expiring at the Annual Meeting in 2028

Richard Michael Mayoras Age: 63 Director Since: 2013 Birthplace: USA Independent Director Key Qualifications: Financial, Leadership, Human Capital, Technology & Innovation, Sales & Marketing
Our Board believes that Mr. Mayoras is qualified to serve as a director based on his prior executive leadership roles in the IT services industry and his experience and prior service as a member of the boards of directors of technology companies, which enable him to provide valuable insight to the Board regarding financial and business strategy issues.

Career Highlights
OnSolve, LLC
•
Executive Chairman (2018 – 2024)
RedPrairie Corporation
•
President and CEO (2007 – 2013)
•
Various executive roles (2004 – 2007)
DigiTerra, Inc.
•
President (2001 – 2004)

Board Roles & Committees
•
Lead Independent Director
•
Member – Nominating and Corporate Governance Committee
Select Professional &
Community Contributions
•
Softeon Inc. – Director
•
Momentive Software, Inc. – Executive Chair
Other Public Company Boards
None

18 | 2026 Proxy Statement

Karl Robb Age: 63 Director Since: 2004 Birthplace: United Kingdom Independent Director Key Qualifications: Leadership, Global Business, Technology & Innovation, Sales & Marketing, Public Company Board
Our Board believes that Mr. Robb’s extensive experience in and knowledge of the IT services industry in North America and Europe, as well as his experience starting two software companies and his extensive service and responsibilities at EPAM prior to his retirement, provide him with the necessary skills to serve as a member of our Board.
Our Board also believes this background enables Mr. Robb to provide valuable insight to the Board regarding strategy, business development, sales, operational and management issues, and general industry trends.

	Career Highlights EPAM Systems, Inc. • Executive Vice President and President of EU Operations (2004 – 2015) Fathom Technology Kft. • CEO and Founder (2001 – 2004) Board Roles & Committees None	Select Professional & Community Contributions • Ajax Systems – Director • Spectral IP, Inc. – Director • Noventiq Holdings plc – Chairman Other Public Company Boards • Noventiq Holdings plc

Helen Shan Age: 58 Director Since: 2018 Birthplace: USA Independent Director Key Qualifications: Financial, Leadership, Global Business, Mergers & Aquisitions, Sales & Marketing
Our Board believes Ms. Shan’s financial management expertise, as well as her previous experience in global strategy development and execution, provide her with the necessary skills to serve as a member of our Board and enable her to contribute valuable insight regarding financial and strategic business issues.

Career Highlights
FactSet Research Systems
•
Executive Vice President and Chief Financial Officer (2018 – 2021; 2024 - Present)
•
Executive Vice President and Chief Revenue Officer (2021 – 2024)
Mercer
•
Chief Financial Officer (2014 – 2018)
Marsh & McLennan Companies
•
Vice President and Treasurer
(2013 – 2014)

Board Roles & Committees
•
Chair – Audit Committee
•
Member – Compensation Committee
Select Professional &
Community Contributions
•
S.C. Johnson College of Business, Cornell University – Member of Johnson Advisory Council
Other Public Company Boards
None

19 | 2026 Proxy Statement

Proposal 1: Election of Directors
We are soliciting proxies in favor of the election of the four director nominees identified below. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the director nominees named below to serve for a one-year term expiring at the 2027 annual meeting of stockholders.
If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy or the Board may reduce its size. As of the date of this Proxy Statement, the Board has no reason to believe that any person named below will be unable or unwilling to serve as a nominee or as a director, if elected.
Directors
Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Balazs Fejes, Eugene Roman, Jill Smart, and Ronald Vargo for election as Class II directors at the Annual Meeting.
Each of these directors will hold office until the annual meeting of stockholders in 2027, or until their respective successors have been elected and qualified, subject to their earlier resignation, death, or removal. The director nominees have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected.
Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.
Vote Required
Directors are elected by a majority of the votes of the shares of our Common Stock cast with respect to that nominee's election at the Annual Meeting if a quorum is present.
As prescribed by our Bylaws, in the event that one or more Directors does not receive a majority of votes cast FOR his or her election at the Annual Meeting, each such director shall immediately tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board shall act, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision by releasing a press release and filing appropriate disclosure with the SEC within 90 days following certification of the election results.
Recommendation
The Board recommends a vote FOR each of the director nominees as Class II directors.

20 | 2026 Proxy Statement

Corporate Governance
A Letter from the Nominating and Corporate Governance Committee
2025 marked a year when EPAM took significant steps to fortify our corporate governance framework, engaging with and listening to our stockholders to improve the alignment of our collective interests. Based on feedback from our stockholders, including our maturing stockholder engagement program and voting results, in 2025 the Nominating and Corporate Governance Committee oversaw both declassification of our Board and elimination of supermajority voting requirements in our Certificate of Incorporation and Bylaws.
At the 2025 annual meeting, you overwhelmingly voted for our proposals to eliminate supermajority voting from our Certificate of Incorporation over a stockholder proposal seeking a similar change. Thank you for your support. The majority voting standard that you approved becomes immediately relevant at this year’s Annual Meeting. We are again asking for a majority of you to vote to amend our Certificate of Incorporation to enable adoption of a right for stockholders to call a special meeting, again over a competing stockholder proposal. Specifically, we are asking for your vote on a proposal to provide our stockholders with the right to request a special meeting of stockholders if an aggregate of 25% of the stockholders so wish, and subject to certain procedural and information requirements. The competing stockholder proposal seeks a similar right, but at a 10% threshold, which is substantially lower than the predominate corporate governance practices indicate, and risks increased spending on meetings to address issues that are potentially relevant to only a select few stockholders. Our reasons for supporting our 25% special meeting threshold can be found in Proposal 2 on page 26 of this Proxy Statement while our statement opposing the competing stockholder proposal can be found on page 87 of this Proxy Statement.
We have a robust stockholder engagement program because engaging with, listening to, and considering the opinions of our investors enhances the long-term success of EPAM. In addition to seeking the views of our stockholders on the proposals in this Proxy Statement, the Committee also welcomed the opportunity to discuss the extensive and wide-ranging expertise of our Board members, including the four Directors nominated for election at this meeting. Balazs Fejes, our President and CEO, was appointed in September 2025 as part of a deliberate and intensive succession planning process, and is up for election as a director of EPAM. In addition, Eugene Roman, Jill Smart, and Ronald Vargo are all also nominated for election at the Annual Meeting and bring a wealth of experience in AI, cybersecurity, human capital, financial, and global business leadership to our boardroom. More information about the directors standing for election this year can be found starting on page 12 of this Proxy Statement.
The Committee annually evaluates the Board formally and informally and, in making decisions on the Board’s membership, gauges the Board, its committees, and its members’ understanding of board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture; and other relevant topics and skills. We also use the evaluation process to assess the effectiveness of our director education program so we can build engagement and provide interesting programs each year. The formal evaluation process, designed to continually assess Board effectiveness, focuses on our annual written assessment so that we can consistently compare results from year to year. In addition to the formal evaluations, we also conduct individual interviews and group discussions with and among the Committee from time to time, which permits an opportunity to develop context and explore specific areas of feedback.
As always, we value the input of our stockholders and encourage you to communicate thoughts or concerns with us. See page 24 of this Proxy Statement for information on how stockholders can communicate with directors.
The Nominating and Corporate Governance Committee
•	Ronald Vargo, Chair
•	Richard Michael Mayoras
•	Chandra McMahon
•	Jill Smart

21 | 2026 Proxy Statement

Corporate Governance Practices
Our corporate governance practices cultivate and support our long-term organizational achievements. Our Board brings a mix of backgrounds, experience, and other factors that are essential to strong oversight. The Board is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies. The Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals.
CORPORATE GOVERNANCE HIGHLIGHTS
•	Nine of the Board’s 11 directors are independent
•	The Board annually elects a Lead Independent Director
•	Each of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees consist of only independent directors
•	The independent directors regularly schedule and hold executive sessions
•	The Nominating and Corporate Governance Committee conducts annual Board and committee evaluations
•	The “Say-On-Pay” advisory vote is conducted annually
•	Our bylaws provide for majority voting with a resignation policy for directors in uncontested elections and provide proxy access rights for stockholders
•	We do not have a shareholder rights, or “poison pill,” plan
•
Our stock ownership guidelines are applicable to both executives and directors and include a mandatory holding of 100% of net shares for our CEO and non-employee directors and 50% of net shares for all other executive officers, until compliance is met

•	We have eliminated all supermajority voting provisions from our Certificate of Incorporation and Bylaws
•	We are phasing in declassification of our Board through 2028
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.
As a result of the Board’s succession planning, Balazs Fejes became EPAM’s President and CEO and Arkadiy Dobkin assumed the role of Executive Chair, both effective as of September 1, 2025. This planned leadership transition separated the roles of Chair and CEO, which were previously both held by our co-founder, Mr. Dobkin. Consistent with its belief that it is important to retain flexibility to allocate the responsibilities of the Chair and the CEO in a way that is in EPAM’s best interests at a given point in time, the Board views the separation of the roles as the optimal structure for EPAM’s current needs because it provides the Board with the leadership of a highly experienced director while allowing our CEO to focus on executing EPAM’s strategy and long-term business goals. The Nominating and Corporate Governance Committee and the Board will continue to reevaluate EPAM’s leadership structure regularly.
The Board believes that Mr. Dobkin is best suited to serve as Executive Chair because, as our co-founder, he is the director most familiar with our business and industry and can lead the Board in identifying and prioritizing our strategies and initiatives. Further maintaining continuity in Board leadership, the Board re-elected independent director Richard Michael Mayoras as Lead Independent Director for 2025. The Board first appointed Mr. Mayoras as Lead Independent Director in 2024. The Lead Independent Director Charter establishes a defined set of responsibilities, including Board leadership, ensuring the Board functions independently of management and other non-independent directors, presiding over executive sessions of independent directors, liaising with the Executive Chair, and facilitating distribution of information to the Board and its committees. Annually, the Nominating and Corporate Governance Committee recommends to the Board a candidate to fill this position, selected from among the independent members of the Board. The Board considers this recommendation and elects the Lead Independent Director.
We believe this current leadership structure is effective. Our independent directors, Executive Chair, and CEO and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside EPAM and both from within and outside our industry.

22 | 2026 Proxy Statement

Director Independence
Director independence is a key component of our governance standards, enabling the Board to be objective in fulfilling its responsibilities.
Our Board has determined that, except for our Executive Chair, Arkadiy Dobkin, and our CEO, Balazs Fejes, all directors are independent in accordance with the listing standards of NYSE and the applicable rules and regulations of the SEC. In making its determinations about the independence of each Board member, the Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and EPAM and its subsidiaries and affiliates. See “Certain Relationships and Related Transactions and Director Independence.” There are no family relationships among any of our executive officers, directors, or nominees for director.
Only independent directors serve on EPAM’s committees. The compensation consultant retained by the Compensation Committee is independent of the Company and management. At each regular meeting of the Board and each Committee, time is allocated for executive session, in which the Board or the committee meets without management present.
Risk Oversight
The Board is responsible for oversight of EPAM’s risk management practices while management is responsible for the day-to-day risk management processes. The Board receives and provides regular feedback through periodic reports from management regarding the most significant risks we face and also receives reports from its committees on specific risk areas at each quarterly meeting. We believe this risk oversight structure complements our current Board leadership structure of having an Executive Chair and a Lead Independent Director and each of the committees of the Board being comprised solely of independent directors.
The Board exercises its oversight directly over areas of strategic importance not specifically delegated to a committee. The Board has responsibility for overseeing our enterprise risk management (ERM) program and exercises this oversight responsibility by assigning specific areas of responsibility to committees based on areas of expertise and charter scope, and receiving regular briefings and information from management and other experts on the types of risks we face. The Board and the committees assess whether management has appropriate risk management frameworks and whether the developed frameworks are operating effectively. Our robust ERM program involves a cross-
functional team to identify and prioritize the mitigation of risks facing the Company and is also supported by the regular work of our internal audit, compliance, and legal functions at EPAM. In addition, the Board, the committees and management regularly engage on issues of strategic importance which include interrelated risks. With this oversight framework, our management team has built and continuously improves our culture of risk awareness so EPAM operates at an appropriate level of risk when executing our business objectives.
The specific areas of risk oversight for which the Board and each committee are responsible are summarized in this graphic:

23 | 2026 Proxy Statement

The additional responsibilities of the Board’s Committees, the members of each committee and the number of meetings held in 2025, and additional information about the charter of each committee can be found later in this Proxy Statement under the heading “Committees of the Board.”
Succession Planning
As set out in our Corporate Governance Guidelines, one of the primary responsibilities of the Board is to plan for CEO succession and monitor management’s succession planning for other senior executives. The Compensation Committee is responsible for periodically reviewing our management succession planning and reporting to the Board on our succession planning including procedures and recommendations of successors in the event of an unexpected emergency or incapacitation.
Balazs Fejes assumed the role of CEO and joined the Board as the result of a deliberate and thoughtful succession planning process. Mr. Fejes is an exceptional leader who brings deep expertise across EPAM’s businesses, having served in a number of key management roles, including as President of Global Business and Chief Revenue Officer, Executive Vice President and Co-Head of Global Business, Senior Vice President and Global Head of Banking and Financial Services, and as Chief Technology Officer.
The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession, as well as short-term plans in the event needed for emergency or other contingencies. To facilitate this, succession planning is a regular item on the Board and Compensation Committee agendas throughout the year. Effective succession planning is important to our long-term success, and the Board and our executive team is focused on development of internal talent and succession planning. The Board has the opportunity to meet with senior management of various levels and functions within EPAM throughout the year, both through formal Board meetings and events and informal opportunities. This allows our Board members to better understand the longer-term succession planning goals and development of management for future growth.
Board Meetings
The Board held 10 meetings in 2025. Each of our directors attended at least 75% of the total number of all meetings of the Board and committees on which the director served that were held during 2025.
Directors are expected to attend the meetings of the Board and of any committees on which the director serves and are encouraged, but not required, to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2025.
Communications to the Board
Stockholders and other interested parties may communicate directly with our Lead Independent Director or our independent directors as a group by sending a written communication in an envelope addressed to: Board of Directors, Attention: Lead Independent Director, c/o Chief Legal Officer and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.
Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Chief Legal Officer and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.
Our Audit Committee has established an anonymous, confidential process for communicating complaints regarding accounting or auditing matters or other matters that may violate EPAM’s Code of Ethical Conduct. In order to submit a complaint, you may call our hotline at the dedicated local phone number found at ethics.epam.com (+1 866 786-9137 in the U.S.) or submit a written report at the EthicsLine webpage at ethics.epam.com. Any such complaints received or submitted are reviewed with the Audit Committee in accordance with a standard escalation protocol to take such action as may be appropriate.

24 | 2026 Proxy Statement

Stockholder Engagement
We continue to believe that engagement with both active and passive stockholders remains an important component of EPAM’s long-term value proposition. Building upon the launch of our Stockholder Outreach Program in 2024, we advanced this program in 2025, continuing to engage with several stewardship teams to provide an update of what we have been focusing on throughout the year, including EPAM’s corporate governance, along with actions we have taken over the past year, our CEO succession, executive compensation, and the Board’s oversight of management.
We will continue this annual outreach program as part of our ongoing efforts to gather feedback and incorporate stockholder perspectives into our governance decisions and practices.

Engagement Approach
We remain highly engaged across the investment community. We interact through multiple channels which include quarterly earnings calls, video conferences, live meetings, virtual calls, investor conferences, and other marketing events. Through our active and collective engagement across channels, we continuously seek input from our stockholders about corporate governance topics as well as our overall business strategy.
Similar to last year Stockholder Outreach Program this year was led by the Chair of our Nominating and Corporate Governance Committee, Ronald Vargo, and by Helen Shan, Chair of the Audit Committee. Ms. Shan also serves as a member of the Compensation Committee and Mr. Vargo is also a member of the Audit Committee. Accompanying our Board members in each discussion were Edward Rockwell, our Chief Legal Officer and Corporate Secretary, and Mike Rowshandel, Head of Investor Relations.

25 | 2026 Proxy Statement

Proposal 2: Approval of the Special Meeting Charter Amendment
Background of the Special Meeting Charter Amendment
Article 7 of our Certificate of Incorporation does not currently permit our stockholders to call special meetings of stockholders, instead reserving that right to our Board. We received a stockholder proposal requesting that EPAM adopt the ability for stockholders holding 10% or more of the outstanding shares of Common Stock to call special meetings of stockholders (Proposal 7).
After considering the stockholder proposal and as part of our continuing progress to enhance our corporate governance practices, the Board has, upon the recommendation of the Nominating and Corporate Governance Committee, approved and declared advisable and in the best interests of the Company, and recommends that our stockholders adopt, an amendment to Article 7 of our Certificate of Incorporation that would enable the adoption of stockholders’ right to call special meetings (the “Special Meeting Charter Amendment”). The full text of the Certificate of Incorporation, marked to show the additions and deletions that will be made to implement the Special Meeting Charter Amendment and assuming approval of this Proposal 2 and rejection of Proposal 7, is set forth in Appendix D to this Proxy Statement.
Contingent upon the approval and adoption of the Special Meeting Charter Amendment, the Board will adopt amendments to our Bylaws (the “Special Meeting Bylaws Amendment”) to give stockholders who own 25% or more of the voting power of our outstanding shares of capital stock entitled to vote, the ability to request that our Corporate Secretary call a special meeting of stockholders, so long as they comply with the requirements set forth in the Special Meeting Bylaws Amendment, as set forth in Appendix E to this Proxy Statement.
Reasons for and Effect of the Special Meeting Amendment
Our stockholders do not have the right to request that EPAM call a special meeting of stockholders. That right is currently reserved for the Board, but we recognize that providing stockholders with the right to call a special meeting would reinforce the Board’s accountability to stockholders and demonstrate the Board’s commitment to continued strong corporate governance practices. The Board and the Nominating and Corporate Governance Committee considered reasons for and against providing stockholders with the right to request a special meeting, stockholder feedback, trends and market practices in corporate governance among other members of the S&P 500, and the stockholder proposal regarding special meeting rights, which our Board recommends voting against, as further detailed under the heading “Board’s Recommendation and Statement In Response to Stockholder Proposal” in Proposal 7 (page 87).
The Board believes that the proposed Special Meeting Charter Amendment, together with the anticipated Special Meeting Bylaws Amendment, enhances stockholder rights while protecting the long-term interests of both EPAM and its stockholders. While the stockholder proposal requests that stockholders who own 10% or more of the outstanding shares of common stock have the right to call special meetings, the Board believes that it is in the best interest of the Company to require stockholders to own at least 25% of the voting power of our outstanding capital stock entitled to vote. The Board believes that this threshold prevents the risk that a small number of stockholders could call special meetings without the support of a meaningful portion of our stockholders and yet impose substantial costs for EPAM and distraction for management and stockholders alike. Special meetings involve significant time and expense for the Board, our management and our stockholders, and the proposed 25% threshold would prevent the need to convene a special meeting for unduly narrow issues, and instead would ensure that special meetings are called for matters deemed critical by a substantial portion of our stockholders. The Board’s more fulsome response to the stockholder proposal can be found in Proposal 7, beginning on page 87.

26 | 2026 Proxy Statement

The Special Meeting Bylaws Amendment requires stockholders seeking to exercise the right to request that EPAM call a special meeting to satisfy certain information, procedural and other requirements set forth therein, including the following:
•
Stockholders who own at least 25% of the voting power of the outstanding shares of capital stock of the Company entitled to vote at the special meeting may request that the Secretary call a special meeting of stockholders. (Section 2.03(a));

•	Only the possession of both the full voting and investment rights and the full economic interest for the shares counts as relevant ownership. (Section 2.03(b));
•
Stockholders requesting a special meeting must furnish, among other items, information that is the same as would be required when stockholders seek to nominate a candidate for director or propose other business to be brought before a meeting of stockholders under the Bylaws. (Section 2.03(b));

•
The Company will not be required to call a special meeting of stockholders if the special meeting request (i) does not comply with the Bylaws related to special meetings; (ii) relates to an item of business that is not a proper matter for stockholder action under Delaware corporate law; (iii) is received during specified time periods; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act. (Article 2, Section 2.03(c)).

The Board believes these requirements are comparable to those commonly adopted by other similarly situated companies and are important to avoid inappropriate, duplicative and/or unnecessary special meetings.
In light of these considerations, the Board has, upon the recommendation of the Nominating and Corporate Governance Committee, approved and declared advisable and in the best interests of the Company, and recommends that our stockholders adopt, the Special Meeting Charter Amendment. Contingent upon the approval and adoption of the Special Meeting Charter Amendment, the Board will adopt the Special Meeting Bylaws Amendment.
The above descriptions of the Special Meeting Charter Amendment and the Special Meeting Bylaws Amendment are qualified in their entirety by the actual text of the Certificate of Incorporation and the Bylaws as amended in anticipation of approval of this Proposal 2, which are set forth in Appendix D and in Appendix E, respectively, with deletions indicated by strikeouts, additions indicated by underlining, and which also assumes rejection of Proposal 7.
Vote Required
The approval of this Special Meeting Charter Amendment requires the affirmative vote of the holders of not less than a majority of the total voting power of all the outstanding securities of the Company entitled to vote generally in the election of directors.
If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State an amended and restated certificate of incorporation that includes the amendments corresponding to this proposal, which will become effective upon filing, and our Board will adopt the Special Meeting Bylaws Amendment.
This Proposal 2 is independent of any other proposal in this Proxy Statement and the approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the Special Meeting Charter Amendment and the Special Meeting Bylaws Amendment and not implement them at any time before they become effective.

27 | 2026 Proxy Statement

Code of Ethical Conduct & Corporate Governance Guidelines
EPAM has a Code of Ethical Conduct that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Chief Compliance Officer is responsible for maintaining an effective ethics and compliance program and provides updates to our ethics and compliance programs to the Nominating and Corporate Governance Committee and the Board. The foundational principles in our Code of Ethical Conduct and our core values mean that we strive for excellence and do the right things in the right way by:

Respect, value and support people
Behave with integrity in all communications, records and business activities
Protect and enhance EPAM’s information and assets
Comply with laws

The Code of Ethical Conduct is approved and reviewed annually by the Board. Any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from a provision of the Code of Ethical Conduct for directors and officers must be approved by the Board and will be promptly disclosed to our stockholders.
The Board has also adopted Corporate Governance Guidelines in accordance with NYSE corporate governance rules that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including:
•	The size and composition of the Board;
•	Board membership criteria and director qualifications;
•	Board diversity;
•	director responsibilities;
•	director overboarding;
•	Board agendas;
•	roles of the Chair and Lead Independent Director;
•	meetings of independent directors;
•	committee responsibilities and assignments;
•	Board member access to management and independent advisors;
•	director communications with third parties;
•	director compensation;
•	director orientation and continuing education; and
•	evaluation and succession planning for senior management.
Our Code of Ethical Conduct and our Corporate Governance Guidelines are publicly available through the “Investor Relations – Leadership & Governance” section of our website at http://investors.epam.com/leadership-and-governance.

28 | 2026 Proxy Statement

Committees of the Board
The Board assigns responsibilities to committees in order to focus on certain issues in detail. The committees report their progress and results of their meetings to the Board and make recommendations to the Board when appropriate. The Board currently has three standing committees – an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of our committees operates under a charter that has been approved by our Board and which is reviewed annually. We post the charters on the “Investor Relations – Leadership & Governance” section of our website at http://investors.epam.com/investors/leadership-and-governance.
The primary responsibilities of each of our committees, as well as the current composition of our committees and the number of committee meetings held during 2025, are described below:

Audit Committee MEMBERS • Helen Shan (Chair) • DeAnne Aguirre • Chandra McMahon • Eugene Roman • Ronald Vargo MEETINGS IN 2025 8
The primary responsibilities of our Audit Committee include:
•
appoint, compensate, retain and oversee our independent auditor;
•
pre-approve the independent auditor’s audit and non-audit services rendered, and recognize and prevent prohibited non-audit services;
•
review the proposed scope and results of the audit;
•
review, in conjunction with the Chief Executive Officer and Chief Financial Officer of our Company, disclosure controls and procedures and internal control over financial reporting with the independent auditor and our financial and accounting staff;
•
establish procedures for complaints received by us regarding accounting, internal control over financial reporting, or auditing matters;
•
oversee internal audit functions;
•
prepare the report of the Audit Committee that SEC rules require to be included in our annual proxy statement; and
•
review our policies and practices with respect to risk assessment and risk management, including discussing with management our major financial risk exposures and the steps taken to monitor and control such exposures.
The Audit Committee currently consists exclusively of directors who are financially literate, and each of Ms. Aguirre, Ms. Shan, Mr. Roman, and Mr. Vargo is considered an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. Ms. McMahon and Mr. Roman both have extensive experience in the information technology and information security industries and make up the Cybersecurity Subcommittee of the Audit Committee which is solely focused on EPAM’s cybersecurity and information security, including risk monitoring, assessment, and management systems and policies. The Board has determined that each of the current members of the Audit Committee is an “independent director” within the meaning of the applicable NYSE rules and as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

29 | 2026 Proxy Statement

Compensation Committee MEMBERS • Jill Smart (Chair) • DeAnne Aguirre • Eugene Roman • Robert E. Segert • Helen Shan MEETINGS IN 2025 7
The primary responsibilities of our Compensation Committee include:
•
review and approve cash compensation arrangements, and recommend to the Board equity-based compensation arrangements, for executive officers, including for our Executive Chair and Chief Executive Officer;
•
identify corporate goals and objectives relevant to executive compensation;
•
evaluate each executive officer’s performance in light of identified goals and objectives and determine each executive officer’s compensation based on that evaluation;
•
review and evaluate the long-term incentive components of each executive officer’s compensation;
•
consider the results of the most recent stockholder advisory vote on executive compensation;
•
review and evaluate the Company’s executive compensation and benefits policies generally, including the review and recommendation of any incentive compensation and equity-based plans of the Company that are subject to Board approval, including making grants thereunder;
•
retain or obtain the advice of a compensation consultant, legal counsel or other adviser in its sole authority and be responsible for the appointment, compensation, termination and oversight of the work of any such adviser that is retained;
•
delegate to one or more of our officers the authority to make grants and awards of equity-based compensation to any of our non-Section 16 officers under our equity- based incentive plan as the Compensation Committee deems appropriate and in accordance with the terms of the plans;
•
review, evaluate, and recommend to the Board for approval any changes in Board compensation;
•
prepare the report of the Compensation Committee to the extent required by SEC rules to be included in our annual proxy statement;
•
in consultation with our CEO, review management succession planning and development plans for potential CEO successors;
•
evaluate its own performance at least annually and report such evaluation to the Board; and
•
review and assess risks arising from the Company’s compensation policies and practices.
The Board has determined that each of the members of the Compensation Committee is an “independent director” within the meaning of the rules set forth in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis.”

30 | 2026 Proxy Statement

Nominating & Corporate Governance Committee MEMBERS • Ronald Vargo (Chair) • Richard Michael Mayoras • Chandra McMahon • Jill Smart MEETINGS IN 2025 6
The primary responsibilities of our Nominating and Corporate Governance Committee include:
•
identify and nominate members for election to the Board;
•
recommend to the Board a candidate for the position of Lead Independent Director of the Board from among the independent members of the Board;
•
develop and recommend to the Board a set of corporate governance principles and code of conduct applicable to EPAM and to oversee compliance with them;
•
oversee and report to the Board on a periodic basis on corporate responsibility and sustainability considerations;
•
oversee the orientation and continuing education program for directors;
•
oversee our corporate governance practices and procedures, and consider stockholder proposals; and
•
oversee the evaluation of the Board and its committees.
The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the applicable NYSE rules.

31 | 2026 Proxy Statement

Sustainability Commitment
The Nominating and Corporate Governance Committee oversees EPAM's ongoing commitment to integrating ethical and positive environmental, social, and governance practices into our overall sustainability strategy. The Nominating and Corporate Governance Committee engages with and refers matters falling under the sustainability umbrella to other committees for their consideration. The Board is regularly involved in assessing the progress and effectiveness of individual components within our sustainability program—such as corporate social responsibility, human capital, ethics and governance, environmental footprint, data privacy, cybersecurity and information security, and supplier sustainability. Our approach to addressing material sustainability topics is key to our continual growth as a business, driving value for our employees, clients, business partners, stockholders, and the broader community.
One important way EPAM demonstrates the principles of our Code of Ethical Conduct and core values is through our commitment to making a positive impact in the communities where we operate. Through our focused efforts in the following areas—our Sustainability Pillars—we leverage the expertise and capabilities of our highly skilled global workforce to effectively address the needs of both the world at large and the communities in which we live and work.
Sustainability Pillars

Education & Digital Literacy
EPAM advances education through community programs and internal learning initiatives. The EPAM E-KIDS® program operates in 17 countries, where employees volunteer to teach elementary school-aged children STEM concepts and introductory coding skills. We also support youth through programs such as Pathway to Tech Future and help older adults strengthen digital literacy through the eSeniors initiative, while continuing to invest in learning and professional development across our global workforce.

Environmental & Sustainable Practices
EPAM calculates its carbon footprint using an internally developed Emissions Digital Platform, ensuring accurate and transparent measurement of our environmental impact. Building on this foundation, our Science Based Targets initiative (SBTi) near-term and net-zero targets have been set and verified, reaffirming our commitment to a sustainable future. Additionally, EPAM has expanded its Supplier Code of Conduct program to incorporate comprehensive sustainability assessments for our suppliers, ensuring that our partners align with our environmental and ethical standards.

Community Support & Disaster Response
At EPAM, we deliver programs supporting both immediate disaster relief and long-term recovery. Since 2022, we have expanded our support for Ukraine by providing essential supplies and partnering with nonprofit organizations to address evolving community needs. Our initiatives include award-recognized programs advancing education for children, youth, and seniors, as well as efforts supporting veterans.

Inclusive Culture & Community
At EPAM, our guiding principle is to “Respect, Value and Support People.” These tenets have been central to our Company since its founding and remain fundamental to how we operate today. Our global workforce spans diverse geographies, cultures, perspectives, and experiences, united by exceptional capabilities and a shared commitment to collaboration. EPAMers build productive relationships with clients, listen to and learn from one another, and contribute to a workplace culture that is inclusive and supportive. We also collaborate with employee groups and external organizations to expand educational opportunities and support underserved communities around the world. In addition, we remain committed to treating people fairly and in compliance with all applicable laws.

Recognition & Impact
Our social impact initiatives have received public recognition and awards in multiple countries. Our programs— from developing digital solutions for nonprofits and advancing educational initiatives to promoting employee wellbeing and fostering a culture of respect and collaboration—reflect our commitment to supporting sustainable change and strengthening the communities where we operate.

32 | 2026 Proxy Statement

Our Executive Officers
Executive officers are appointed by the Board. The following table sets forth the names, ages and positions of our executive officers as of April [  ], 2026:

Name	Age	Position
Arkadiy Dobkin	65	Executive Chair
Balazs Fejes	51	President and Chief Executive Officer
Viktar Dvorkin	53	Senior Vice President, Global Head of Advanced Engineering, Cloud and Enterprise Platforms
Jason Peterson	63	Senior Vice President, Chief Financial Officer and Treasurer
Edward Rockwell	58	Senior Vice President, Chief Legal Officer and Corporate Secretary
Elaina Shekhter	56	Senior Vice President, Chief Strategy and Transformation Officer
Larry Solomon	61	Senior Vice President, Chief People Officer and Head of Operations
Gary Abrahams	58	Vice President, Corporate Controller, Chief Accounting Officer

Information about Mr. Dobkin and Mr. Fejes is provided under “Board of Directors” in this Proxy Statement. A brief biography for each of our other executive officers follows.
Viktar Dvorkin
Viktar Dvorkin is our Senior Vice President, Global Head of Advanced Engineering, Cloud and Platforms and is responsible for the strategy and operation of the company’s Delivery Organization as well as our Solution Practices and Competency Centers. In his current role, Mr. Dvorkin also oversees EPAM’s Advanced Technology programs including EngX and Delivery Excellence. Prior to his current role, he led the North American business unit, where he oversaw the operation of EPAM’s largest book of business, with overall responsibility for services delivered in the North American region. Mr. Dvorkin joined EPAM in 1997 and has been instrumental in driving our growth in key technology and solution practices, and in helping EPAM to build and deploy multi-disciplinary teams for successful client engagements. Having worked and lived in the United States and Eastern Europe, Mr. Dvorkin has in-depth understanding of global delivery models and brings hands-on technology experience and working knowledge of multiple industries including travel, healthcare, insurance, and oil and gas. Mr. Dvorkin holds a master’s degree in Applied Mathematics from the Belarusian National Technical University.
Jason Peterson
Jason Peterson joined EPAM in 2017 and is our Senior Vice President, Chief Financial Officer and Treasurer. Mr. Peterson leads EPAM’s Global Finance, Corporate Development, and Procurement organizations and has over 25 years of finance experience. From 2008 to 2017, he was employed by Cognizant Technology Solutions, and in his most recent role, he was Vice President of Finance, M&A and Due Diligence, a position that he held while leading a large-scale corporate business process transformation program. Prior to that, he was CFO of the Emerging Business Accelerator and led the Corporate Financial Planning and Analysis Function. Before joining Cognizant, Mr. Peterson was the CFO for E&C Medical Intelligence, a venture-backed software and services company, and prior to that, he served in various accounting and finance roles at ATI Technologies, Philips Semiconductors, and Hewlett-Packard. Mr. Peterson holds an MBA from Columbia Business School and a Bachelor’s degree in economics from Claremont McKenna College.
Edward Rockwell
Edward Rockwell joined EPAM in October of 2018 and is our Senior Vice President, Chief Legal Officer and Corporate Secretary overseeing the legal activities of the organization and providing strategic counsel and legal guidance to senior leadership and EPAM’s Board of Directors. From June 2014 to October 2018, Mr. Rockwell served as Vice President & Assistant General Counsel at Red Hat, a leading global provider of open source, enterprise IT solutions where he led a global team of legal professionals that supported all sales and operations during a period of significant company growth. From April 2012 to January 2014, Mr. Rockwell was General Counsel and Vice President, Legal and Human

33 | 2026 Proxy Statement

Resources for DDN Storage. He previously served as Vice President and Associate General Counsel at Hewlett-Packard Company (HP) with roles that included General Counsel for HP Services, HP Americas, and HP Software. Additionally, he spent five years in Milan, Italy, where he served as Director and Managing Counsel for HP’s Outsourcing Services business in EMEA and later Senior Director and Managing Counsel for Outsourcing Services worldwide. Mr. Rockwell received a BA degree in Foreign Affairs from University of Virginia and a JD from the University of Richmond School of Law.
Elaina Shekhter
Elaina Shekhter is our Senior Vice President, Chief Strategy and Transformation Officer. Ms. Shekhter had been our Chief Marketing and Strategy Officer from April 2021 to February 2026 and our Chief Marketing Officer from March 2015 through March 2021. In her role, Ms. Shekhter works to integrate a variety of functions that influence EPAM’s strategy, positioning and messaging. Ms. Shekhter has been with EPAM since 2001 in a number of roles, including the Global Head of Business Development and prior to that, the Global Head of our Travel and Consumer Business Unit. Ms. Shekhter is an advisory board member for the MACH Alliance and is active in the software startup and emerging technology communities, representing EPAM in its investment in the Go Philly Fund and as a board member of the EPAM seed investment, Sigma Ledger. Additionally, Ms. Shekhter takes a special interest in artificial intelligence and sustainability initiatives. Before joining EPAM, Ms. Shekhter was with the global hospitality and travel company Carlson Companies, in a number of operational and business development roles including Head of Retail and Entertainment for 24K, a spin-off of Carlson Marketing Group. Prior to Carlson, Ms. Shekhter was a Manager with Ernst & Young Consulting, specializing in CRM and analytics engagements. Ms. Shekhter holds an MS degree in Information Systems and BS/BA degrees in Economic Theory and Political Science from The American University.
Larry Solomon
Larry Solomon is our Senior Vice President, Chief People Officer and Head of Operations, responsible for overseeing all aspects of global infrastructure, shared services, and talent management, talent acquisition, workforce planning and management, as well as other human resource related functions within EPAM globally. Mr. Solomon joined EPAM in October 2016, and prior to that he held a number of leadership positions at Accenture beginning in 1986. His most recent responsibilities as Senior Managing Director and North America Operating Officer from 2013 to 2016 included overseeing and managing the full employee life cycle of all Accenture people in the United States and Canada, resource planning, recruitment, staffing and deployment, and performance management. Prior to that, he was Accenture’s Global COO of Human Resources from 2011 to 2013, with overall responsibility for human resources operations. Mr. Solomon received a bachelor’s degree in Business Administration from the State University of New York at Albany with a Finance/MIS major and Spanish language minor. He graduated with Magna Cum Laude distinction in 1986.
Gary Abrahams
Gary Abrahams is our Vice President, Corporate Controller, and Chief Accounting Officer. Mr. Abrahams joined EPAM in 2016 and was named Chief Accounting Officer in April 2017. Mr. Abrahams has over 25 years of experience in global corporate financial management and public accounting. From December 2015 to March 2016, Mr. Abrahams worked as an independent contractor at CMF Associates, LLC, a management and financial services advisory firm. From June 2014 to April 2015, he served as Senior Vice President, Chief Accounting Officer at Preferred Sands, a producer of high-performance sands and proppant materials used in the oil and gas industry. From May 2006 to April 2014, Mr. Abrahams served in several senior finance roles at Shire Pharmaceuticals, a global biotechnology company, last serving as Vice President, Finance Operations - The Americas, where he was responsible for leading the Controller’s teams in North and South America and enhancing the finance infrastructure to support the growth of the multinational business. Before joining Shire, Mr. Abrahams held finance and Controller positions at Bracco Diagnostics, a subsidiary of a multinational healthcare company, from 1994 to 2006. He began his career at Arthur Andersen LLP in New York City. Mr. Abrahams holds a BBA in Accounting from Hofstra University.

34 | 2026 Proxy Statement

Security Ownership of Certain
Beneficial Owners & Management
As of March 13, 2026, there were 52,444,312 shares of our Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock for:
•	each of our directors and executive officers individually;
•	all directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock.
We have calculated beneficial ownership in accordance with the rules of the SEC, and such ownership includes voting and dispositive power with respect to shares. In the table below, shares of Common Stock issuable pursuant to options currently exercisable or exercisable within 60 days of March 13, 2026, shares of Common
Stock issuable upon settlement of restricted stock units, and restricted Common Stock are deemed to be outstanding for calculating the percentage of outstanding shares beneficially owned by the applicable person, but are not deemed to be outstanding for computing the percentage of shares beneficially owned by any other person.
To our knowledge, except as indicated, the stockholders named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, based on the information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is c/o EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(14)	Percent
Named Executive Officers and Directors
Arkadiy Dobkin(1)	1,522,993	2.9%
Balazs Fejes(2)	71,722	*
Jason Peterson(3)	69,931	*
Elaina Shekhter(4)	56,238	*
Larry Solomon(5)	56,798	*
Viktar Dvorkin(6)	92,138	*
Edward Rockwell(7)	23,696	*
Gary Abrahams(8)	3,244	*
DeAnne Aguirre	3,637	*
Richard Michael Mayoras	10,693	*
Chandra McMahon	3,758	*
Eugene Roman	2,408	*
Karl Robb	7,739	*
Robert E. Segert(9)	18,349	*
Helen Shan	6,299	*
Jill Smart	9,324	*
Ronald Vargo	10,926	*
All executive officers and directors as a group (17 people)	1,969,894	3.8%
5% Stockholders
The Vanguard Group(10)	6,825,589	11.83%
BlackRock, Inc.(11)	3,975,799	7.0%
Invesco Ltd.(12)	3,569,498	6.3%
Capital World Investors(13)	6,671,458	12.3%

*	Denotes less than 1% of the shares of Common Stock beneficially owned.

35 | 2026 Proxy Statement

(1)	Includes 210,355 shares of Common Stock issuable to Mr. Dobkin upon exercise of options exercisable within 60 days of March 13, 2026;
(2)	Includes 46,859 shares of Common Stock issuable to Mr. Fejes upon exercise of options exercisable within 60 days of March 13, 2026.
(3)	Includes 38,500 shares of Common Stock issuable to Mr. Peterson upon exercise of options exercisable within 60 days of March 13, 2026.
(4)	Includes 42,555 shares of Common Stock issuable to Ms. Shekhter upon exercise of options exercisable within 60 days of March 13, 2026.
(5)	Includes 36,353 shares of Common Stock issuable to Mr. Solomon upon exercise of options exercisable within 60 days of March 13, 2026.
(6)
Includes: (i) 12,311 shares of Common Stock held directly by Mr. Dvorkin; (ii) 38,124 shares of Common Stock issuable to Mr. Dvorkin upon exercise of options exercisable within 60 days of March 13, 2026; and (iii) 41,703 shares of Common Stock held by the Dvorkin Family Trust for the benefit of Mr. Dvorkin’s children, for which Mr. Dvorkin’s spouse acts as the trustee. Mr. Dvorkin may be deemed to have shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of the shares held by the Dvorkin Family Trust and identified as beneficially owned by him above. Mr. Dvorkin disclaims beneficial ownership of the securities held by the Dvorkin Family Trust except to the extent of his pecuniary interest therein.

(7)	Includes 14,022 shares of Common Stock issuable to Mr. Rockwell upon exercise of options exercisable within 60 days of March 13, 2026.
(8)	Includes 524 shares of Common Stock issuable to Mr. Abrahams upon exercise of options exercisable within 60 days of March 13, 2026.
(9)
Includes: (i) 6,994 shares of Common Stock held directly by Mr. Segert; and (ii) 11,355 shares of Common Stock held in a revocable living trust in which Mr. Segert and his spouse are trustees. Mr. Segert has beneficial ownership of the shares held in the trust.

(10)
Information based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has sole voting power over 0 shares, shared voting power over 75,863 shares, sole dispositive power over 6,578,867 shares and shared dispositive power over 246,722 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)
Information based on a Schedule 13G/A filed with the SEC on July 17, 2025. BlackRock, Inc., a parent holding company, reports on behalf of the following subsidiaries which hold the shares: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 3,716,162 shares, shared voting power over 0 shares, sole dispositive power over 3,975,799 shares, and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(12)
Information based on a Schedule 13G filed with the SEC on May 9, 2025. Invesco Ltd., a parent holding company, reports on behalf of Invesco Advisers, Inc., Invesco Asset Management (Japan) Limited, Invesco Asset Management Limited, Invesco Asset Management Singapore Ltd., Invesco Investment Advisers LLC, and Invesco Capital Management LLC. Invesco Ltd. has sole voting power over 3,486,640 shares, shared voting power over 0 shares, sole dispositive power over 3,569,498 shares, and shared dispositive power over 0 shares. The address of Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

(13)
Information based on a Schedule 13G/A filed with the SEC on March 6, 2026. Capital World Investors is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates: Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. Capital World Investors is deemed to be the beneficial owner of 6,671,458 shares and has sole voting power over 6,646,126 shares, shared voting power over 0 shares, sole dispositive power over 6,671,458 shares, and shared dispositive power over 0 shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(14)	Share numbers have been rounded to eliminate reporting of fractional shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and certain executive officers, and persons who own more than 10% of the outstanding shares of Common Stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.
Based solely on a review of the reports filed for the year ending December 31, 2025 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a Form 4 filed on December 29, 2025 to report the bona fide gift of 312 shares from a trust for which Mr. Segert is a trustee and a Form 4 filed on June 4, 2025 to report the withholding of 515 shares from Mr. Roman to satisfy tax withholding requirements related to vesting of restricted stock units.

36 | 2026 Proxy Statement

Certain Relationships & Related Transactions
Our Related Person Transaction Policy
The Board has designated the Nominating and Corporate Governance Committee as responsible for the review, approval, or ratification of transactions involving EPAM or its subsidiaries and related persons. Under SEC rules, a related person is director, executive officer, nominee for director since the beginning of the previous fiscal year, or a holder of greater than 5% of our stock or securities exchangeable for our stock, and their immediate family members. The Board has adopted a related person transaction policy to apply to any transaction or series of transactions in which EPAM or a subsidiary is a participant, the amount exceeds $120,000, and a related person has a direct or indirect material interest.
Pre-Cleared Transaction Categories
The following types of transactions are deemed not to create or involve a material interest, absent other facts and circumstances which require consideration:
•	transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000
•	transactions involving the purchase or sale of products or services in the ordinary course of business involving a related person who is a related person by virtue of its ownership of our Common Stock
•
transactions in which the related person’s interest derives solely from (a) service as a director of another corporation or organization that is a party to the transaction; (b) ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction; (c) ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis; and (d) service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from EPAM, which donations are made pursuant to a company matching program, as a result of contributions by employees, that is available on the same terms to all EPAM employees

•
compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Compensation Committee

•	director compensation arrangements that have been approved by the Board
•	indemnity payments made to directors and executive officers in accordance with the Company’s Certificate of Incorporation, by-laws and applicable laws
Transaction Review Process
Each director, director nominee, and executive officer notifies the EPAM legal department of any transaction involving EPAM and a related person and provides a complete description of the transaction. If the transaction does not fall into one of the exceptions listed above, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances to determine whether the transaction involves a direct or indirect material interest and if the Committee determines it does, the Nominating and Corporate Governance Committee then determines whether to approve or ratify the transaction. In making its decision the Nominating and Corporate Governance Committee reviews commercial reasonableness, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s interest, and any actual or apparent conflict of interest. A related person transaction will not be approved or ratified unless it is determined that the transaction is in, or not inconsistent with, the best interests of EPAM and our stockholders.
As part of our review process, the Nominating and Corporate Governance Committee considers ordinary course of business commercial arrangements between EPAM, on the one hand, and customers or vendors where members of our Board serve as executive officers or directors. Following the policy and required review procedures, the Nominating and Corporate Governance Committee (with appropriate recusals, as necessary) has determined that none of our directors have a direct or indirect material interest in such arrangements.
Transactions in 2025
Since the beginning of 2025, there have been no related person transactions meeting the description above approved or ratified by the Nominating and Corporate Governance Committee.

37 | 2026 Proxy Statement

Indemnification Agreements
Our certificate of incorporation includes provisions that authorize and require us to indemnify our officers and directors to the fullest extent permitted under Delaware law, subject to limited exceptions. We have separate indemnification agreements with our directors and executive officers, which require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insider Trading Policy; Prohibition on Hedging & Transactions in Derivatives
We have an insider trading policy and procedures that are reasonably designed to promote compliance with insider trading laws, rules, regulations, and the listing standards of the New York Stock Exchange. The policy and procedures prohibit, among other things, our employees and directors from engaging in (i) any hedging transactions that are designed to hedge or speculate on any change in the market value of EPAM’s equity securities, (ii) trading in options or other derivatives involving EPAM’s stock, and (iii) pledging EPAM securities in any circumstance, including by purchasing securities in margin or holding securities in a margin account. These prohibitions apply to EPAM’s equity securities whether issued as compensation or acquired otherwise and prohibit transactions such as zero-cost collars and forward sale contracts. None of our employees or directors has pledged EPAM stock as collateral for personal loans or other obligations. We have made our insider trading policy publicly available by including it as an exhibit to our 2025 Annual Report.

38 | 2026 Proxy Statement

Report of the Audit Committee
EPAM’s Board has adopted a charter that details the role and responsibilities of the Audit Committee. Pursuant to that charter, the Audit Committee oversees EPAM’s independent registered public accounting firm and internal audit function as well, along with management, EPAM’s disclosure controls and procedures and internal control over financial reporting.
In fulfilling its responsibilities, the Audit Committee met eight times during 2025. During those meetings, the Audit Committee executed its responsibilities consistent with its charter, which is available in the Investor Relations section of our website.
Our management is primarily responsible for EPAM’s internal control and financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of EPAM’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of EPAM’s internal control over financial reporting. The Audit Committee monitors EPAM’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with EPAM’s management.
2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in EPAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

The Audit Committee
•	Helen Shan, Chair
•	DeAnne Aguirre
•	Chandra McMahon
•	Eugene Roman
•	Ronald Vargo

39 | 2026 Proxy Statement

Independent Registered Public Accounting Firm
The Audit Committee, which is composed entirely of independent directors, has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2006. Representatives from Deloitte & Touche LLP will attend the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.
Changes in and Disagreements with Accountants on Accounting & Financial Disclosure
None.
Fees to Independent Registered Public Accounting Firm
The following table summarizes the fees incurred by Deloitte & Touche LLP and certain of its affiliates (collectively, the “Deloitte Entities”) and billed to us for each of the last two years for audit services, and billed to us in each of the last two years for audit related, tax and other services:

	2025 (in thousands)	2024 (in thousands)
Audit Fees	$4,689	$ 4,773
Audit-Related Fees	$353	$290
Tax Fees	$491	$615
All Other Fees	$2	$2
Total Fees	$5,535	$5,680

Audit Fees. Audit Fees consist of fees billed by Deloitte Entities for professional services rendered in connection with the integrated audit of our annual consolidated financial statements, reviews of condensed consolidated financial statements included in our quarterly Form 10-Q reports, consents issued in the current year, and foreign statutory audits.
Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services rendered in connection with service organization internal control audit and assurance procedures.
Tax Fees. Tax Fees primarily consist of fees billed for professional services rendered in connection with transfer pricing studies and tax consulting services.
All Other Fees. All Other Fees consist of fees billed for accounting research tools and related database subscriptions.
Pre-Approval of Services
In accordance with its charter and legal requirements, the Audit Committee is required to approve in advance all audit and permitted non-audit services performed by our independent registered public accounting firm. As permitted by our pre-approval policy, the Audit Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services involving estimated fees of up to $250,000 to be provided by our independent registered public accounting firm; provided that the Chair then communicates such pre-approvals to the full Audit Committee at its next regularly scheduled meeting. The pre-approval policy also includes full Audit Committee pre-approval of certain categories of audit and permitted non-audit services, up to $250,000 in the aggregate per year for each particular category of service.
As part of its review, the Audit Committee considers whether any non-audit services will, or may potentially, impact the independence of our independent registered public accounting firm. The Audit Committee pre-approved all audit and non-audit services provided to EPAM by the Deloitte Entities in 2025 and 2024. None of the services described in the table above were exempt from the pre-approval requirement set forth in the SEC rules and regulations.

40 | 2026 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2026. In deciding to engage Deloitte & Touche LLP, the Audit Committee noted that there were no auditor independence issues raised with Deloitte & Touche LLP.
The Board recommends that stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, in their discretion, retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of EPAM and its stockholders.
The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP can be found in the following sections of this Proxy Statement: “Corporate Governance – Committees of the Board – Audit Committee” and “Report of the Audit Committee.” For additional information about Deloitte& Touche LLP, see “Independent Registered Public Accounting Firm” immediately preceding this Proposal 3.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote on the subject matter in person or by proxy.
Recommendation
The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

41 | 2026 Proxy Statement

Compensation of Directors
Our independent directors are compensated under our Non-Employee Directors Compensation Plan and related policy. Directors who are employees of EPAM or any of our subsidiaries receive no compensation for serving as directors.
Under our plan and policy, each director who is not an employee of EPAM or any subsidiary of EPAM receives an annual cash retainer and an annual grant of restricted stock units. In addition, new non-employee directors receive an initial award of restricted stock units upon joining the Board. In addition, the Lead Independent Director, and the chair and members of each committee of the Board of Directors each receives an additional cash fee.
In the event that there are more than 10 meetings of the Board or any committee in a calendar year, our non-employee directors are entitled to additional cash amounts for each additional meeting they attend (in person or telephonically, with different amounts applicable to each) for the Board or committee on which such non-employee director serves.
We offer our directors the option to defer receipt of shares of our Common Stock delivered upon vesting of restricted stock units until the July 15th immediately following their retirement from the Board, or in one to five annual installments following retirement from the Board through our Non-Employee Directors Deferral Plan. This deferral plan permits the deferred receipt of shares relating to restricted stock units granted during or after 2017.
The Compensation Committee reviews the compensation components and levels for non-employee directors, considering the director compensation practices of industry and other peer companies, among other factors, in a report prepared by the Compensation Committee’s independent compensation consultant no less than every other year. The Compensation Committee most recently performed this review at the end of 2025 and increased the annual cash retainer for directors and the fee for service as Lead Independent Director by $10,000 and $5,000, respectively. These increases went into effect on January 1, 2026. No other changes were made to non-employee director compensation.
The amounts of each element of non-employee director compensation for 2025 are set forth below.

42 | 2026 Proxy Statement

The following table contains information about the fees and other compensation paid to the members of the Board in the year ended December 31, 2025. Mr. Dobkin and Mr. Fejes did not receive any compensation for their service as directors, and therefore neither is included in the following table. The compensation received by Mr. Fejes and Mr. Dobkin for their service to EPAM as employees in 2025 is presented in “Executive Compensation.”

Name	Fees earned or paid in cash ($)	Stock awards (1) (2) ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
DeAnne Aguirre	$82,189 (3)	$247,824	–	–	–	–	$330,013
Richard Michael Mayoras	$111,917 (4)	$247,824	–	–	–	–	$359,741
Chandra McMahon	$82,889 (5)	$247,824	–	–	–	–	$330,713
Karl Robb	$65,000 (6)	$247,824	–	–	–	$ 94,000 (7)	$406,824
Eugene Roman	$84,111 (8)	$247,824	–	–	–	–	$331,935
Robert E. Segert	$74,244 (9)	$247,824	–	–	–	–	$322,068
Helen Shan	$100,000 (10)	$247,824	–	–	–	–	$347,824
Jill Smart	$89,889 (11)	$247,824	–	–	–	–	$337,713
Ronald Vargo	$ 88,333 (12)	$247,824	–	–	–	–	$336,157

(1)
Represents the aggregate grant date fair value of restricted stock units granted to the directors in 2025, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For further information on how we account for stock-based compensation, please see Notes 1 and 15 to the consolidated financial statements included in our 2025 Annual Report.

(2)
Represents a single annual Board service grant of 1,372 restricted stock units to each director on May 22, 2025 that fully vest on May 22, 2026 (or, upon termination of service from the Board at any time, a portion of restricted stock units will vest as of the date of such termination on a pro rata basis). Certain of our directors have elected to defer receipt of shares of our Common Stock delivered on conversion of restricted stock units until after their retirement from the Board, pursuant to our Non-Employee Directors Deferral Plan.

(3)
Represents fees of $17,189 earned for pro-rated service as a member of the Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee and $65,000 earned as an annual retainer for service on the Board. Ms. Aguirre held an aggregate of 3,637 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(4)
Represents a fee of $11,917 earned for pro-rated service as a member of the Compensation Committee and full year; $8,000 earned for service as a member of the Nominating and Corporate Governance Committee; $35,000 earned for service as Lead Independent Director and $65,000 earned as an annual retainer for service on the Board. Mr. Mayoras held an aggregate of 10,693 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(5)
Represents fees of $17,889 earned for full year service as a member of the Audit Committee and pro-rated service as a member of the Nominating and Corporate Governance Committee, and $65,000 earned as an annual retainer for service on the Board. Ms. McMahon held an aggregate of 3,758 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(6)
Represents $65,000 earned as an annual retainer for service on the Board. Mr. Robb held an aggregate of 7,739 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(7)	Fees for consulting services pursuant to an independent contractor agreement with EPAM.
(8)
Represents a fee of $19,111 earned for full year service as a member of the Audit Committee and pro-rated service as a member of the Compensation Committee, and $65,000 earned as an annual retainer for service on the Board. Mr. Roman held an aggregate of 2,408 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(9)
Represents fees of $9,244 earned for pro rated service as a member of the Nominating and Corporate Governance Committee and Compensation Committee and $65,000 earned as an annual retainer for service on the Board. Mr. Segert held, directly or indirectly, an aggregate of 18,349 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(10)
Represents a fee of $25,000 earned for service as a Chair of the Audit Committee; $10,000 earned for service as a member of the Compensation Committee; and $65,000 earned as an annual retainer for service on the Board. Ms. Shan held an aggregate of 6,299 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

43 | 2026 Proxy Statement

(11)
Represents a fee of $24,889 earned for service as Chair of the Compensation Committee; for the full year and pro-rated service as a member of the Nominating and Corporate Governance Committee, and $65,000 earned as an annual retainer for service on the Board. Ms. Smart held an aggregate of 9,324 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

(12)
Represents a fee of $23,333 earned for full year service as a member of the Audit Committee and as Chair of the Nominating and Governance Committee, as adjusted to correct an overpayment of committee fees in 2024, and $65,000 earned as an annual retainer for service on the Board. Mr. Vargo held an aggregate of 10,926 shares of Common Stock, including the 1,372 restricted stock units granted on May 22, 2025 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2025.

44 | 2026 Proxy Statement

Executive Compensation
A Letter from the Compensation Committee
Thank you to our stockholders for your continued support of our executive compensation programs. In 2025, the “say on pay” proposal received approximately 94% support from our stockholders. Nevertheless, throughout 2025, we continued to evaluate and mature our philosophy, approach, and programs relating to executive compensation.
Highlights of our executive compensation actions in 2025 included the Committee’s key involvement in execution of the Company’s CEO succession plan, developing an appropriate compensation package for Balazs Fejes as he succeeded Arkadiy Dobkin in the role, and focusing on incentivizing and rewarding Mr. Fejes for long-term value creation. 2025 was also the second year of our Key Executive Performance Stock Program, which strongly links pay with Company performance and aligns with stockholder interests. In 2025, we eliminated the use of stock options as a form of equity grants, with our executive team equity grants being 50% time based restricted stock units and 50% performance stock units. Furthermore, we adopted an executive severance plan for our executive officers, including Named Executive Officers, to standardize the compensation in the event of qualified terminations of service. These developments enhance the competitiveness of the overall compensation packages we are able to offer our executives and other key employees.
The Compensation Committee remains committed to setting annual and long-term incentive performance targets that motivate our team and challenge them to work toward our operational goals. As a result of EPAM’s financial and operational results in 2025, the annual executive incentive plan earned 92% of the revenue metric and 200% of the profitability metric. We continue to monitor our relative total stockholder return (“TSR”) as it equals 25% of our established performance targets over the three-year performance period. You can find additional information about our 2025 financial results on page [ ] of this Proxy Statement.
While the mix of equity vehicles we used in 2025 changed for all executives except for our CEO, we kept base salary and overall equity compensation packages generally flat compared to 2024. Short-term cash incentives paid to our Named Executive Officers increased, on average, 48% for 2025 compared to 2024, which reflected an improvement in financial performance against the revenue and profitability metrics set for the year. We are committed to continuing to set goals for all elements of executive compensation that challenge our team and build sustained, long-term stockholder value.
At this annual meeting, we are asking stockholders to approve additional shares for grants under our 2025 Long Term Incentive Plan and the Employee Stock Purchase Plan. Our employee stock purchase plan provides our employees with the opportunity to acquire an ownership interest in EPAM through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders. Equity compensation is a core part of our compensation philosophy as it rewards executives for balance of long-term stock price appreciation, retention, and financial performance. This Committee has led an effective effort to make our use of equity compensation more efficient, with reasonable usage and managed dilution, and we have demonstrated responsible use of equity compensation as a key tool to motivate our executives and employees. These plans support our continued ability to offer compensation elements and benefits that align our executives’ and other employees’ interests with those of stockholders – creating and sustaining long-term value.
The Compensation Committee
•	Jill Smart, Chair
•	DeAnne Aguirre
•	Eugene Roman
•	Robert E. Segert
•	Helen Shan

45 | 2026 Proxy Statement

Compensation Committee Interlocks & Insider Participation
The Compensation Committee’s members are Jill Smart, DeAnne Aguirre, Eugene Roman, Robert E. Segert, and Helen Shan. No member of the Compensation Committee who served during 2025 is or was an employee during 2025 or is or has ever been an officer of our Company. None of our executive officers has served during 2025 on the board of directors of another public company with executive officers who serve as members of our Board. No member of the Compensation Committee who served during 2025 had any relationship requiring disclosure by us under Item 404 of Regulation S-K.
Compensation Committee Report
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management and the Compensation Committee’s independent consultant. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation Committee
•	Jill Smart, Chair
•	DeAnne Aguirre
•	Eugene Roman
•	Robert E. Segert
•	Helen Shan
Compensation Discussion & Analysis
This Compensation Discussion and Analysis provides information about our executive compensation philosophy, objectives, and programs overseen by the Compensation Committee (referred to as the “Committee” in this section). This section focuses on the compensation of our Named Executive Officers (“NEOs”) and the decisions made by the Committee regarding the compensation of these officers in 2025.
EPAM relies on its talented leadership team to support EPAM’s objectives for sustainable growth, client service and long-term stockholder value creation. Our executive compensation program is designed to attract, motivate, reward and retain our executive team by awarding compensation that emphasizes performance, while remaining flexible and responsive to changing business conditions.
Our Named Executive Officers for 2025

46 | 2026 Proxy Statement

Compensation Philosophy and Objectives
We believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capability of our people. Our executive compensation program is based on these guiding principles:
•	Attract, motivate, develop and retain quality executives who will increase long-term stockholder value.
•	Provide total compensation to each of our NEOs that is commensurate with position and experience, largely in annual incentive and long-term incentives.
•	Grant performance-based equity awards to align executive interests with long-term interests of EPAM stockholders.
•	Reward exceptional performance and long-term commitment to EPAM.
We use a mix of short-term compensation, in the form of base salaries and annual cash incentive payments, and long-term compensation, in the form of equity-based awards, as the total compensation structure to meet these objectives. This compensation program serves to complement the strong alignment our NEOs have with our stockholders because of the equity holdings our NEOs have in EPAM, and our stock ownership guidelines strengthen this alignment. Consistent with this approach, the Committee exercised its succession planning duties and its responsibility to evaluate and approve short- and long-term compensation components when reviewing and overseeing the development of the succession plan that resulted in Balazs Fejes’ promotion to become EPAM’s new President and CEO and developing the role of Executive Chair for Arkadiy Dobkin. The Committee’s activities in this transition were grounded in our compensation principles, evidenced by the grant of time-based restricted stock units (“RSUs”) and increased base salary designed to enhance the alignment of interests between EPAM’s stockholders and Mr. Fejes while motivating him to increase long-term value, retain his services, and reward his commitment to EPAM and our performance. As we did with the recent management transition, the Committee continues to evaluate the elements of our executive compensation program to ensure strong pay and performance alignment.
2025 Company Performance
Our compensation programs have always been heavily dependent on Company performance highlights of which can be found on page 9, but we continued to strengthen our pay-for-performance philosophy in 2025 with the second year of the Key Executive Performance Stock Program. The key financial measures for our short-term cash incentives and the long-term equity-based incentives – revenue growth, adjusted income from operations, adjusted earnings per share, and relative total shareholder return – are reflective of our business strategy, are used internally and externally to evaluate our success, and align with long-term value creation. To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the key financial measures in our annual and long-term incentive plans are measured on a non-GAAP basis.

Metric (Year Over Year)	GAAP	Non-GAAP
Revenue growth	15.4%	—
Income from operations growth	(4.5%)	6.7%*
Diluted earnings per share growth	(14.3%)	5.9%*

*	Adjusted income from operations and non-GAAP diluted earnings per share are non-GAAP financial measures. Refer to Appendix A: Reconciliation of Non-GAAP Financial Measures for additional information.
The revenue and adjusted income from operations results led to the corporate performance factor for our short-term cash incentives being funded at 101.7% (see “Short-Term Cash Incentive Awards” for more information). The revenue and adjusted EPS results correspond to 92% and 200%, respectively, for the portion of the first-year tranche of the 2025-2027 performance-vesting stock units (“PSUs”) and the second year tranche of the 2024-2026 PSUs relating to those measures. Each of the 2024-2026 PSUs and the 2025-2027 PSUs will not become earned and vested until the conclusion of the applicable 3-year performance period and the 3-year relative TSR performance period have been completed. See “Key Executive Performance Stock Program” for more information.

47 | 2026 Proxy Statement

Compensation Objectives
Our executive compensation structure includes a mix of short-term compensation, in the form of base salaries and annual cash incentive payments, and long-term compensation, in the form of equity-based awards. Our compensation program is heavily weighted in equity awards, which, together with our stock ownership guidelines, complements the strong alignment our NEOs have with our stockholders.

48 | 2026 Proxy Statement

	Component	Payment Form	Objective	Alignment with Stockholder Value Creation
Short-Term Compensation	Base Salary	Cash	Provide a base amount of fixed compensation to attract and retain highly qualified executives Reflects individual seniority, skills, prior experience, scope and responsibility	Salary levels and year-over-year increases set based on market data to provide competitive pay
	Performance-based Cash Incentives	Cash	Reward executives for a combination of strong corporate performance and individual contributions to our success
Short-term cash incentives for executives funded based on our operational and financial results, with annual awards for our NEOs determined based on EPAM financial performance in 2025, and considering individual performance

Long-Term Compensation	Equity Awards	Equity
Provide annual awards to executive via 50% PSUs and 50% time-vested RSUs to realize future stock price appreciation, serve as a retention tool for highly qualified executive leadership, and reward executives for long-term Company success.
Ultimate value of equity awards based on sustained, long-term EPAM stock price appreciation and financial performance
Other Compensation	Benefits and Perquisites	N/A	Promote EPAM’s approach and culture by avoiding special perquisites for executives	EPAM provides its executives with broad-based, non-discriminatory benefit plans available to all employees to focus executive pay on incentive-based cash or equity compensation
	Post-employment Compensation	Cash/Equity
Lack of pension plans, conservative retiree benefits and other post-employment benefits keeps fixed compensation costs controlled
Executive severance policy based on market data that includes salary and bonus, COBRA benefits, and acceleration of unvested equity for a qualifying termination
Equity awards vest upon death or disability (100% in the case of two or more years of service, and 50% in case of less than 2 years of service)
Equity awards held for at least one year from the date of grant accelerate upon voluntary retirement for Section 16 officers who retire with a combined age and service of 70 (minimum age 60 and minimum tenure 5 years)

No employment agreements except where required by law. Market-aligned severance policy for executive officers
Double-trigger change of control requirements for acceleration of unvested equity awards
Cash severance and equity vesting terms intended to provide programmatic treatment, including cash and vesting of equity, in executive separations to minimize the need for Committee discretion

	Employee Stock Purchase Plan (ESPP)	Equity	EPAM maintains an ESPP for eligible employees, including our executive officers (available in select countries) with a market competitive design	Creates incentive for employees to share in EPAM’s value creation

49 | 2026 Proxy Statement

Governing our Compensation Program
The Committee oversees the design and administration of our executive compensation program, which reflects many best practices.

WHAT WE DO	WHAT WE DON‘T DO
•
Align our executive pay with performance
•
Appropriately balance short- and long-term incentives
•
Award PSUs which vest, if at all, at the end of a three-year performance period and RSUs which vest over a four-year term
•
Hold an annual “say-on-pay” advisory vote to approve executive compensation
•
Award PSUs tied to our long-term performance as a significant portion of our NEOs’ overall compensation
•
Maintain meaningful stock ownership guidelines for executives, members of senior management and directors
•
Maintain a robust compensation recoupment or “clawback” policy that complies with SEC and corresponding NYSE Listed Company Manual requirements
•
Retain and utilize an independent compensation consultant to advise the Committee

•
No contracts with multi-year guaranteed salary increases or bonus arrangements
•
No excise tax gross-ups upon a change of control
•
No “single trigger” change of control vesting for equity awards
•
No “golden parachutes” or automatic change of control severance payments
•
No supplemental executive retirement plan or supplemental pension benefits
•
No repricing of equity awards without stockholder approval
•
No hedging, pledging, and speculative transactions in our securities by our executive officers, employees and directors
•
No excessive perquisites for our named executive officers

2025 Compensation Snapshot
The graphics below show the components of Balazs Fejes, our CEO, and other NEOs’ compensation relative to each other. As these charts demonstrate, a substantial amount of our CEO’s and other NEOs’ overall compensation for 2025 has value linked to the long-term stock performance of EPAM. This underscores our dedication to ensuring our executives’ interests align with those of our stockholders.

50 | 2026 Proxy Statement

Base salaries for our NEOs were unchanged in 2025 compared to 2024, except for Mr. Fejes, whose annual base salary increased to $850,000 (converted to Swiss francs), effective September 1, 2025 in conjunction with his promotion to CEO. Cash incentive payouts increased due to an improvement in operating performance against our revenue and profitability targets compared to 2024. Long-term equity incentives for our NEOs also remained unchanged in total grant value in 2025 compared to 2024, other than for Mr. Fejes, who received a grant of RSUs valued at $670,000 on September 1, 2025 in connection with his promotion to CEO. Excluding this top-up grant to Mr. Fejes, our NEOs’ long-term equity incentive packages were 50% PSUs and 50% RSUs. With a substantial amount of our CEO’s and other NEOs’ overall compensation linking to the short-term operational performance and long-term stock performance of EPAM, our dedication to ensuring our executives’ interests align with those of our stockholders is clear.
2025 Compensation Oversight
Design, administration, and oversight of our compensation program is a primary responsibility of the Committee. The Committee works year-round to ensure that its objectives are met, including five meetings in 2025. These meetings, which at times included management and the Committee’s executive compensation consultant, permitted the Committee the ability to discuss, deliberate, and make informed decisions on all areas within its remit. When evaluating compensation reported in the 2025 Summary Compensation Table against EPAM company performance, it is important to consider the timing of compensation decisions and the applicable performance period relating to the annual and long-term incentive awards. For example:
•	Short-term cash incentive awards reported for 2025 were decided in February 2026 and reflect performance against goals established in February 2025.
•	Long-term equity incentive awards reported for 2025 were granted in March 2025 and reward future contributions.
Highlights from our 2025 Committee agenda are set forth below:

January – March	April – June	July – September	October – December
•
Set performance measures and targets for 2025 performance cycle relating to short-term cash incentive program and Key Executive Performance Stock Program

•
Determined salary adjustments and target short-term cash opportunities for executives

•
Recommended NEO long-term equity incentive awards to Board for approval
• Reviewed results of “say on pay” advisory vote • Remained informed on progress toward meeting performance goals associated with executive compensation program
•
Evaluated and set executive compensation peer group

•
Reviewed management succession plan

•
Reviewed executive compensation program designs for 2026

•
Approved cash compensation for Mr.Fejes as CEO, and recommended that the Board approve his top-up equity award
• Reviewed compensation risk assessment • Evaluated executive compensation philosophy • Considered publicly available compensation benchmarking data and peer group compensation data

51 | 2026 Proxy Statement

Stockholder Engagement and Results of the 2025 Advisory Vote on Executive Compensation
EPAM’s relationship with our stockholders is critical to our success. We endeavor to ensure that management and our Board hear, understand and respond to issues of importance to our stockholders, including executive compensation matters. At the 2026 Annual Meeting, we are again holding an advisory vote to approve executive compensation and will continue to consider the results of the advisory vote when making future compensation decisions.
At our 2025 annual meeting of stockholders, approximately 94% of our stockholders voted in favor of approving the 2024 compensation of our NEOs. Following that annual meeting, the Committee reviewed the results of the advisory vote of stockholders approving executive compensation. The Company engaged with stockholders on a number of matters, including executive compensation in its stockholder outreach program over the last year. In these engagements, stockholders have expressed support for our recent compensation initiatives, particularly our Key Executive Performance Stock Program and our CEO succession plan. Through these interactions with stockholders, we have underscored our commitment to maintaining programs that focus on pay for performance and delivering long-term value and sustained growth, while following our strong corporate governance practices. Overall, we are encouraged by the feedback from our stockholders as it relates to our executive compensation program.
How We Make Compensation Decisions
Role of the Board & Compensation Committee
The Committee is responsible for developing, implementing and administering our executive compensation policies and programs. The Committee sets base salary levels, short-term cash incentive targets and payouts, and makes recommendations to the Board for executive equity compensation awards. The Board approves all long-term equity incentive awards for NEOs.
The Committee uses several resources and tools, including data about market competitiveness and the advice and analysis of its independent executive compensation consultant, to make compensation decisions in line with our guiding principles. The Committee determines the appropriate amount and mix of compensation for each NEO considering the recommendations of our CEO and Chief People Officer; however, the CEO does not provide input with respect to his own compensation or the compensation of Mr. Dobkin as Executive Chair.
Role of Management
Mr. Fejes, as CEO, and Mr. Solomon, in his capacity as Chief People Officer, provide substantial input in determining compensation paid to our other NEOs (except Executive Chair compensation which is presently determined by the Committee, and with respect to equity, the Board). The Committee meets periodically with them to address executive compensation matters, including the rationale for our compensation programs and the effectiveness and market relevancy of the programs in achieving our compensation objectives. Our annual process and the interaction between our management and the Committee to review and evaluate performance and determine, adjust, and approve compensation for our NEOs is depicted below.

52 | 2026 Proxy Statement

Compensation Process for NEOs

Our CEO and Chief People Officer review the performance of the NEOs (excluding the Executive Chair, which is determined by the Committee in consultation with our executive compensation consultant) and recommend changes in base salary, cash incentives and equity awards to the Committee.
The Committee determines and approves base salary adjustments and short-term cash incentives and recommends equity compensation to the full Board.	The Board approves the equity compensation.

Compensation Process for CEO

The Committee evaluates the CEO's performance based on Company and individual criteria and discusses with all Board members.	The Committee decides on the base salary increase and short-term cash incentives and recommends equity compensation to the Board.	The Board approves the equity compensation.

Role of the Compensation Consultant
In considering and making executive compensation decisions, the Committee retains the services of an independent executive compensation consultant, Pay Governance LLC (“Pay Governance”).
At the Committee’s request during 2025, Pay Governance performed the following services:
•	Provided analysis and reports on market pay for named executive officers
•	Performed a competitive review of peer company share usage and dilution
•	Consulted on executive compensation peer group composition
•	Advised on trends and policies relating to compensation
•	Performed a competitive review of director compensation and executive severance practices
In addition, Pay Governance provided advice on the Compensation Discussion and Analysis included in this Proxy Statement. Pay Governance attends meetings as appropriate at the invitation of the Committee and meets with our management from time to time to collect compensation data and information about the business. To ensure the independence of Pay Governance, the Committee annually reviews its work, fees and relationship. During 2025, Pay Governance did not perform any other services for EPAM or any of its affiliates and the Committee concluded that there was no conflict of interest within the meaning of Section 10C-1 of the Exchange Act affecting Pay Governance’s independence.
Peer Group
EPAM uses a compensation peer group to help us understand pay levels and compensation program design for similarly sized publicly traded companies. We use peer group information to better understand the external marketplace, but compensation paid at other companies is only one factor in our decision-making process.
For our reference group, we focus on technology companies of similar revenue and market cap size to EPAM that also generally have significant non-US revenue and strong

53 | 2026 Proxy Statement

fundamentals. Every year, the Committee reviews and, if appropriate, adjusts the criteria for our peer group, and confirms the companies included. In 2025, we removed
Workday, Inc. and added Gartner, Inc. to our comparator group. These changes better reflect a peer group with more closely related revenues and market cap to that of EPAM.

COMPENSATION PEER GROUP
•	Akamai Technologies, Inc.	•	Gartner, Inc.
•	ASGN Incorporated	•	Genpact Limited
•	Autodesk, Inc.	•	Open Text Corporation
•	Cadence Design Systems, Inc.	•	PTC Inc.
•	CGI Inc.	•	Science Applications Int’l Corp.
•	Cognizant Technology Solutions	•	SS&C Technologies Holdings, Inc
•	Fortinet, Inc.	•	Verisk Analytics, Inc.

Factors Considered in Determining Compensation
We do not typically enter into employment agreements with our executives unless required by law (e.g., we have an employment agreement with Mr. Fejes as required by Swiss law, setting forth the basic terms of his employment, including base salary), so our executive compensation arrangements are generally not determined by contractual obligations.
The Committee reviews executive target pay levels for the NEOs annually to ensure they remain competitive, overall, within our peer group and industry. The Committee also considers historical and current compensation for each member of management, and it receives guidance and information from Pay Governance.
Informed by these resources, the Committee consults with our CEO and Chief People Officer to determine the overall compensation package for each NEO except our CEO and Executive Chair, and the value of each component.
Timing of Compensation Decisions
We do not grant equity-based awards to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information likely to result in changes to the price of our Common Stock. Similarly, we do not time the release of material non-public information based on equity award grant dates. In the event material non-public information becomes known to the Committee prior to granting an equity award, the Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of or actual impropriety.
Compensation Risk Assessment
Our management team has assessed our compensation policies and practices for all our employees with the Committee. This risk assessment is done annually, led by our Chief People Officer with feedback from other stakeholders, and includes a thorough review of each compensation and incentive program, including the participants, funding, types of awards and criteria on which awards under these programs are made. In addition, the Committee Chair meets with our independent auditors annually to discuss our practices to mitigate risks relating to compensation policies and practices. The Committee has determined, based on this review, that our compensation policies, practices, plans, and programs are not reasonably likely to have a material adverse effect on EPAM. The Committee concluded that for all employees, including our NEOs, our compensation programs do not promote excessive risk taking and instead encourage behaviors that support long-term value creation for our stockholders. Our Board agreed with all of the Committee’s conclusions with respect to risks related to our compensation programs.
Elements of Executive Compensation
The fundamental elements of our compensation program are base salary, short-term cash incentive awards, and long-term equity incentives. We also provide broad-based benefits in line with those offered to our employees generally. We have selected these elements as the principal components of our executive compensation program because we have found them to be effective in attracting, retaining, and motivating our NEOs within the context of our business and operating

54 | 2026 Proxy Statement

environment. The Committee and the Board continually evaluate all aspects of our compensation program to ensure we are motivating our leadership and rewarding performance and long-term value creation.
Each NEO’s compensation package is individually tailored and is intended to encourage executive performance that supports our organizational strategy, while remaining aligned with our compensation philosophy.

Cash Compensation	Long-Term Equity Compensation
• Base salary	• Key Executive Performance Stock Program
• Short-term cash incentive awards	• Restricted Stock Units

Cash Compensation Components
Cash compensation to our NEOs consists of base salary and short-term (annual) cash incentives. Base salary is a fixed level of compensation determined using peer group comparison and other relevant factors, including seniority of the executive, functional role of the position, the executive’s unique skills and prior experience, responsibility level, and other subjective performance criteria for each executive. Base salaries are reviewed annually. Increases to base compensation, if any, generally take effect in the second half of each year. For 2025, base salaries for our NEOs remained unchanged from 2024, other than Mr. Fejes’ base salary increase to $850,000 in connection with his promotion to CEO.
Short-term cash incentive awards are designed to be a meaningful component of our NEOs’ total compensation package. The Committee applies an executive incentive framework designed to reward executives for achieving annual performance goals primarily, considering corporate performance. Actual cash incentives paid to our NEOs are based on corporate operating performance, with potential adjustment of the overall award upward or downward considering individual contributions to EPAM’s success.
Under this framework, the Committee approves:
•	Corporate financial performance measures and goals (and any deviation from them)
•	The aggregate executive bonus funding level, based on EPAM revenue and profitability results for the year compared to targets
•	Individual annual cash incentive targets for each NEO
•	Actual annual cash incentive awards for each NEO
The corporate performance funding level for executives focused equally on revenue growth and profitability as measured by adjusted income from operations margin. In setting the revenue and profitability targets for overall funding, the Committee considered EPAM’s earning guidance, market forces on the industry and macro-economic factors. The Committee believed that the targets and the funding formula set appropriately challenging and incentivizing goals that align corporate and stockholder interests. The following table sets forth the target and actual 2025 results for each measure.

*	Adjusted income from operations, or AIFO, is a non-GAAP financial measure. Refer to Appendix A: Reconciliation of Non-GAAP Financial Measures for additional information.
For our NEO’s short-term incentive compensation, based on the formulaic calculation using our 2025 operating results, the Committee applied the resulting 101.7% funding level for corporate performance, and also considered individual performance to confirm the final incentive payment amount to each executive. Payments of this element are made after each fiscal year-end.

55 | 2026 Proxy Statement

Each NEO was assigned a target payout in the first quarter of the 2025 fiscal year. An NEO may earn more or less than the target award based on performance, ranging from a minimum payout of 0% up to a maximum of 150%, as shown below. For 2025, target payouts for our NEOs remained unchanged from 2024, except Mr. Fejes, whose target increased from $600,000 to $754,167 in connection with his promotion to CEO.

NEO	2025 cash incentive minimum	2025 cash incentive target	2025 cash incentive maximum	2025 cash incentive award — actual ($)	Payout as a percentage of target (%)
Balazs Fejes	$0	$754,167	$1,131,251	$767,000	101.7%
Jason Peterson	$0	$600,000	$900,000	$610,000
Arkadiy Dobkin	$ 0	$ 1,062,500	$ 1,593,750	$ 1,080,500
Viktar Dvorkin	$0	$450,000	$675,000	$457,500
Larry Solomon	$0	$450,000	$675,000	$457,500
Elaina Shekhter	$0	$400,000	$600,000	$407,000
Long Term Equity Compensation Components
Long-term equity compensation to our NEOs in 2025 consisted of Key Executive Performance Stock Program PSU awards and time-vested RSUs In 2025, EPAM eliminated the use of stock options and granted long-term incentives awards to our NEOs using an equal mix of PSUs and time-vested RSUs. These long-term equity incentives provide our NEOs with a personal financial interest in EPAM’s success through stock ownership, aligning their interests with that of our stockholders.

56 | 2026 Proxy Statement

Key Executive Performance Stock Program
2025 was the second year of our Key Executive Performance Stock Program, which we launched in 2024 to strengthen the link between executive pay and Company performance. Ultimate vesting of PSUs granted under this program is based on adjusted revenue growth, adjusted EPS, and relative TSR. The revenue and EPS portions are weighted 37.5% each, and relative TSR accounts for 25%. This approach recognizes that our financial performance more accurately reflects our progress toward our strategic goals. The revenue and EPS targets are one-year metrics set annually by the Committee due to the challenge in forecasting and setting long-term goals in a volatile information technology spending environment, and the relative TSR target is a three-year target set prior to the grant date. Except in limited termination scenarios, PSUs are also subject to the continued employment of each NEO through the applicable performance period.
The number of PSUs that are actually earned and eligible to vest will be determined as a percentage of the target number, between 50% (subject to threshold performance) and 200% for maximum performance, based on our level of achievement of each performance measure. Since vesting of PSU grants under this program depends on our performance for these metrics over a three-year performance period, a meaningful proportion of our NEOs’ realizable total compensation is determined based on long-term company achievements.
•
Revenue Growth Results: 37.5% of the PSUs will vest, if at all, at the end of the three-year performance period based on the achievement of adjusted revenue growth targets by EPAM during the performance period.

•	EPS Results: 37.5% of the PSUs will vest, if at all, at the end of the three-year performance period based on the achievement of adjusted EPS targets by EPAM during the performance period.
•
Relative TSR Results: 25% of the PSUs will vest, if at all, at the end of the three-year performance period based on EPAM’s total shareholder return as compared to the total shareholder return of the S&P 500 IT Index. In order to determine EPAM’s relative TSR, each company in the comparator group is ranked in order of its total shareholder return.

For each fiscal year during the performance period, the Committee approves revenue growth and EPS goals for this program that it deems to be challenging and motivating. A payout percentage, based on performance against target, is certified by the Committee after the completion of each fiscal year. Relative TSR performance will be certified by the Committee at the conclusion of the 3-year performance period.
The performance periods for awards under each of the 2024, 2025, and 2026 Key Executive Performance Stock Program are shown below:

Grant Year	Performance Period
2026	January 1, 2026 – December 31, 2028
2025	January 1, 2025 – December 31, 2027
2024	January 1, 2024 – December 31, 2026

Performance measures for fiscal 2025 are shown in the table below. Please see our Proxy Statement filed April 9, 2025 for the performance measures for the 2024 Key Performance Stock Program.

	1-Year Measures				3-Year Measure
	Adjusted Revenue Growth		Adjusted EPS		Relative TSR
Performance Level (1)	Performance vs. Target	% of PSUs that Vest (out of 37.5%)	Performance vs. Target	% of PSUs that Vest (out of 37.5%)	EPAM % Rank	% of PSUs that Vest (out of 25%)
Below Threshold	<9%	0%	<$ 10.45	0%	Below 30th Percentile	0%
Threshold	9%	50%	$ 10.45	50%	30th Percentile	50%
Target	13.0% - 15.3%	100%	$ 10.86	100%	55th Percentile	100%
Maximum	21.6%	200%	$ 11.25	200%	85th Percentile	200%

In February 2026, the Committee certified the results and payout percentages relating to the 2025 revenue and EPS components at 92% and 200%, respectively. The actual number of PSUs that are earned and vested will be determined following the completion of the performance period on December 31, 2026 for 2024 PSU grants and December 31, 2027 for 2025 PSU grants. Company performance over the remaining years of each performance period will determine the number of PSUs earned, if any. Results for 2024 PSU grants will be certified in the first quarter of 2027 and, for 2025 PSU grants, in the first quarter of 2028.

57 | 2026 Proxy Statement

Time-Based Equity Awards
We award time-based equity grants in the form of RSUs. The Committee has determined and recommended to the Board that these equity awards align with our philosophy to retain and incentivize our NEOs and reward absolute long-term stock appreciation. These awards generally vest in equal annual installments over a four-year period. The service-based vesting and forfeiture provisions included in our awards provide an additional incentive to our leadership to act in furtherance of our long-term success and our stockholders’ interests, strongly linking pay with EPAM’s performance.
Other Broad-based Employee Benefits
Our NEOs participate in the same retirement, health and other broad-based benefits as the larger population of EPAM employees, as applicable. These plans provide for basic retirement needs and serve as a safety net to protect against the financial hardships that can result from illness, disability, or death. Our broad-based benefits include the following:
•
401(k) retirement plan, which is a tax-qualified self-funded retirement plan. Under this plan employees may elect to defer their current compensation up to the statutory limit. We provide discretionary matching contributions equal to 100% of the employee’s contribution up to 2% of the employee’s eligible compensation, and 50% matching on the next 4% of eligible compensation contributed.

•	Employee stock purchase plan with market competitive terms in certain countries.
•	Group health insurance (including medical, dental, and vision), long- and short-term disability, group life, AD&D and paid time off.
Mr. Fejes receives statutory benefits required by Swiss law. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. Consistent with our compensation philosophy, we do not provide special perquisites to our NEOs.
Other Employment Arrangements
We believe in mutual trust, loyalty and commitment between EPAM and our NEOs, and it is our belief that employment agreements are not necessary to achieve our goals and meet our NEOs’ needs. This assertion is supported by the long tenure of several of our NEOs and our success in attracting new executives to our leadership team. There are no effective employment agreements or offer letters with our NEOs other than Mr. Fejes, who has an employment agreement with our Swiss subsidiary as required by law.
Tax Deductibility
Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one calendar year over $1 million per executive. While the Committee considers tax deductibility as one of the many factors in determining executive compensation, it continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of EPAM.
Stock Ownership Guidelines
Our Stock Ownership Guidelines apply to our executive officers, directors, and certain other key EPAM personnel to hold a certain value of shares of Common Stock, directly or indirectly, and includes, shares underlying vested RSUs and vested PSUs, and/or shares held by immediate family members sharing a household. In November 2025, we amended our Stock Ownership Guidelines to strengthen alignment between executives and stockholders following execution of our CEO succession plan. Mr. Fejes has five years from his appointment as CEO to meet his requirement of holding six times base salary, and he must hold 100% of net shares until such level is met. All other executive officers are required to hold 50% of net shares until they meet the compliance guidelines, and all non-employee directors must hold 100% of net shares until they meet the requisite stock ownership level.

Non-Employee Directors	CEO and Executive Chair	Other Executive Officers
10x annual retainer	6x annual salary	2x annual salary

Mr. Fejes is expected to meet his required holding level within the five year period. All of our other current NEOs met or exceeded the guidelines as of December 31, 2025. Mr. Roman is not currently compliant due to withholding requirements applicable to him, and he remains subject to the 100% net shareholding requirement like other non-employee directors. All other non-employee directors met or exceeded the guidelines as of December 31, 2025 or were expected to do so by the time his or her period for compliance ends.

58 | 2026 Proxy Statement

Hedging or Pledging EPAM Common Stock
We maintain policies that prohibit our employees and directors from pledging EPAM stock or engaging in activities considered to be hedging of our stock. Our insider trading policy and procedures, which prohibit pledging or hedging EPAM securities, are described above.
No Single Trigger Change in Control Arrangements
We do not provide our NEOs with guaranteed bonus amounts, “golden parachutes,” multi-year severance packages or guarantees, accelerated vesting of stock awards or other payments triggered by a change in control (excluding severance benefits which have “double-trigger” acceleration), or gross-ups on severence payments. We do not provide our executives any tax gross ups with respect to Section 280G, 409A, or 4999 of the Internal Revenue Code.
Post-Termination Compensation
Each of our Named Executive Officers are eligible for a standardized severance benefit under the EPAM Systems, Inc. Executive Severance Plan, which is described further under “Potential Payments Upon Termination – Termination Benefits.”
Clawback Policy
We maintain the EPAM Systems, Inc. Compensation Recoupment Policy in accordance with Rule 10D-1 and NYSE Listed Company Manual Section 303A.14. Under our Compensation Recoupment Policy, the Committee will, to the extent permitted by law, recoup any incentive-based compensation (cash and equity) received by our executive officers in the event of a restatement of financial-based measures, regardless of whether detrimental conduct has occurred. In the case of a restatement of financial-based measures, the Committee will reasonably promptly recover the amount by which the incentive-based compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Committee determines that the financial measure contains a material error.
Accounting for Stock-Based Compensation
We account for stock-based payments, including grants under each of our equity compensation plans, in accordance with the requirements of FASB ASC Topic 718.

59 | 2026 Proxy Statement

Summary Compensation Table
The following table sets forth information regarding the compensation of our NEOs for services rendered to us in all capacities for 2025, 2024, and 2023, except that compensation data for fiscal year 2024 and 2023 is omitted for Ms. Shekhter because she was not an NEO in either of those fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)(2)(3)	Option awards ($) (1)	Non-equity incentive plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
Balazs Fejes President and Chief Executive Officer	2025	$756,300	-	$3,721,288	-	$767,000	-	$5,244,588
	2024	$681,536 (6)	–	$2,392,545	$1,500,108	$432,000 (6)	–	$5,006,189
	2023	$587,197 (6)	–	$1,509,053	$1,499,977	$282,000 (6)	–	$3,878,227
Jason Peterson Senior Vice President, Chief Financial Officer and Treasurer	2025	$600,000	-	$2,996,096	-	$610,000	$11,125	$4,217,221
	2024	$600,000	–	$2,392,545	$1,500,108	$432,000	$16,293	$4,940,946
	2023	$525,000	–	$4,527,159	$1,499,977	$282,000	$14,488	$6,848,624
Arkadiy Dobkin Executive Chair	2025	$850,000	-	$6,192,284	-	$1,080,500	$10,229	$8,133,013
	2024	$850,000	–	$5,866,069	$1,550,095	$765,000	$15,478	$9,046,642
	2023	$ 812,500	–	$ 3,118,869	$ 3,099,953	$500,000	$ 13,808	$ 7,545,130
Viktar Dvorkin Senior Vice President, Global Head of Engineering, Cloud and Enterprise Platforms	2025	$475,000	-	$1,997,583	-	$457,500	$14,000	$2,944,083
	2024	$475,000	–	$1,594,712	$1,000,072	$324,000	$13,800	$3,407,584
	2023	$456,250	–	$1,006,135	$999,985	$212,000	$16,584	$2,690,954
Larry Solomon Senior Vice President, Chief People Officer and Head of Operations	2025	$475,000	-	$1,997,583	-	$457,500	$14,000	$2,944,083
	2024	$475,000	–	$1,594,712	$1,000,072	$324,000	$13,800	$3,407,584
	2023	$456,250	–	$1,006,135	$999,985	$212,000	$15,178	$2,689,548
Elaina Shekhter Senior Vice President, Chief Strategy and Transformation Officer	2025	$425,000	-	$1,498,048	$-	$407,000	$14,000	$2,344,048

(1)
The amounts in these columns represent the aggregate grant date fair value of the performance stock unit, restricted stock unit and option awards granted to our named executive officers in 2025, 2024, and 2023, respectively, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock-based compensation awards in Note 15 to the audited consolidated financial statements included in our 2025 Annual Report. With respect to amounts included for the performance stock units under our Key Executive Performance Stock Program awards, the grant date fair value determined in accordance with Topic 718 is based on the probable outcome as of the grant date (which we have determined is the same as target for the portion of PSUs granted to the NEOs in 2024 and 2025 and represented in this table), using historical total stockholder return performance, anticipated adjusted revenue growth, anticipated adjusted EPS, and assumes vesting at target. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

60 | 2026 Proxy Statement

(2)
Assuming the achievement of target or maximum performance as of the grant date, the aggregate grant date fair value of the Key Executive Performance Stock Program awards for each fiscal year (the Key Executive Performance Stock Program was launched in 2024 and did not exist in the 2023 fiscal year) included in this column would be as follows:

Name	Key Executive Performance Stock Program
	Year	Grant Date Fair Value at Target	Grant Date Fair Value at Maximum
Balazs Fejes	2024	$892,117	$1,784,234
	2025	$1,034,306	$2,068,612
Jason Peterson	2024	$892,117	$1,784,234
	2025	$1,034,306	$2,068,612
Arkadiy Dobkin	2024	$2,765,384	$5,530,768
	2025	$2,137,688	$4,275,377
Viktar Dvorkin	2024	$594,626	$1,189,252
	2025	$689,602	$1,379,203
Larry Solomon	2024	$594,626	$1,189,252
	2025	$689,602	$1,379,203
Elaina Shekhter	2025	$517,153	$1,034,306

(3)
The amounts in this column include the grant date fair value of a portion of grants aggregating to 67,520 PSUs made in March 2025 to our NEOs. As further described under the heading “Key Executive Performance Stock Program” in the Compensation Discussion and Analysis above, the remaining portion of those PSUs are not considered granted for accounting purposes because the future vesting conditions were not determined as of the date of grant and therefore grant date fair value cannot be determined in accordance with Topic 718.

(4)
The amounts in this column represent cash payout amounts earned under our annual cash incentive program for each of the NEOs in the years indicated in this table. For additional details regarding the annual cash incentives, see the disclosure under the heading “Cash Compensation Components” in the Compensation Discussion and Analysis above.

(5)	The amounts in this column represent 401(k) plan matching contributions for Messrs. Peterson, Dobkin, Dvorkin, and Solomon and for Ms. Shekhter.
(6)
Mr. Fejes’ cash compensation was paid in Swiss francs. For 2025, 2024, and 2023, the applicable exchange rates used were $1.10, $1.12, and $1.11, per Swiss franc, based on the average exchange rates from oanda.com.

61 | 2026 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2025.

Name	Grant date	Award approval date (1)	Estimated payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units (#) (3)	Grant date fair value of stock and option awards (4)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maximum (#)
Balazs Fejes	2/10/2025	2/10/2025	—	$754,167	$1,131,251
	3/15/2025	2/11/2025							10,736	$1,961,789
	9/1/2025	8/27/2025							4,112	$725,192
	3/15/2025	2/10/2025				5,368	10,736	21,472		$1,034,306
Jason Peterson	2/10/2025	2/10/2025	—	$600,000	$900,000
	3/15/2025	2/11/2025							10,736	$1,961,789
	3/15/2025	2/11/2025				5,368	10,736	21,472		$1,034,306
Arkadiy Dobkin	2/10/2025	2/11/2025	—	$ 1,062,500	$ 1,593,750
	3/15/2025	2/11/2025							22,189	$ 4,054,596
	3/15/2025	2/11/2025				11,095	22,189	44,378		$ 2,137,688
Viktar Dvorkin	2/10/2025	2/10/2025	—	$450,000	$675,000
	3/15/2025	2/11/2025							7,158	$1,307,981
	3/15/2025	2/11/2025				3,579	7,158	14,316		$689,602
Larry Solomon	2/10/2025	2/10/2025	—	$450,000	$ 675,000
	3/15/2025	2/11/2025							7,158	$1,307,981
	3/15/2025	2/11/2025				3,579	7,158	14,316		$689,602
Elaina Shekhter	2/10/2025	2/10/2025	—	$400,000	$600,000
	3/15/2025	2/11/2025							5,368	$ 980,895
	3/15/2025	2/11/2025				2,684	5,368	10,736		$517,153

(1)
On February 10, 2025, the Compensation Committee approved non-equity incentive plan award targets and recommended grants of performance stock units and restricted stock units to our Named Executive Officers which our Board of Directors then approved on February 11, 2025.

(2)	Reflects performance stock unit grants made pursuant to the Key Executive Performance Stock Program, the terms of which are summarized in the Compensation Discussion and Analysis above.
(3)	These restricted stock units are scheduled to vest as to 25% of the shares on each of March 15, 2026, 2027, 2028, and 2029.
(4)
The amounts in this column represent the aggregate grant date fair value of the performance stock units and restricted stock units granted to our Named Executive Officers in 2025, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock-based compensation awards in Note 15 to the audited consolidated financial statements included in our 2025 Annual Report and in Footnotes 1 through 3 to the Summary Compensation Table. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

62 | 2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding the holdings of stock options and stock awards that remained outstanding as of December 31, 2025 for each of our NEOs.

Name (a)	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (d)	Option expiration date (e)	Number of shares or units of stock that have not vested (#) (f)	Market value of shares or units of stock that have not vested (#) (1) (g)
Balazs Fejes	9,093		$ 169.13	3/29/2029
	9,726		$ 175.22	3/27/2030
	6,720		$ 387.74	3/26/2031
	7,233 (2)	2,411 (2)	$ 266.75	3/25/2032
	4,763 (3)	4,762 (3)	$ 299.00	3/31/2033
	2,266 (4)	6,797 (4)	$ 298.89	3/15/2034
					22,151 (5)	$ 4,538,297
					15,756 (6)	$ 3,228,089
Jason Peterson	1,088		$ 169.13	3/29/2029
	9,726		$ 175.22	3/27/2030
	6,366		$ 387.74	3/26/2031
	7,233 (2)	2,411 (2)	$ 266.75	3/25/2032
	4,763 (3)	4,762 (3)	$ 299.00	3/31/2033
	2,266 (4)	6,797 (4)	$ 298.89	3/15/2034
					21,403 (5)	$ 4,385,047
					15,756 (6)	$ 3,228,089
Arkadiy Dobkin	41,026		$70.52	3/25/2026
	39,594		$73.27	3/24/2027
	28,830		$ 112.62	3/23/2028
	22,733		$ 169.13	3/29/2029
	25,289		$ 175.22	3/27/2030
	14,147		$ 387.74	3/26/2031
	4,822 (2)	14,467 (2)	$ 266.75	3/25/2032
	9,843 (3)	9,842 (3)	$ 299.00	3/31/2033
	2,342 (4)	7,023 (4)	$ 298.89	3/15/2034
					37,214 (5)	$ 7,624,404
					37,750 (6)	$ 7,734,220

63 | 2026 Proxy Statement

Name (a)	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (d)	Option expiration date (e)	Number of shares or units of stock that have not vested (#) (f)	Market value of shares or units of stock that have not vested (#) (1) (g)
Viktar Dvorkin	8,649		$112.62	3/23/2028
	6,721		$169.13	3/29/2029
	7,392		$175.22	3/27/2030
	4,598		$387.74	3/26/2031
	4,919 (2)	1,639 (2)	$266.75	3/25/2032
	3,176 (3)	3,174 (3)	$299.00	3/31/2033
	1,511 (4)	4,531 (4)	$298.89	3/15/2034
					12,039 (5)	$ 2,466,550
					10,504 (6)	$ 2,152,060
Larry Solomon	3,299	$ 112.62	3/23/2028
	6,721		$169.13	3/29/2029
	7,392		$175.22	3/27/2030
	4,598		$387.74	3/26/2031
	4,919 (2)	1,639 (2)	$266.75	3/25/2032
	3,176 (3)	3,174 (3)	$299.00	3/31/2033
	1,511 (4)	4,531 (4)	$298.89	3/15/2034
					12,039 (5)	$ 2,466,550
					10,504 (6)	$ 2,152,060
Elaina Shekhter	8,908		$73.27	3/24/2027
	7,496		$112.62	3/23/2028
	5,535		$169.13	3/29/2029
	6,225		$175.22	3/27/2030
	3,537		$387.74	3/26/2031
	3,762 (2)	1,253 (2)	$266.75	3/25/2032
	2,382 (3)	2,381 (3)	$299.00	3/31/2033
	1,133 (4)	3,398 (4)	$298.89	3/15/2034
					9,040 (5)	$1,852,115
					7,878 (6)	$1,614,045

(1)	The closing market price of our Common Stock on the NYSE on December 31, 2025, the last trading day of 2025, was $204.88.
(2)	The option became exercisable as to 25% of the total grant on each of March 15, 2023, 2024 and 2025 and will become exercisable as to 25% of the total grant on March 15, 2026.
(3)	The option became exercisable as to 25% of the total grant on each of March 15, 2024, 2025 and will become exercisable as to 25% of the total grant on March 15, 2026 and 2027.
(4)	The option became exercisable as to 25% of the total grant on March 15, 2025, and will become exercisable as to 25% of the total grant on March 15, 2026, 2027 and 2028.
(5)
Represents restricted stock units awarded in 2022 that are scheduled to vest as to 25% of the shares on March 15, 2026; restricted stock units awarded in 2023 that are scheduled to vest as to 25% of the shares on each of March 15, 2026 and 2027; restricted stock units awarded in 2024 that are scheduled to vest as to 25% of the shares on each of March 15, 2026, 2027, and 2028; restricted stock units awarded in 2025 that are scheduled to

64 | 2026 Proxy Statement

vest as to 25% of the shares on each of March 15, 2026, 2027, 2028, and 2029; in the case of Mr. Peterson, additional restricted stock units awarded in 2023 that are scheduled to vest as to one-third of the shares on March 15, 2026; and in the case of Mr. Fejes, additional restricted stock units awarded in 2025 that are scheduled to vest as to 25% of the shares on each of September 1, 2026, 2027, 2028, and 2029.
(6)
Results for the PSUs granted in 2024 and 2025 under the Key Executive Performance Stock Program cannot be determined at this time and so the amounts reflected in the column with respect to those programs are the target number of shares multiplied by the market price of our Common Stock on the NYSE on December 31, 2025. The selection of target amounts in this Outstanding Equity Award at Fiscal Year-End table does not indicate the expected achievement of any particular performance level as of the date of this Proxy Statement. The PSUs granted under the Key Executive Performance Stock Program will vest, if at all, based on the Company’s achievement of the specified criteria for the three fiscal year performance period (e.g., the performance period for PSUs granted on March 15, 2024 is January 1, 2024 to December 31, 2026), as determined by the Compensation Committee following completion of the performance period. The terms of the Key Executive Performance Stock Program are summarized above in the Compensation Discussion and Analysis.

65 | 2026 Proxy Statement

Options Exercised & Stock Vested
The following table sets forth information regarding the exercise of stock options and shares acquired upon vesting of stock awards by our NEOs during the year ended December 31, 2025.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#) (2)	Value realized on vesting ($) (3)
Balazs Fejes	—	—	4,169	$761,801
Jason Peterson	—	—	7,501	$1,370,658
Arkadiy Dobkin	50,000	$ 5,545,000	8,575	$ 1,566,910
Viktar Dvorkin	12,868	$1,725,727	2,804	$512,375
Larry Solomon	—	—	2,804	$512,375
Elaina Shekhter	—	—	2,122	$387,753

(1)	Calculated based on the closing market price of EPAM Common Stock on the trading day prior to the exercise date minus the exercise price.
(2)	Represents gross number of shares acquired on vesting. EPAM’s practice is to withhold shares to satisfy the tax withholding requirement arising from the vesting of restricted stock units.
(3)	Calculated based on the closing market price of EPAM Common Stock on the trading day prior to the vest date.
Potential Payments on Termination and Change of Control
As described above, in 2025 we adopted the EPAM Systems, Inc. Executive Severance Plan to provide a standardized severance benefit for our executive officers, including our NEOs. Under this plan, upon termination by EPAM without cause or by the participant with good reason, the executive will receive: (i) a lump sum cash payment equal to the sum of then-current base salary plus target bonus; (ii) payment or reimbursement of the cost of COBRA (or comparable program) premiums for 12 months for the participants and his or her dependents; (iii) any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year of termination; and (iv) acceleration of the vesting of the portion of the executive’s then-outstanding restricted stock unit awards that are subject only to time-based vesting requirements and that would otherwise vest within the 12 month period following termination. Upon termination by the Company without cause or by the executive officer with good reason, in either case within the period that is 3 months before and 12 months after a change in control, the executive officer will receive (a) a lump sum cash severance payment equal to 1.5 times (or for the CEO, two times) the sum of then-current base salary plus target bonus; (b) payment or reimbursement of the cost of COBRA (or comparable program) premiums for 18 months (for CEO, 24 months) for the executive officer and his or her dependents; (iii) any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year of termination; and (d) acceleration of the vesting of 100% of the executive officer’s then-outstanding equity awards (provided that with respect to any award with vesting conditioned on performance metrics, the performance conditions will be deemed to be satisfied at the greater of target and actual performance unless otherwise set forth in the applicable award agreement). An executive officer who is retirement-eligible (including at least age 60 and 5 years of service, with the sum of age and tenure equal to at least 70) and undergoes a termination by the Company without cause or by the executive with good reason is eligible to receive the severance benefit. EPAM does not provide excise tax gross-ups to any of our NEOs, and the 2025 Long Term Incentive Plan expressly prohibits providing such gross-ups.

66 | 2026 Proxy Statement

The following table sets forth the amounts each named executive officer, then actively employed, would have been entitled to receive under the Executive Severance Plan if their employment had been terminated as of December 31, 2025.

	Termination Without Cause or With Good Reason (Without a Change of Control) (3)		Termination Without Cause or With Good Reason within Three Months Before or Twelve Months After a Change of Control
Name	Cash Payment (2)	RSU Acceleration (1)	Cash Payment (2)	Equity Acceleration (1)
Balazs Fejes	$1,579,505	$1,484,151	$3,159,009	$7,766,386
Jason Peterson	$1,211,128	$1,962,750	$1,816,692	$7,613,136
Arkadiy Dobkin	$1,938,143	$2,618,366	$2,907,214	$15,358,624
Viktar Dvorkin	$958,090	$851,891	$1,437,135	$4,618,610
Larry Solomon	$925,000	$851,891	$1,387,500	$4,618,610
Elaina Shekhter	$849,765	$641,070	$1,274,647	$3,466,160

(1)
The value associated with the acceleration of outstanding stock options, RSUs, and PSUs is based on the closing market price of a share of our Common Stock on the NYSE on December 31, 2025, the last trading day of 2025, which was $204.88.

(2)
The amounts included in this column with respect to continued coverage under EPAM’s group health plans via payment or reimbursement of COBRA premium payments are calculated for 2026 based on the health, dental, and vision insurance coverage selected by the executive and his or her dependents, if any, in 2025 and do not include any changes in coverage, including adding or subtracting dependent coverage, change in health, dental, or vision coverage, or enrollment in mandatory health insurance plans.

(3)
A qualifying termination under the Executive Severance Plan does not include termination due to death or disability or due to voluntary retirement, both of which are addressed below under the sub-heading “Treatment of Equity Awards following Termination”

Treatment of Equity Awards following Termination
Equity awards granted to our NEOs under our 2025 Long Term Incentive Plan may forfeit or accelerate in certain other circumstances relating to termination of employment or change of control as follows:
•
Upon a termination of service for cause, any unvested restricted stock units, any unvested performance stock units, and any unexercised portion of stock options (both vested and unvested) forfeit as of the termination date.

•
All or a portion of equity awards granted to our NEOs will vest (with performance stock units deemed earned at target) upon the death or disability of the NEO, depending on years of service at the time of death or disability (100% in the case of two or more years of service and 50% in case of less than two years of service).

•
Upon a termination of service by the executive officer due to voluntary retirement, any unvested restricted stock units and any unvested portion of an option, in each case granted at least one year prior to the date of retirement will vest so long as the NEO is at least 60 years old, has worked for EPAM for at least five years, and the sum of the NEO’s age and years of service with EPAM equals at least 70. Performance stock units are subject to the same grant date, age, and years of service requirements as our other equity awards and remain eligible to be earned post-retirement in accordance with the performance period requirements and performance objectives in the award agreement.

•
Upon termination of service by the executive officer for any other reason, any unvested restricted stock units, unvested performance stock units, and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of 90 days following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

67 | 2026 Proxy Statement

The following tables set forth the estimated value of the acceleration of unvested equity awards held by each of our named executive officers then actively employed assuming a termination of service due to the death or disability of the NEO, or due to the voluntary retirement of an NEO who met the age and tenure requirements, in each case assuming that such termination occurred on December 31, 2025. In the case of a termination of service due to the death or disability of the NEO, the table assumes that the date of termination of service followed at least two years of service to EPAM or an affiliate, and in the case of voluntary retirement, only includes equity awards granted at least one year prior to the date of termination of service. For our NEOs, Mr. Dobkin, Mr. Peterson, and Mr. Solomon are the only NEOs who qualify for retirement acceleration as of December 31, 2025 and therefore only their equity awards are included in the retirement table below.

Name	Value of Accelerated Unvested Equity Upon Qualifying Death or Disability (1)				Value of Accelerated Unvested Equity Upon Qualifying Voluntary Retirement (1) (2)
	Stock Options	RSUs	PSUs (3)	Total	Stock Options (1)	RSUs	PSUs (3)	Total
Balazs Fejes	$—	$4,538,297	$3,228,089	$7,766,386	$—	$—	$ -	$—
Jason Peterson	$—	$4,385,047	$3,228,089	$7,613,136	$—	$2,185,455	$ -	$2,185,455
Arkadiy Dobkin	$—	$7,624,404	$7,734,220	$15,358,624	$—	$3,078,322	$ -	$3,078,322
Viktar Dvorkin	$—	$2,466,550	$2,152,060	$4,618,610	$—	$—	$ -	$—
Larry Solomon	$—	$2,466,550	$2,152,060	$4,618,610	$—	$1,000,019	$ -	$1,000,019
Elaina Shekhter	$—	$1,852,115	$1,614,045	$3,466,160	$—	$—	$ -	$—

(1)
The value associated with the acceleration of outstanding stock options, RSUs, and PSUs is based on the closing market price of a share of our Common Stock on the NYSE on December 31, 2025, the last trading day of 2025, which was $204.88.

(2)	None of the equity grants made to Messrs. Fejes or Dvorkin or Ms. Shekhter qualified for acceleration upon retirement as of December 31, 2025.
(3)
Upon retirement, PSUs remain eligible to be earned based on actual performance at the end of the three-year measurement period and earned PSUs vest as scheduled in the applicable award agreement and therefore no PSUs would vest as of December 31, 2025.

68 | 2026 Proxy Statement

Proposal 4: Annual Advisory Vote to Approve Executive Compensation
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed and individually tailored to attract, motivate, and retain our named executive officers, each of whom is critical to our success. The components of our executive compensation programs encourage performance in support of our organizational strategy and reward our named executive officers based on Company performance and the evaluation of individual performance. EPAM’s equity plans are intended to align compensation with the long-term interests of our stockholders. Please read the “Executive Compensation – Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2025 compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures described and explained in “Executive Compensation – Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement continues to support EPAM’s long-term success.
Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the adoption of the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of EPAM Systems, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this advisory vote to approve executive compensation is non-binding, the Board and the Compensation Committee will carefully assess the voting results and may consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.
The Board has determined, following an advisory vote by our stockholders at our 2021 annual meeting, to hold annual say-on-pay advisory votes. Unless the Board determines otherwise, the next say-on-pay frequency advisory vote will be held at our 2027 annual meeting of stockholders.
Vote Required
The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote on the subject matter in person or by proxy.
Recommendation
The Board recommends that you vote FOR approval of our executive compensation.

69 | 2026 Proxy Statement

2025 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following information for 2025:
•	the median of the annual total compensation of all our employees (other than our Chief Executive Officer) was $38,570;
•	the annualized total compensation of Balazs Fejes and Arkadiy Dobkin, each of whom served as CEO for a portion of 2025, on a proportional basis, was $7,170,205, and
•	the ratio of these two amounts was 186 to 1.
Methodology for Identifying Our “Median Employee”
Employee Population
We have identified a new median employee in this Proxy Statement, as further described below. We last identified the median employee in 2022 and included such information in our 2023 Proxy Statement. There was no change in our employee population or employee compensation arrangements that we reasonably believe would have resulted in a significant change to or otherwise significantly impact our pay ratio disclosure, so we continued to use the same median employee in every proxy statement since 2023.
To identify the median employee, we first identified our total employee population from which we determined our “median employee” and then identified the median of the annual total compensation of all of our employees (other than our Chief Executive Officer). We determined that, as of December 31, 2025, our employee population consisted of approximately 58,586 individuals (of which approximately 5% were located in the United States and 95% were located outside the United States) that were eligible for inclusion in our analysis under the Pay Ratio Rule. Our employee population consisted of full-time, part-time and temporary employees, and certain of our contractors were required to be included in our employee population under the Pay Ratio Rule, as described in more detail below. Included in the total employee population are employees who joined EPAM through acquisitions that were completed during 2025.
Determining our Median Employee
To identify our median employee from our total employee population, we used a total cash compensation measure consistently applied to the entire population, which included base salary or wages and all cash bonuses paid in 2025, including regular annual bonuses paid in respect of the prior year’s performance, and any special bonuses paid in 2025, if any. In making this determination, we annualized the compensation of our full-time employees who were hired in 2025 but did not work for us for the entire year. By consistently applying this compensation measure to all of our employees identified in the employee population, we selected the median employee. We did not make any cost-of-living adjustment in identifying our median employee.
Using the methodologies described above, we determined that our median employee was a full-time, salaried professional in Eastern Europe. The total cash compensation of the median employee for the 12-month period ending December 31, 2025, was $38,570.
Determining of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the Summary Compensation Table included in this Proxy Statement). Our CEO’s annual total compensation for 2025 was calculated by multiplying the amount reported in the “Total” column in the 2025 Summary Compensation Table for each of Balazs Fejes and Arkadiy Dobkin by the percentage of the year in which each of them served as CEO.

70 | 2026 Proxy Statement

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, estimates and assumptions, our pay ratio may not be comparable with the pay ratios reported by other companies.

71 | 2026 Proxy Statement

Pay Versus Performance
We structure our compensation using a mix of short-term compensation, in the form of base salaries and annual cash incentive payments, and long-term compensation, in the form of equity-based awards, to meet our NEO compensation objectives of:
•	Attracting, motivating, developing, and retaining quality executives who will increase long-term stockholder value.
•	Rewarding exceptional performance and long-term commitment to EPAM.
•	Grant performance-based equity awards to align executive interests with long-term interests of EPAM stockholders.
Our Compensation Discussion and Analysis provides more information on our approach and methodology for making executive compensation decisions. As noted in the Compensation Discussion and Analysis, our compensation decisions are made using the value of equity-based awards measured as of the date the equity award was granted, which differs from the values in the table below which are calculated according to prescribed SEC rules. Particularly, the amounts listed in the tables and graphs below labeled as “Compensation Actually Paid” does not represent the value of cash and equity awards that we paid to our NEOs during any year, but rather is an amount calculated under SEC rules and includes, among other things, adjustments to values of unvested and vested equity awards based on year-end stock prices and various accounting valuation assumptions.

	Summary Compensation Table Total (1)		Compensation Actually Paid (1)(2)				Value of Initial Fixed $100 Investment Based On:
Year	PEO Balazs Fejes	PEO Arkadiy Dobkin	PEO Balazs Fejes	PEO Arkadiy Dobkin	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (in thousands) (6)	Annual Revenue Growth (7)
2025	$5,244,588	$8,133,013	$4,629,411	$7,177,878	$3,112,359	$2,528,884	$57.17	$258.38	$377,678	15.4%
2024	N/A	$9,046,642	N/A	$2,256,961	$4,190,576	$1,339,977	$110.21	$299.72	$454,533	0.8%
2023	N/A	$7,545,130	N/A	$5,251,802	$4,026,838	$4,783,721	$140.15	$219.40	$417,083	(2.8%)
2022	N/A	$6,453,257	N/A	($ 13,933,984)	$2,888,776	($ 4,103,371)	$154.48	$139.00	$419,416	28.4%
2021	N/A	$5,930,172	N/A	$26,698,904	$2,618,780	$9,947,826	$315.07	$193.58	$481,652	41.3%

(1)
Mr. Fejes was appointed as EPAM’s President and Chief Executive Officer (i.e., PEO) effective September 1, 2025, succeeding Mr. Dobkin. As of December 31, 2025, EPAM’s Non-PEO NEOs were Messrs. Peterson, Dvorkin, Solomon, and Ms. Shekhter. For the years ending December 31, 2024, 2023, 2022, and 2021, EPAM’s Non-PEO NEOs were Messrs. Peterson, Fejes, Dvorkin, and Solomon.

(2)
The amounts reported for Mr. Fejes and Mr. Dobkin represent the amount of “compensation actually paid,” as computed in accordance with Item 402(v) of Regulation S-K. The adjustments in the table below were made to Mr. Fejes’s and Mr. Dobkin’s total compensation for 2025 to determine the compensation actually paid. No dividends or other earnings were paid on stock or stock option awards in any of the covered fiscal years and no equity awards were cancelled due to a failure to meet vesting conditions. Please refer to the section “Pay Versus Performance” in our proxy statement filed April 9, 2025 for a description of the adjustments for Mr. Dobkin’s compensation as PEO in 2024, 2023, 2022, and 2021.

Year
	2025	2025
	Balazs Fejes	Arkadiy Dobkin
SCT Total Compensation	$ 5,244,588	$ 8,133,013
Subtract equity award values in SCT	($ 3,721,288)	($ 6,192,284)
Add year-end value of unvested equity awards granted in the year	$ 4,390,066	$ 7,730,545
Change in value of unvested equity awards granted in prior years	($ 767,605)	($ 1,493,709)
Change in value of equity awards granted in prior years which vested in the year	($ 516,350)	($ 999,687)
Total	$ 4,629,411	$ 7,177,878

72 | 2026 Proxy Statement

Stock option grant date fair values included in the SCT Total Compensation row are estimated using the Black-Scholes option valuation model as of grant date. For the purposes of calculating Compensation Actually Paid, we estimated the stock option fair values using the Black-Scholes option valuation model as of each applicable measurement date using the stock price as of the measurement date and updated assumptions (i.e., expected term, expected volatility, expected dividends, risk-free interest rate) as of the measurement date. Restricted stock unit grant date fair values are calculated as set forth in the footnotes to the Summary Compensation Table. For performance-based awards, fair values were calculated based on the target outcome of the performance conditions as of the relevant valuation date. With respect to the portion of performance stock unit awards for which performance achievements had not yet been established, we have assumed target performance. For the purposes of calculating Compensation Actually Paid, adjustments were made using the stock price as of the last trading day of each applicable year and as of each applicable measurement date.
(3)
The average Compensation Actually Paid to our NEOs that are not our CEO in each of 2021 through 2025, calculated as set forth in the table below and in accordance with SEC rules. No dividends or other earnings were paid on stock or option awards in any of the covered fiscal years and no equity awards were cancelled due to a failure to meet vesting conditions. The dollar amounts reflected in the Average Compensation Actually Paid to Non-PEO Named Executive Officers column of the table above do not reflect the actual amount of compensation earned by or paid to our NEOs during any of the applicable years. For information regarding the decisions made by our Compensation Committee about our NEO’s compensation for each fiscal year, please see the Compensation Discussion and Analysis section of this Proxy Statement and the proxy statements for each of the fiscal years covered in the table above.

	Year
	2021	2022	2023	2024	2025
SCT Total Compensation	$2,618,780	$2,888,776	$4,026,838	$4,190,576	$3,112,359
Subtract equity award values in SCT	($1,575,157)	($1,959,989)	($1,631,051)	($3,243,718)	($2,122,327)
Add year-end value of unvested equity awards granted in the year	$3,477,363	$2,675,178	$3,283,130	$1,917,026	$2,512,956
Change in value of unvested equity awards granted in prior years	$5,085,424	($4,009,358)	($467,560)	($1,354,543)	($597,509)
Change in value of equity awards granted in prior years which vested in the year	$341,416	($3,697,978)	($427,636)	($169,363)	($376,594)
Total	$ 9,947,826	($ 4,103,371)	$ 4,783,721	$ 1,339,977	$ 2,528,884

Stock option fair values and time-vested restricted stock unit fair values as of the applicable measurement date were calculated as set forth in footnote 2.
(4)	Represents EPAM’s cumulative total shareholder return (EPAM TSR).
(5)	Represents the cumulative TSR of the S&P 500 Information Technology Index (“S&P 500 IT Index”) for the years ending December 31, 2021 through 2025.
(6)	Reflects “Net Income” in our Consolidated Statements of Income included in our Annual Report on Form 10-K for each of the years ended December 31, 2021 through 2025.
(7)
The table below lists, in our assessment, the most important financial performance measures we use to link compensation of our NEOs for each year in the table above to EPAM’s performance. The following tabular list represents all of the financial and non-financial measures used to link compensation to performance.

Measure	Explanation
Annual Revenue Growth	Company-Selected Measure and a financial measure of revenue growth generated from year-to-year as a percentage increase over the immediately preceding year
Adjusted Income from Operations*
A non-GAAP financial measure that consists of income from operations that is then adjusted to eliminate the effect of certain expenses, costs, and impairments and is used to illustrate underlying trends in our business, establish budgets and operational goals, communicate internally and externally, and for managing our business and evaluating our performance

Adjusted Revenue Growth
Annual Revenue Growth as adjusted to exclude revenues from acquisitions and dispositions not included in the annual operating plan approved by the Board and applying foreign currency exchange rates utilized in the development of the approved annual operating plan

Adjusted Diluted Earnings Per Share*	A non-GAAP financial measure that consists of GAAP earnings per share that is then adjusted to exclude the effect of certain expenses, costs, and impairments and is used in evaluating our performance
Relative TSR	The TSR of the Company as compared to the TSR of the companies included in the S&P 500 IT Index, as determined on the grant date and stated as a percentile

*	Refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” for additional information.

73 | 2026 Proxy Statement

Below are graphs showing the relationship of Compensation Actually Paid to our CEO and average Compensation Actually Paid to our NEOs that are not the CEO in 2021, 2022, 2023, 2024, and 2025 to the EPAM TSR, S&P 500 IT Index TSR, EPAM’s net income, and EPAM’s annual revenue growth.

74 | 2026 Proxy Statement

Proposal 5: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan
We are asking our stockholders to vote to approve Amendment No. 1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan (the “2025 Plan”), increasing the applicable number of shares available for issuance under the 2025 Plan by 4,000,000 shares. The Board approved Amendment No. 1 to the 2025 Plan on March 26, 2026, subject to stockholder approval at the Annual Meeting. The 2025 Plan was approved by our stockholders on May 22, 2025, which replaced the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “2015 Plan”); since its approval, our equity awards have been granted under the 2025 Plan but, as of the date hereof, awards remain outstanding and eligible to vest under our 2015 Plan.
If approved by our stockholders, the effective date of the amendment to the 2025 Plan will be the date of the Annual Meeting. If Amendment No. 1 is approved, the aggregate number of shares to be authorized for issuance under the 2025 Plan will be equal to the sum of (i) 6.5 million shares (which includes (x) the 2.5 million shares currently authorized for issuance under the 2025 Plan and (y) an additional 4 million shares sought for approval under this Proposal 5) and (ii) any shares subject to outstanding awards granted under the 2015 Plan, the EPAM Systems, Inc. 2012 Long Term Incentive Plan (the “2012 Plan”), and the EPAM Systems, Inc. Amended and Restated 2006 Stock Option Plan (the “2006 Plan”) that return to the share pool as a result of cancellation or forfeiture in accordance with the terms of the 2015 Plan. No shares can be granted under the 2015 Plan, the 2012 Plan or the 2006 Plan. The Board and our Compensation Committee carefully considered our anticipated future equity needs as well as our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant in determining the requested share authorization.
As discussed below, there are currently 512,838 shares available for issuance under the 2025 Plan as of March 16, 2026; therefore, if Amendment No. 1 to the 2025 Plan is not approved at the Annual Meeting, our ability to issue any equity or equity-based awards will be limited, putting us at a competitive disadvantage in attracting, motivating and retaining talent.
Considerations for the Approval of Amendment No. 1 to the 2025 Plan
The 2025 Plan includes best governance practices aligned with stockholder interests, allows us flexibility to grant equity and equity-based compensation, and provides a share authorization we expect will last the next two years. We have incorporated the following best governance practices into the 2025 Plan to further stockholder interests:
•
No Liberal Share Recycling. Shares that are tendered or withheld to satisfy any tax withholding liabilities or payment of an option exercise price may not again be available for issuance under the 2025 Plan.

•	No option repricing. No repricing of options is permitted without stockholder approval, except with respect to permitted adjustments in connection with certain capitalization events.
•	No discounted options or SARs. No discounted stock options or stock appreciation rights may be granted under the 2025 Plan.
•
Clawbacks. In 2023, we adopted the EPAM Systems, Inc. Compensation Recoupment Policy (the “Clawback Policy”) in accordance with Rule 10D-1 and NYSE Listed Company Manual Section 303A.14. Under our Clawback Policy, our Compensation Committee will, to the extent permitted by law, recoup any incentive-based compensation (cash and equity) received by our executive officers, including incentive-based compensation granted under the 2025 Plan, in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial- based measures, the Compensation Committee will recover the amount by which the incentive-based compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Compensation Committee determines that the financial measure contains a material error.

•	No evergreen share authorization. The 2025 Plan does not contain an evergreen provision allowing for an increase in the share pool without stockholder approval.

75 | 2026 Proxy Statement

•	Stock ownership. Our executive officers are subject to stock ownership guidelines, as described on page 58 of this Proxy Statement.
•
No Dividends on Outstanding Awards. No stock options or SARs will be eligible for the payment of dividends or dividend equivalents. For awards other than stock options and SARs, the Compensation Committee may provide that participants may earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as our Compensation Committee may establish. However, dividends or dividend equivalents will have the same vesting dates and will be paid in accordance with the same terms as the awards to which they relate, and with respect to any award subject to the achievement of performance criteria, will not be paid unless and until the relevant performance criteria have been satisfied.

Your approval of Amendment No. 1 to the 2025 Plan will allow us to continue attracting, motivating and retaining the talented employees necessary for EPAM’s success, while aligning the interests of those employees with those of our stockholders to maximize long-term value creation. We grant equity awards to a broad-based group of our employees, not just to our executive officers. The broad reach of our equity award program is evident from our historic practices; for example, in 2025, 86% of all equity awards granted under the 2025 Plan were granted to employees other than our named executive officers (assuming PSUs granted in 2025 fully vest at target). Equity awards are an essential part of the total compensation package for our employees, including our executive officers, and it is this employee base that has fueled EPAM’s performance. Our ability to grant equity awards is especially critical because the value of these awards can form a substantial part of our employees’ overall compensation packages, including those of our executive officers. As of December 31, 2025, stock options comprised 29% of outstanding equity awards and full-value awards comprised the remaining 71% of such outstanding awards under the 2025 Plan, (assuming PSUs granted in 2025 fully vest at target).
Your approval of Amendment No. 1 to the 2025 Plan also provides us with the ability to grant equity awards to personnel who have joined EPAM through strategic acquisitions. Completing strategic acquisitions provides us with new revenue streams, enhances stockholder value, and adds additional employees to support our business and its expansion. It is important to the successful execution of our strategy that we have the ability to retain and incentivize a broad base of employees, which is growing in part through acquisitions.
If our stockholders’ approve Amendment No. 1 to the 2025 Plan, we anticipate that the number of shares authorized under the 2025 Plan will last us through the next two years based on what we believe is a reasonable expectation of future stock usage. We intend to continue our historic practices with respect to the vesting period of awards under the 2025 Plan. For information about our overhang and burn rate, see the “Historical Annual Common Stock Usage” section below.
Effect of Not Approving Amendment No.1 to the 2025 Plan
As discussed below, there are currently 512,838 shares available for issuance under the 2025 Plan as of March 16, 2026; therefore, if the amendment to the 2025 Plan is not approved at the Annual Meeting, our ability to issue any equity or equity-based awards will be limited, putting us at a competitive disadvantage in attracting, motivating and retaining talent.
Without the requested share authorization, we may need to make significant changes to our equity award and total compensation practices, which would limit our flexibility to provide competitive compensation to attract, motivate and retain qualified talent. The loss of an essential element of our compensation program and acquisition strategy would compromise our ability to directly align the interests of our employees, including our executive officers, with the interests of our stockholders, as described in greater detail in the Compensation Discussion and Analysis beginning on page 46.
Historical Annual Common Stock Usage
Our gross burn rate for the period from January 1, 2025 to December 31, 2025 was 1.26% and the three-year average burn rate for the period ending December 31, 2025 was 1.32%.The burn rate does not take into account equity awards that have been cancelled or forfeited. We calculate burn rate by dividing the total number of common shares subject to stock options and full value awards (such as RSUs and PSUs) granted during the period by the total weighted-average number of common shares outstanding during the period. This burn rate calculation assumes performance-based share units vest at target.

76 | 2026 Proxy Statement

For additional information about our overhang and burn rate, see our audited consolidated financial statements included in our 2025 Annual Report.
The following table sets forth the number of shares available for issuance and shares subject to outstanding awards under the 2025 Plan and the 2022 Amended and Restated EPAM Systems, Inc. Non- Employee Directors Compensation Plan (the “2022 Directors Plan”), including shares under our predecessor stock incentive plans that have been incorporated into the 2025 Plan and 2022 Directors Plan by their terms, as of March 16, 2026. As noted below, the table does not include shares subject to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which is the subject of Proposal 6. No shares remain available for future issuance under any predecessor plan, including the 2015 Plan, 2012 Plan, the 2006 Plan, or the 2012 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (the “2012 Directors Plan”), which is the predecessor to the 2022 Directors Plan. In the event any equity awards are granted between March 16, 2026 through the date of the Annual Meeting, the number of shares in the existing share pool shall be reduced by such number of shares granted.

As of March 16, 2026
Shares subject to outstanding stock options(1)	682,148
Shares subject to outstanding time-based stock awards(2)	2,105,630
Shares subject to outstanding performance-based awards(3)	370,381
Shares available for future awards under the 2025 Plan(4)	512,838
Share available for future awards under the 2022 Directors Plan(5)	487,007
Shares of Common Stock issued and outstanding as of March 16, 2026

(1)	As of March 16, 2026, options outstanding under the 2025 Plan had a weighted average per share exercise price of $213.60 and a weighted average remaining term of 4.3 years.
(2)	Represents shares subject to time-based restricted stock units. As of March 16, 2026, the weighted average remaining vesting term was 2.3 years.
(3)	Represents shares subject to performance-based restricted stock units at target. As of March 16, 2026, the weighted average remaining vesting term was 1.7 years.
(4)	Excludes the ESPP.
(5)	No shares remain available for grant under the 2012 Directors Plan or any predecessor to the 2022 Directors Plan.
Description of the 2025 Plan
The principal terms and conditions of the 2025 Plan are summarized below. The summary, however, is not intended to be a complete description of all of the terms of the 2025 Plan and is qualified in its entirety by reference to the complete text of the 2025 Plan, which is included in Appendix B to our proxy statement filed April 9, 2025 or as Exhibit 10.21 to the 2025 Annual Report. Stockholders are urged to read the actual text of Amendment No. 1 to the 2025 Plan in its entirety, which is attached to this Proxy Statement as Appendix B.
The purpose of the 2025 Plan is to motivate those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level, to reward employees that have performed at that level, and to further our best interests and those of our stockholders.
The 2025 Plan is scheduled to expire May 22, 2035, ten years after the date of stockholder approval. The term will expire sooner if prior to the end of the ten-year term or any extension period, the maximum number of our common shares available for issuance under the 2025 Plan has been issued or our Board terminates the 2025 Plan.
Any outstanding awards under the 2015 Plan, the 2012 Plan, or the 2006 Plan remain subject to the terms of the applicable plan under which the awards were granted, except that any such awards that expire, terminate or would otherwise return to the applicable share reserve will instead become available for issuance under the 2025 Plan.
Subject to adjustment (as described below) and other than with respect to substitute awards, the maximum aggregate number of shares to be authorized for issuance under the 2025 Plan is equal to the sum of (i) 6.5 million shares (which includes (x) the existing share pool of 2.5 million shares and (y) the requested increase to the share pool of 4 million shares) and (ii) any shares subject to outstanding awards granted under the 2015 Plan, the 2012 Plan and the 2006 Plan that return to the share pool as a result of cancellation or forfeiture in accordance with the terms of the 2015 Plan.
Any employee, consultant, or other individual who provides services to EPAM or any of its affiliates is eligible to be selected for participation in the 2025 Plan, in addition to the holders of any other awards that were previously granted by a company that is acquired by or combined with EPAM who is eligible for a substitute grant under the 2025 Plan.

77 | 2026 Proxy Statement

Our Compensation Committee or our Board will administer the 2025 Plan and has authority to:
•	designate participants;
•
determine the types of awards (including substitute awards) to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Compensation Committee, and prescribe the form of award agreement;

•	interpret and administer the 2025 Plan and any instrument or agreement relating to, or award made under, the 2025 Plan;
•	establish, amend, suspend or waive rules and regulations and appoint agents; and
•	make any other determination and take any other action that it deems necessary or desirable to administer the 2025 Plan.
The Compensation Committee or our Board may delegate the authority to grant awards under the 2025 Plan to a committee of one or more directors or to one or more of our officers unless inconsistent with applicable law.
The 2025 Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, RSUs, PSUs, performance awards, other stock-based awards, and other cash-based awards:
•
Stock Options. The per share exercise price of stock option (except in the case of substitute awards) issued under the 2025 Plan, if any, will be determined by our Compensation Committee or our Board but may not be less than the closing price on the grant date. Our Compensation Committee or our Board will determine the vesting schedule and the expiration date of each option. The Compensation Committee or the Board may specify in an award agreement that an “in-the-money” option will be automatically exercised on its expiration date; however, no stock option will be exercisable more than ten years from the grant date. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code and no stock option may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such stock options.

•
Stock Appreciation Rights (SAR). The per share exercise price of a SAR (except in the case of substitute awards) will be determined by our Compensation Committee or our Board but may not be less than the closing price on the grant date. Our Compensation Committee or our Board will determine the exercise or settlement schedule and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. No SAR may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.

•	Restricted Stock. Restricted stock is an award of shares of our Common Stock that are subject to restrictions on transfer and a substantial risk of forfeiture.
•	RSUs. RSUs will be subject to specified vesting and other restrictions.
•
Performance Awards. Performance awards, which may be denominated and/or settled in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee or our Board.

•
Other Stock-Based Awards. Our Compensation Committee or our Board are authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or that of our business units or any other factors that the Compensation Committee designates.

•
Other Cash-Based Awards. Our Compensation Committee or our Board are authorized to grant other cash-based awards, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the 2025 Plan.

In the event that our Compensation Committee or our Board determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Common Stock or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the

78 | 2026 Proxy Statement

benefits or potential benefits intended to be made available under the 2025 Plan, the Compensation Committee or the Board will adjust equitably any or all of:
•	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the 2025 Plan;
•	the number and type of shares or other securities subject to outstanding awards; and
•	the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
Our Compensation Committee or our Board will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a change of control, our Compensation Committee or our Board will determine the effect of such change of control on outstanding awards, which may include: (i) continuation or assumption of outstanding awards, (ii) substitution or replacement of outstanding awards with cash, securities, rights or other property, with substantially the same terms and value of the outstanding award, (iii) acceleration of the vesting of outstanding awards and the lapse of any restrictions of such outstanding awards or acceleration of the right to exercise the outstanding awards, and (iv) cancellation of outstanding awards in consideration of a payment; provided that, for any award subject to performance criteria, the level of performance will be determined at the greater of target and actual performance.
Our Board may amend, alter, suspend, discontinue or terminate the 2025 Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. Our Compensation Committee or the Board may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or Compensation Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the 2025 Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any “clawback” or recoupment provisions on any awards in accordance with the 2025 Plan.
In addition, our Compensation Committee or our Board may amend the 2025 Plan or create sub-plans in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax efficient manner and in compliance with local rules and regulations. In the event of the dissolution or liquidation of our company, each award will terminate immediately prior to the consummation of such action, unless otherwise determined by our Compensation Committee or our Board. Subject to the adjustment provision summarized above, our Compensation Committee or our Board may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise price of any award established at the time of grant without approval of our stockholders.
U.S. Federal Income Tax Consequences
Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal

79 | 2026 Proxy Statement

income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs. Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market value of our Common Stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether our Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in our Common Stock will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for our Common Stock acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.
Restricted Stock. A participant generally will not be taxed at the time of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market value of our Common Stock at that time.
Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on our Common Stock of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on restricted stock awards.
RSUs. A participant will generally recognize taxable income upon the settlement of an RSU, in an amount equal to the value of the RSUs received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Cash Awards. A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Withholding. To the extent required by law, the Company will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any awards (including by providing for tax withholding obligations due in respect of an award to be satisfied by “net settlement” or by “sell-to-cover”).
Benefits Under the 2025 Plan
All awards under our 2025 Plan will be granted at the discretion of the Compensation Committee or the Board. As a result, it is not possible at this time to indicate the number, name or positions of persons who will receive future awards or the nature and terms of such future awards under the 2025 Plan as amended.

80 | 2026 Proxy Statement

Equity Compensation Plan Information
The following table provides information about EPAM’s Common Stock that may be issued upon exercise of options and rights under the 2025 Plan, 2015 Plan, the 2022 Directors Plan, the 2012 Directors Plan, and the ESPP as of December 31, 2025. The table does not reflect grants, awards, exercises, terminations or expirations since that date or the requested increase in share authorization under the 2025 Plan described above. For purposes of clarity, as of March 16, 2026, the number of securities available for future issuance under the 2025 Plan is 512,838 shares and under the 2022 Directors Plan is 487,007 shares. Numbers are in thousands, except dollar amounts.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,306 (1)	$ 212.59 (2)	2,409 (3)
Equity compensation plans not approved by security holders	-	$-	-
Total	2,306	212.59	2,409

(1)
Includes the number of shares of common stock to be issued under the 2025 Plan, the 2015 Plan, the 2022 Directors Plan and the 2012 Directors Plan. See Note 15 “Stockholders’ Equity” in the notes to the consolidated financial statements in the 2025 Annual Report for more information regarding our plans and awards.

(2)	Represents the weighted average exercise price of stock options only.
(3)
Represents the number of shares available for future issuances under the 2025 Plan, the 2022 Directors Plan and the ESPP. See Note 15 “Stockholders’ Equity” in the notes to the consolidated financial statements in the 2025 Annual Report for more information regarding our plans and awards.

Vote Required
The affirmative vote of the holders of a majority of the shares present and entitled to vote on the subject matter in person or by proxy is required for approval of Amendment No. 1 to the 2025 Plan. As of March 16, 2026, there are only 512,838 shares available for issuance under the 2025 Plan. If Amendment No. 1 to the 2025 Plan is not approved at the Annual Meeting, the Company will have a limited ability to issue any equity or equity-based awards due to these limitations. Abstentions and broker discretionary votes will have the same effect as votes against the proposal.
Recommendation
The Board recommends a vote FOR approval of Amendment No. 1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan.

81 | 2026 Proxy Statement

Proposal 6: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan
We are asking our stockholders to vote to approve Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) at the Annual Meeting, increasing the applicable number of shares available for issuance under the ESPP by 650,000 shares of Common Stock. The Board approved Amendment No. 1 to the ESPP on March 26, 2026, subject to stockholder approval at the Annual Meeting. The ESPP was originally adopted by our stockholders on June 8, 2021.
As of March 16, 2026, there were 213,033 shares of Common Stock available for issuance under the ESPP. If our stockholders’ approve Amendment No. 1 to the ESPP, we anticipate that the number of shares authorized under the ESPP will last us through the next 2 years based on what we believe is a reasonable expectation of future stock usage. We anticipate employees continuing their historic practices under the ESPP. Approval of the amendment to the ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in EPAM through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.
If this proposal is approved by our stockholders, the maximum number of shares of our Common Stock that may be issued under the ESPP will be increased by 650,000 shares. We do not maintain any other employee stock purchase plans. As of March 16, 2026, a total of 52,444,312 shares of our Common Stock were issued and outstanding. The ESPP share reserve represents approximately 1.6% of the total number of shares of our Common Stock issued and outstanding as of March 16, 2026. Our gross burn rate for the period from January 1, 2025 to December 31, 2025 was 0.38% and the three-year average burn rate for the period ending December 31, 2025 was 0.33%.
As discussed above, there are currently 213,033 shares available for issuance under the ESPP as of March 16, 2026; therefore, if Amendment No. 1 to the ESPP is not approved at the Annual Meeting, our ability to permit employees to participate in the ESPP will be limited, putting us at a competitive disadvantage in attracting, motivating and retaining talent and limiting our ability to encourage our employees to remain in our service and more closely aligning their interests with those of our stockholders.
Summary of the ESPP
The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP, which is available as Exhibit 10.19 to the 2025 Annual Report. Stockholders are urged to read the actual text of Amendment No. 1 to the ESPP in its entirety, which is attached to this Proxy Statement as Appendix C.
Purpose
The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our Common Stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The ESPP includes two components. The 423 Compliant Component is designed to allow eligible U.S. employees to purchase our Common Stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. In addition, purchase rights may be granted under a non-423 Compliant Component which does not by operation of law, qualify for such favorable tax treatment to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. Any non-423 Compliant Component will operate and be administered in the same manner as the 423 Component unless otherwise required under applicable foreign laws.
Administration
The Board has the power to administer the ESPP and may also delegate administration of the ESPP to the Compensation Committee. The Board has delegated administration of the ESPP to the Compensation Committee (referred to in the rest of this Proposal 5 as the “Plan Administrator”) but retains concurrent authority to administer the ESPP. The Plan Administrator

82 | 2026 Proxy Statement

has the final power to construe and interpret both the ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of our subsidiary companies will be eligible to participate in the ESPP.
Stock Subject to the ESPP
Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our Common Stock that may be issued under the ESPP is 1,550,000 shares (which represents the sum of (i) the existing reserve of 900,000 shares plus (ii) an increase of 650,000 shares, as approved by the Board, subject to the approval of the Company’s stockholders). If any rights granted under the ESPP terminate without being exercised in full, the shares of Common Stock not purchased under such rights shall again become available for issuance under the ESPP. The shares of Common Stock issuable under the ESPP are shares of authorized but unissued or reacquired Common Stock, including shares repurchased by us on the open market.
Offerings
The ESPP is implemented by offering rights to purchase our Common Stock to all eligible employees. The Plan Administrator determines the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator has and may establish separate offerings which vary in terms (although such terms may not be inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period ha one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our Common Stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our Common Stock, subject to certain limitations (which are described further below under “Eligibility”).
The Plan Administrator has the discretion to structure an offering so that if the fair market value of our Common Stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our Common Stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.
Eligibility – Broad-Based Participation
The basis for participation in the ESPP is the Plan Administrator’s decision, in its sole discretion, that granting a purchase right to an eligible employee will further the purposes of the ESPP to secure and retain the services of employees. In exercising its discretion, the Plan Administrator will consider the recommendations of management and the purposes of the ESPP. Any individual who is employed by us (or by any of our parent or subsidiary companies if such company complies with Section 423 and is designated by the Plan Administrator as eligible to participate in the ESPP) may participate in offerings under the ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Internal Revenue Code are not eligible to participate in the ESPP.
No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than the Section 423 limit of $25,000 worth of our Common Stock (determined based on the fair market value of the shares at the time such rights are granted) in each calendar year during which such rights are outstanding and the plan Administrator may lower the dollar value purchase limit at its discretion.

83 | 2026 Proxy Statement

As of March 16, 2026, approximately 41,548 of our approximately 63,000 employees would have been eligible to participate in the ESPP.
Participation in the ESPP; Limits on Employee Contributions
An eligible employee may enroll in the ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case, which may not exceed 15% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.
Purchase Price and Limits; Payroll Deductions
The purchase price per share at which shares of our Common Stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our Common Stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our Common Stock on the purchase date. The ESPP does not provide for matching contributions from EPAM.
The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator and set forth in the offering document. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.
In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our Common Stock that may be purchased by any participant on any purchase date pursuant to such offering, or a maximum dollar amount which may not exceed 15% of such employee’s eligible earnings during the offering period, (ii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants pursuant to such offering, and/or (iii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our
Common Stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.
Withdrawal; Termination of Employment; Restrictions on Transfer
Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator and set forth in the offering document. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the ESPP.
A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.
Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.
Changes in Capitalization and Effect of Certain Corporate Transactions
In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.
In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholder

84 | 2026 Proxy Statement

in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our Common Stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights and the Plan will terminate immediately after such purchase.
For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.
Duration, Amendment and Termination
The Plan Administrator may amend or terminate the ESPP at any time. However, for certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law, including any listing requirements.
Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, including any listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.
Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, if applicable; (ii) permit contributions in excess of the amount designated by a participant and/or via cash, check or wire transfer in lieu of payroll deductions to adjust for mistakes in processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with that participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering or purchase period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP and to correct for mistakes in EPAM’s processing of properly completed contribution elections; provided in each case that such actions qualify under and/or comply with Section 423 of the Code. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.
Federal Income Tax Information
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Common Stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

85 | 2026 Proxy Statement

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:
(i)	the excess of the fair market value of the Common Stock at the time of such sale or disposition over the purchase price of such shares, or
(ii)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.
Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
Benefits Under the ESPP
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP as amended are not determinable. Our non-employee directors will not be eligible to participate in the ESPP.
Equity Compensation Plan Information
The information required to be set forth under this provision is set forth in Proposal 5 under the section “Equity Compensation Plan Information,” which can be found on page 81 and is incorporated into this Proposal 6.
Vote Required
The affirmative vote of the holders of a majority of the shares present and entitled to vote on the subject matter in person or by proxy is required for approval of Amendment No. 1 to the ESPP. As of March 16, 2026, there are only 213,033 shares available for issuance under the ESPP. If Amendment No. 1 to the ESPP is not approved at the Annual Meeting, the Company will have limited ability to encourage our employees to remain in our service and more closely aligning their interests with those of our stockholders. Abstentions and broker discretionary votes will have the same effect as votes against the proposal.
Recommendation
The Board recommends a vote FOR approval of Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan

86 | 2026 Proxy Statement

Proposal 7: Stockholder Proposal to Hold an Advisory Vote on a Proposal to give Shareholders an Ability to Call for a Special Shareholders Meeting
The following proposal was submitted by John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden owns at least 15 shares of our Common Stock.
Proposal 7 – Give Shareholders an Ability to Call for a
Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.
To guard against the EPAM Systems Board of Directors and management becoming complacent EPAM shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when EPAM underperforms. If EPAM directors and management know that EPAM shareholders can call a special shareholder meeting they will be incentivized to perform better.
Now could be a ripe time for this proposal since EPAM stock was at $725 in 2021 and fell to only $145 in late 2025 despite a robust stock market.
Plus challenging news reports regarding EPAM emerged in 2025.
EPAM provided a weaker-than-expected profitability outlook for 2025. EPAM issued guidance that disappointed analysts and shareholders. This was attributed to recent acquisitions, a challenged pricing environment, and investments in new technologies.
EPAM projected a decline in profitability, with an adjusted operating margin expected to drop from 16% in 2024 to between 14% and 15% in 2025. EPAM margins have been compressed by acquisitions of lower-margin businesses and industry-wide pricing pressures due to a cautious macroeconomic environment.
A February 2025 Morningstar report described EPAM’s outlook as “disappointing” and stated that even after a significant stock sell-off, the shares were still overvalued.
EPAM stock experienced a notable decline in 2025. By September its stock price was down 32% for the year and 40% below its 52-week high. The drop was attributed to disappointing guidance issued early in the year, analyst concerns, including a price target reduction from a major investment bank and external threats, such as shareholder apprehension over a HIRE Act that could negatively impact IT service providers relying on outsourcing.
ln October 2025, Simply Wall St. highlighting a significant stock sale by an EPAM insider. Such sales are viewed as a negative sign by shareholders, as it can suggest that a significant insider believes the stock is overvalued.
Please vote yes:

Give Shareholders an Ability to Call for a Special
Shareholder Meeting – Proposal 7

[END OF STOCKHOLDER PROPOSAL]

87 | 2026 Proxy Statement

Board’s Recommendation and Statement In Response to Stockholder Proposal
The Board has carefully considered this proposal and concluded that its adoption is unnecessary in light of the Company’s proposals to provide for a stockholder right to request a special meeting of stockholders that we are asking stockholders to adopt in Proposal 2.
Our Company’s Special Meeting Right Proposal is More Consistent with Current Market Practice and Balances Stockholder Rights with Company and Stockholder Interests
We are recommending that our stockholders approve the amendments to our Certificate of Incorporation described in Proposal 2, which would enable stockholders who hold, in the aggregate, at least 25% of our outstanding Common Stock to request a special meeting of stockholders. The stockholder proposal in this Proposal 7 asks the Board of Directors to take steps to allow stockholders holding a combined 10% of our Common Stock (or the lowest percentage allowed by Delaware law) to call special meetings.
A 25% ownership threshold is more consistent with current market practice. Corporate governance practices among our peers in the S&P 500 that provide stockholders with the right to request a special meeting in their governing documents most commonly set the ownership threshold at 25%. The Board believes that the 25% threshold in Proposal 2 balances a legitimate stockholder interest in an important governance mechanism while preventing the risk that a small but disproportionately influential group of stockholders can dictate a meeting agenda of narrow interest while also causing us significant expense and distracting our management from operating our business and executing our strategy.
The 25% threshold proposed by the Board, rather than the 10% threshold proposed by the proponent, also ensures that a meaningful number of stockholders share a common interest in a critical issue that they feel we must act on, rather than one or a few stockholders seeking to advocate a special interest. The inability to receive 25% initial support for an issue could be indicative that the issue benefits a handful of stockholders and not EPAM’s broader investor base.
Accordingly, the Board believes that the 25% threshold and the additional procedural and substantive safeguards in the Special Meeting Amendment described in Proposal 2 creates a more appropriate balance than this Proposal 7. This is because the Special Meeting Amendment in Proposal 2 gives stockholders the right to request a special meeting to act on matters broadly considered to be extraordinary and urgent, rather than matters of limited or special interest, and it allows management to stay focused on running EPAM without incurring the substantial cost and distraction of meetings that may not be aligned with the best interests of the stockholders generally.
The Board recommends that you vote AGAINST the proposal to Give Shareholders an Ability to Call for a Special Shareholder Meeting.

88 | 2026 Proxy Statement

Householding
As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports, notices of Internet availability of proxy materials and information statements, to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary, or by telephone at (267) 759-9000 ext. 64588. We undertake to deliver separate copies of these documents promptly upon such written or oral request. Stockholders who currently receive multiple copies of these documents at their address and would like to request householding of their communications should contact their broker.
Questions and Answers About the 2026
Annual Meeting & Voting Your Shares
Why am I receiving these materials?
Our Board has made the Proxy Materials available to you on the Internet or has delivered printed Proxy Materials to you in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting via a live audio webcast and are requested to vote on the items of business described in this Proxy Statement.
What is a Proxy?
Our Board is soliciting your vote at the Annual Meeting. You may vote by proxy as explained in this Proxy Statement. A proxy is your formal legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.
Edward Rockwell and Kate Pytlewski have been designated as proxies for the Annual Meeting.
What Proposals will be voted on at the Annual Meeting?
There are seven proposals that will be voted on at the Annual Meeting:
1.	To elect four Class II directors specified in this Proxy Statement to hold office for a one-year term or until their successors are elected and qualified.
2.	To approve an amendment to the Fourth Amended and Restated Certificate of Incorporation to enable adoption of a right for stockholders to call a special meeting.
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
4.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.
5.	To approve an amendment to the the EPAM Systems, Inc. 2025 Long Term Incentive Plan to increase the number of shares available by 4,000,000 shares.
6.	To approve an amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan to increase the number of shares available by 650,000 shares.
7.	To hold an advisory vote on a stockholder proposal to give shareholders an ability to call for a special shareholders meeting.
How does the Board recommend I vote?
The Board unanimously recommends that you vote:
•	FOR election of the four nominated Class II directors specified in this Proxy Statement (Proposal 1).

89 | 2026 Proxy Statement

•	FOR approval of an amendment to the Fourth Amended and Restated Certificate of Incorporation to enable adoption of a right for stockholders to call a special meeting (Proposal 2).
•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3).
•	FOR approval, on an advisory and non-binding basis, of the compensation for our named executive officers disclosed in this Proxy Statement (Proposal 4).
•	FOR approval of an amendment to the EPAM Systems, Inc. 2025 Long Term Incentive Plan (Proposal 5).
•	FOR approval of an amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (Proposal 6).
•	AGAINST an advisory vote on a stockholder proposal relating to give shareholders an ability to call for a special shareholders meeting (Proposal 7).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Edward Rockwell and Kate Pytlewski, or either of them, will have discretion to vote on those matters in accordance with their best judgment, unless you direct them otherwise in your proxy instructions. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Who can vote at the Annual Meeting?
The Board established the Record Date for determining the stockholders entitled to vote at the Annual Meeting as April 1, 2026. Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.
On the Record Date, [   ] shares of our Common Stock were outstanding, and we had no other class of equity securities issued and outstanding. You are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. As of the Record Date, holders of Common Stock are eligible to cast an aggregate of [   ] votes at the Annual Meeting.
Is my vote confidential?
All votes are confidential. Your vote will not be disclosed to EPAM, except as required by law, in contested Board elections or certain other limited circumstances. No recording of the Annual Meeting is allowed, including audio and video recording.
Can I participate in the Annual Meeting virtually?
Yes. Stockholders who attend the Annual Meeting virtually will be able to listen, submit questions, and vote regardless of location. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
How can I attend the Annual Meeting virtually?
This year’s Annual Meeting will be held entirely online to allow greater participation. The virtual meeting format for the Annual Meeting enables full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Stockholders as of the close of business on April 1, 2026 may participate in the annual meeting by visiting https://www.virtualshareholdermeeting.com/EPAM2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you are a beneficial owner and have any questions about your control number, please contact the broker, trustee, or nominee that holds your shares.
Shares held in your name as the registered stockholder may be voted electronically during the annual meeting. Shares for which you are the beneficial owner, but not the registered stockholder, also may be voted electronically during the annual meeting.

90 | 2026 Proxy Statement

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.
The meeting webcast will begin promptly at 10:00 a.m., EDT, on Thursday, May 21, 2026. Online access will begin at 9:30 a.m., EDT, and we encourage you to access the meeting prior to the start time.
Will I have an opportunity to ask questions at the Annual Meeting?
Yes. Stockholders that attend the live audio webcast of the Annual Meeting may submit a question in advance of the Annual Meeting and during the Annual Meeting on the Annual Meeting website. During registration for the virtual Annual Meeting and during the Annual Meeting, there will be a link allowing you to submit questions to the Board and management. During the meeting, you will be able to submit questions by typing your question into the “ask a question” box on the meeting page. Questions can be submitted once logged into the live audio webcast, which starts 30 minutes before the start time of the Annual Meeting.
Questions related to the proposals that are submitted before and during the Annual Meeting will be addressed. If the question-and-answer period extends beyond the allotted time, stockholders will be provided with information to contact our Investor Relations team and ask their questions directly.
Rules of conduct and an agenda will be available to stockholders on the virtual Annual Meeting website and will explain the format and procedure of the question-and-answer session. The rules of conduct will be strictly adhered to during the Annual Meeting.
What if I have difficulty joining or using the virtual Annual Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual portion of the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting platform during the registration process or during the Annual Meeting, including any difficulties voting or submitting questions, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Where can I review the list of stockholders?
The list of EPAM’s stockholders of record as of April 1, 2026 that are entitled to vote at the Annual Meeting will be available for viewing by stockholders for any relevant purpose for 10 days prior to the Annual Meeting, as well as at the Annual Meeting, by visiting our offices at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940 during ordinary business hours or by contacting EPAM’s Investor Relations team. Stockholders requesting access to the list will be asked to provide the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials that will be mailed or otherwise made available to stockholders entitled to vote at the Annual Meeting.
What constitutes a quorum?
A majority of our outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This is called a quorum. If there are not enough shares of Common Stock present both in person and by timely and properly submitted proxies to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares are present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
What is the difference between being a “Stockholder of Record” and a “Beneficial Owner” holding shares in street name?
Stockholder of Record: You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC. The Proxy Materials are sent directly to a stockholder of record. A stockholder of record has the right to grant its proxy to vote directly to our named proxy holders or to vote via the Internet before or during the Annual Meeting.
Beneficial Owner/Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee (a “Broker”), you are considered the “beneficial owner” of shares held in street name and your Broker is considered the

91 | 2026 Proxy Statement

stockholder of record. Your Broker forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your Broker how to vote your shares by completing the voting instruction form. Because a beneficial owner is not the stockholder of record, you are invited to attend the virtual Annual Meeting, but you may not vote these shares during the Annual Meeting unless you obtain a “legal proxy” from the Broker that holds your shares, giving you the right to vote the shares during the Annual Meeting.
How do I vote?
By Written Proxy: Stockholders of record can vote their shares by marking, signing and timely returning the proxy card.
By Internet Proxy: Stockholders of record can vote their shares via the Internet. The Notice contains instructions and the Internet website address in order to vote by Internet. The Internet voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
At the Annual Meeting: All stockholders of record may vote at the Annual Meeting. Even if you plan to attend the Annual Meeting by live audio webcast, we recommend that you also submit your proxy or voting instructions by mail or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Shares Held in “Street Name”: If you are a beneficial owner because your shares of stock are held in “street name” (i.e., through a Broker), you will receive voting instructions from the institutions holding your shares. The methods of voting will depend upon the institution’s voting processes. Please contact the institution holding your shares for more information.
What does it mean if I receive more than one proxy card?
It means that your shares are registered differently, or you have multiple accounts. Please vote all these shares separately to ensure all the shares you hold are voted.
If I submit a proxy via a proxy card, the Internet, or by mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you properly submit your proxy but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as explained under “What if I do not specify how my shares are to be voted?”.
What if I do not specify how my shares are to be voted?
Stockholders of Record: If you are a stockholder of record and you properly submit your proxy but do not give voting instructions, the persons named as proxies will vote your shares as follows: FOR election of the four nominated Class II directors specified in this Proxy Statement (Proposal 1); FOR approval of an amendment to the Fourth Amended and Restated Certificate of Incorporation to enable adoption of a right for stockholders to call a special meeting (Proposal 2); FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3); FOR approval, on an advisory and non-binding basis, of the compensation for our named executive officers disclosed in this Proxy Statement (Proposal 4); FOR approval of an amendment to the EPAM Systems, Inc. 2025 Long Term Incentive Plan (Proposal 5); FOR approval of an amendment to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan (Proposal 6); and AGAINST an advisory vote on a stockholder proposal to give shareholders an ability to call for a special shareholders meeting (Proposal 7). If you do not return a proxy, your shares will not be counted for purposes of determining whether a quorum exists, and your shares will not be voted at the Annual Meeting.
Beneficial Owners: If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to your Broker within 10 days of the Annual Meeting, your Broker will be prohibited under the rules of the New York Stock Exchange (“NYSE”) from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote.” The Election of Directors (Proposal 1), the Annual Advisory Vote to Approve Executive Compensation (Proposal 4), and Proposals 2 and 5 through 9 are considered “non-routine” matters and therefore may not be voted on by

92 | 2026 Proxy Statement

your Broker absent specific instructions from you. The Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 3) is considered a “routine” matter and therefore may be voted on by your Broker without instruction from you. We strongly encourage you to submit your voting instructions to your Broker and exercise your right to vote as a stockholder.
What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of Class II Directors	Majority of the votes of the shares of Common Stock cast with respect to that nominee's election at the Annual Meeting if a quorum is present.	No
Proposal 2 - Approve the Special Meeting Charter Amendment	Not less than a majority of the total voting power of all the outstanding securities of the Company entitled to vote generally in the election of directors.	No
Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Year Ending December 31, 2026	Majority of the shares present and entitled to vote on the subject matter in person or by proxy.	Yes
Proposal 4 - Annual Advisory Vote to Approve Executive Compensation	Majority of the shares present and entitled to vote on the subject matter in person or by proxy.	No
Proposal 5 – Approve the 2025 LTIP Amendment	Majority of the shares present and entitled to vote on the subject matter in person or by proxy.	No
Proposal 6 - Approve the 2021 ESPP Amendment	Majority of the shares present and entitled to vote on the subject matter in person or by proxy.	No
Proposal 7 - Advisory vote on a stockholder proposal to give shareholders an ability to call a special shareholder vote	Not less than a majority of the total voting power of all shares of the Company entitled to vote thereon.	No

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN on each of the nominees. If you ABSTAIN from voting on Proposal 1, the abstention will not influence the outcome.
With respect to Proposals 2 through 7, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on these Proposals, the abstention will have the same effect as an AGAINST vote.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with EPAM’s Corporate Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy via the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot during the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your Broker, or, if you have obtained a legal proxy from your Broker giving you the right to vote your shares at the Annual Meeting, by voting during the live audio webcast of the Annual Meeting.
How will the proxies be solicited?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular directors, executive officers and employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

93 | 2026 Proxy Statement

Who will count the votes and how can I find the voting results of the Annual Meeting?
Our inspector of election will tabulate and certify the votes. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final voting results in a Current Report on Form 8-K, which we timely will file with the SEC after the Annual Meeting.
What is an abstention and how will abstentions be treated?
An “abstention” is when a stockholder chooses to abstain or refrain from voting his or her shares on one or more matters presented for a vote. For the purpose of determining the presence of a quorum, abstentions are counted as present.
What are the fiscal year end dates?
Each of our fiscal years ends on December 31. Some of the information provided in this Proxy Statement is provided as of the end of our 2021, 2022, 2023, 2024, and 2025 fiscal years and some information is provided as of a more current date.
Where can I get an Annual Report?
Our 2025 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2025, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement, in satisfaction of the requirements of the SEC.
In addition, this Proxy Statement and our 2025 Annual Report are available to you at no charge electronically at https://www.proxyvote.com.
Additional copies of the 2025 Annual Report and copies of other documents referenced in this Proxy Statement are available at no charge upon written request. To obtain copies, please contact us at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Edward Rockwell, Corporate Secretary. The request must include a representation by the stockholder that as of our record date, April 1, 2026, the stockholder was entitled to vote at the Annual Meeting.

94 | 2026 Proxy Statement

Stockholder Proposals for the
2027 Annual Meeting
If a stockholder wishes to present a proposal to be included in our proxy statement for our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), the proponent and the proposal must comply with these instructions and the proxy proposal submission rules of the SEC. One very important requirement is that the proposal be received by our Corporate Secretary no later than December 7, 2026, based on an anticipated mailing date of this Proxy Statement date of April 6, 2026, pursuant to SEC Rule 14a-8. Proposals we receive after that date will not be included in the Proxy Statement for the 2027 Annual Meeting. We urge stockholders to submit proposals by certified mail, or by other courier that offers tracking and delivery confirmation. The address for all deliveries is at the end of this section of the Proxy Statement.
A stockholder nomination or proposal pursuant to our bylaws and not for inclusion in the proxy statement for the 2027 annual meeting and stockholders who intend to solicit proxies in support of director nominees, other than the Company's nominees, in compliance with Rule 14a-19 under the Exchange Act, must comply with the requirements set forth in our bylaws, and must be timely submitted. In order to be timely under our bylaws, in the case of an annual meeting of the stockholders, such notice must be received by the Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. Therefore, for a stockholder to give timely notice and be eligible for presentation at the 2027 Annual Meeting, notice must be received by the Corporate Secretary no earlier than January 22, 2027 and no later than February 21, 2027. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to such annual meeting nor later than 70 days prior to such annual meeting or the 10th day following the day on which public announcement is first made by us of the date of such meeting.
As a result of amendments to our Bylaws that we anticipate adopting shortly following the Annual Meeting, the notice period for stockholders that intend to solicit director nominees other than our nominees in accordance with Rule 14a-19, will be the same as under the foregoing dates for notice under the advance notice provisions of our bylaws (i.e., no earlier than January 22, 2027 and no later than February 21, 2027).
Under the proxy access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the outstanding shares of our Common Stock continuously for at least three years, can nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two nominees or 20% of the Board (which may be adjusted in accordance with our bylaws), provided that the stockholder(s) and director candidate(s) satisfy the requirements specified in the bylaws. To nominate a director pursuant to our proxy access provisions, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than the close of business on November 7, 2026 and no later than December 7, 2026. If the next annual meeting is called for a date that is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting of stockholders, in order to be timely, notice of proxy access director nominees must be received by the later of the close of business on the date that is 180 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.
A stockholder’s notice to our Corporate Secretary must be in proper written form and must include the information and consents required by our bylaws related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made and each person whom the stockholder proposes to nominate for election as a director or the business desired to be brought before the meeting.

95 | 2026 Proxy Statement

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at U.S. Securities and Exchange Commission, Division of Corporation Finance, 100 F Street, NE, Washington, DC 20549 or through the SEC’s website at www.sec.gov. The address for all notices and proposals or to receive a copy of the full text of the bylaw provisions discussed above is: EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary.

96 | 2026 Proxy Statement

Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.
Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.
By Order of the Board of Directors of EPAM Systems, Inc.:

Edward Rockwell
Senior Vice President, Chief Legal Officer and Corporate Secretary
Newtown, Pennsylvania
April [ ], 2026

97 | 2026 Proxy Statement

Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
EPAM SYSTEMS, INC. AND SUBSIDIARIES
(in thousands, except percent and per share amounts)
(Unaudited)
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM’s humanitarian commitment to its professionals in Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with a restructuring program including the Company’s exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition, and foreign currency exchange rate fluctuations by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

Year ended December 31, 2025
Revenue growth as reported	15.4%
Inorganic revenue	(9.2)%
Foreign exchange rates	(1.3)%
Revenue growth on an organic constant currency basis	4.9%

A-1 | 2026 Proxy Statement

Reconciliation of various income statement amounts from GAAP to non-GAAP for the years ended December 31, 2025 and 2024 is presented in the table below:

	Year Ended December 31, 2025			Year Ended December 31, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization) (1)	$ 3,883,535	$(88,550)	$ 3,795,480	$ 3,277,497	$ (59,821)	$ 3,217,676
Selling, general and administrative expenses (2)	$928,707	$(152,070)	$776,637	$816,300	$(145,329)	$670,971
Income from operations (3)	$520,003	$311,492	$831,495	$544,584	$234,625	$779,209
Operating margin	9.5%	5.7%	15.2%	11.5%	5.0%	16.5%
Net income (4)	$377,678	$ 269,131	$646,809	$454,533	$175,430	$629,963
Diluted earnings per share	$6.72		$11.50	$7.84		$10.86

Notes:
Items (1) through (4) above are detailed in the table below with the specific cross-reference noted next to the appropriate item

	Year ended December 31,
	2025	2024
Stock-based compensation expenses	$86,252	$80,944
Poland R&D incentives (a)	(505)	(23,473)
Humanitarian support in Ukraine (b)	2,308	2,350
Total adjustments to GAAP cost of revenues (1)	88,055	59,821
Stock-based compensation expenses	90,512	86,353
Cost Optimization charges (c)	47,893	31,270
Other acquisition-related expenses	1,160	15,808
Humanitarian support in Ukraine (b)	12,250	10,821
Geographic repositioning (d)	—	849
One-time charges	255	228
Total adjustments to GAAP selling, general and administrative expenses (2)	152,070	145,329
Amortization of purchased intangible assets	71,367	29,475
Total adjustments to GAAP income from operations (3)	311,492	234,625
Foreign exchange loss	25,925	7,048
Change in fair value of contingent consideration included in Interest and other income, net	3,465	5,700
One-time benefits included in Interest and other income (loss), net	(700)	(3,143)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(74,086)	(44,522)
Tax shortfall (excess tax benefit) related to stock-based compensation	1,926	(22,448)
Net discrete charge (benefit) from tax planning (e)	1,109	(1,830)
Total adjustments to GAAP net income (4)	$269,131	$175,430

(a)	We have excluded from non-GAAP results the portion of the benefit from Poland R&D incentives related to qualifying activities performed in 2023 as it represents a nonrecurring one-time benefit.
(b)
Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

A-2 | 2026 Proxy Statement

(c)
Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023, second quarter of 2024, and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are attributable to targeted restructuring efforts and not expected to recur once the respective Cost Optimization program is completed.

(d)
Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.

(e)
Net discrete charge or benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the charge or benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

A-3 | 2026 Proxy Statement

Appendix B: Amendment No.1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan
EPAM SYSTEMS, INC.
2025 LONG TERM INCENTIVE PLAN
AMENDMENT NO. 1
Adopted by the Board of Directors: March 26, 2026
Approved by the STOCKHOLDERS: May [ ], 2026
THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of May [ ], 2026 and amends that certain 2025 Long Term Incentive Plan (the “Plan”) of EPAM Systems, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
RECITALS
WHEREAS, pursuant to Section 5(b) of the Plan, the maximum number of Shares available for issuance under the Plan shall not exceed the maximum aggregate number of 2,500,000 Shares;
WHEREAS, the Company desires to increase the number of Shares available for issuance under the Plan by 4,000,000 Shares; and
WHEREAS, pursuant to Section 13(a) of the Plan, the Board may amend the Plan at any time, subject to certain limitations specified therein, including no such amendment shall be made without stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded.
NOW, THEREFORE, the following amendments are hereby made to the Plan subject to, and effective as of the date of, the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders:
1.	Section 5(b) would be amended as follows:
“Subject to adjustment as provided in Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 6,500,000 Shares (which includes (x) the existing reserve of 2,500,000 Shares plus (y) an increase of 4,000,000 Shares, as approved by the Board, subject to approval by the Company’s stockholders) plus (ii) an additional number of shares consisting of the Returning Shares, if any, as such shares become available from time to time.”
2.	Section 5(f) would be amended as follows:
“Subject to adjustment as provided in Section 5(d), the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall be equal to 6,500,000.”
3.
This Amendment shall only serve to amend and modify the Plan to the extent specifically provided herein. All terms conditions, provisions and references of and to the Plan which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.

B-1 | 2026 Proxy Statement

Appendix C: Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan Amendment
EPAM SYSTEMS, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT NO. 1
Adopted by the Board of Directors: March 26, 2026
Approved by the STOCKHOLDERS: May [ ], 2026
THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of May [ ], 2026 and amends that certain 2021 Employee Stock Purchase Plan (the “ESPP”) of EPAM Systems, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the ESPP.
RECITALS
WHEREAS, pursuant to Section 3(a) of the ESPP, the maximum number of shares of Common Stock available for issuance under the ESPP shall not exceed the maximum aggregate number of 900,000 shares of Common Stock;
WHEREAS, the Company desires to increase the number of shares of Common Stock available for issuance under the ESPP by 650,000 shares of Common Stock; and
WHEREAS, pursuant to Section 12(a) of the ESPP, the Board may amend the ESPP at any time, subject to certain limitations specified therein, including no such amendment shall be made without stockholder approval if such approval is required by Applicable Law.
NOW, THEREFORE, the following amendment is hereby made to the ESPP subject to, and effective as of the date of, the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders:
1.	Section 3(a) would be amended as follows:
“Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,550,000 shares of Common Stock (which represents the sum of (i) the existing reserve of 900,000 shares of Common Stock plus (ii) an increase of 650,000 shares of Common Stock, as approved by the Board, subject to the approval of the Company’s shareholders). For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.”
2.
This Amendment shall only serve to amend and modify the ESPP to the extent specifically provided herein. All terms conditions, provisions and references of and to the ESPP which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.

C-1 | 2026 Proxy Statement

Appendix D: ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation of EPAM Systems, Inc.
~~FOURTH~~ FIFTH AMENDED AND RESTATED
CERTIFICATE

OF

INCORPORATION OF
EPAM SYSTEMS, INC.
Pursuant to the provisions of § 242 and § 245 of the
General Corporation Law of the State of Delaware
EPAM Systems, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
A. The present name of the Corporation is EPAM Systems, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 18, 2002 under the current name of the Corporation.
B. The ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of §242 and §245 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Law”).
C. The ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation of the Corporation shall, at the effective time, read as follows:
Article 1. NAME
The name of the Corporation is EPAM Systems, Inc.
Article 2. REGISTERED OFFICE AND AGENT
The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
Article 3. PURPOSE AND POWERS
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Delaware Law.
Article 4. CAPITAL STOCK
4.1 Authorized Shares
The total number of shares of stock that the Corporation shall have authority to issue is 200,000,000, consisting of 160,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 40,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
On January 19, 2012 (the “Common Stock Split Effective Time”), each share of Common Stock outstanding immediately prior to the Common Stock Split Effective Time was automatically and without any further action on the part of the holder thereof converted into eight (8) shares of Common Stock (the “Stock Split”). Each holder of a certificate representing a share or shares of Common Stock, which certificate (an “Old Certificate”) was issued prior to the Common Stock Split Effective Time, shall be entitled to receive, upon surrender of such Old Certificate to the Corporation for cancellation, a new certificate or certificates for shares of Common Stock, which will equal the number of shares

D-1 | 2026 Proxy Statement

represented by the Old Certificate being surrendered multiplied by eight (8); provided that the Board of Directors may instead determine by resolution in accordance with § 158 of Delaware Law that such holder’s shares of Common Stock shall be uncertificated, in which case such holder shall not be entitled to receive a new certificate and such holder’s ownership of Common Stock shall be recorded in the books and records of the Corporation. No scrip or fractional share certificate shall be issued in connection with the Stock Split. Old Certificates will be deemed for all purposes to represent the number of shares of Common Stock outstanding after giving effect to the Stock Split, except that the holder of an Old Certificate shall not be entitled to receive any distributions payable by the Corporation after the Common Stock Split Effective Time until such Old Certificate has been surrendered as aforesaid. Such distributions, if any, shall be accumulated and, at the time of surrender of the Old Certificate, all such unpaid distributions shall be paid without interest.
The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.
4.2 Voting Rights
Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.
Article 5. BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.
The stockholders may adopt, amend or repeal the Bylaws with the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
Article 6. BOARD OF DIRECTORS
(1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
(2) The directors shall be and are divided into classes, with the terms of the classes elected at the annual meetings of stockholders held in 2023, 2024 and 2025, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2025 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of the holders of any one or more classes or series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders after the 2025 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders next following the annual meeting at which such director was elected. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In no event will a decrease in the number of directors shorten the term of any incumbent director. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by this Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

D-2 | 2026 Proxy Statement

(3) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
(4) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term expiring at the next election of the class to which such director shall have been elected or, following the termination of the division of directors into three classes, at the next annual meeting of stockholders held after their election.
(5) Any director serving in a class of directors expiring at the third annual meeting of stockholders following their election shall be removable only for cause, and all other directors shall be removable either with or without cause. The removal of any director shall require the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
(6) Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.
Article 7. MEETINGS OF STOCKHOLDERS
(1) An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.
~~(2) Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 hereto, special meetings of holders of such Preferred Stock.~~
~~(3)~~(2) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting.
Article 8. LIMITATION OF LIABILITY, INDEMNIFICATION AND INSURANCE
(1) A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by Delaware Law. Solely for purposes of this Article 8, Section 1, “officer” has the meaning determined in accordance with § 102(b)(7) of Delaware Law.
(2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 8 shall be a contract right.
(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

D-3 | 2026 Proxy Statement

(3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.
(4) The rights and authority conferred in this Article 8 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
(5) Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).
Article 9. FORUM SELECTION
The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article 9.
Article 10. BUSINESS COMBINATIONS
10.1 Election Not to Be Governed by § 203
The Corporation hereby expressly elects not to be subject to § 203 of the Delaware Law.
10.2 Business Combinations
(a) Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:
(i) prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;
(ii) upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined hereinafter) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (A) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (B) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding Voting Stock which is not owned by such stockholder.
(b) The restrictions contained in this Section 10.2 shall not apply if:
(i) a stockholder becomes an Interested Stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (B) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

D-4 | 2026 Proxy Statement

(ii) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (A) constitutes one of the transactions described in the second sentence of this paragraph; (B) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (C) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to § 251(f) of the Delaware Law, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of this paragraph.
(c) As used in this Section 10.2 only, and unless otherwise provided by the express terms of this Section 10.2, the following terms shall have the meanings ascribed to them as set forth in this paragraph (c):
(i) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;
(ii) “Associate”, when used to indicate a relationship with any Person, means: (A) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (B) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;
(iii) “Business Combination” means: (A) any merger, consolidation, statutory conversion or domestication of the Corporation (other than a merger effected pursuant to § 253 or § 267 of the Delaware Law) or any direct or indirect majority-owned subsidiary of the Corporation with (aa) the Interested Stockholder, or (bb) with any Person if the merger, consolidation, statutory conversion or domestication is caused by the Interested Stockholder and as a result of such act or transaction paragraph (a) of this Section 10.2 is not applicable to the surviving entity; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation; (C) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (aa) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (bb) pursuant to a merger under § 251(g), § 253 or § 267 of the Delaware Law; (cc) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (dd) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (ee) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (cc) through (ee) of this subparagraph shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class

D-5 | 2026 Proxy Statement

or series of the Corporation or of the Voting Stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (D) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or (E) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the immediately preceding subparagraphs (A) through (D)) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.
(iv) “Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Section 10.2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;
(v) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (A) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (B) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Section 10.2 to the contrary, the term “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this sentence, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;
(vi) “Owner”, including the terms “own” and “owned”, when used with respect to any Stock, means a Person that individually or with or through any of its affiliates or associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of this paragraph), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;
(vii) “Person” means any individual, corporation, partnership, unincorporated association or other entity;

D-6 | 2026 Proxy Statement

(viii) “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and
(ix) “Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of or voting power conferred by such Voting Stock.
Article 11. AMENDMENTS
The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.
[Remainder of page intentionally left blank.]

D-7 | 2026 Proxy Statement

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amended and Restated Certificate of Incorporation as of this    day of May, 202~~5~~6.

EPAM SYSTEMS, INC.

By: [ ]
Title: [ ]

D-8 | 2026 Proxy Statement

Appendix E: Amended and Restated Bylaws of EPAM Systems, Inc.
AMENDED AND RESTATED BYLAWS
OF
EPAM SYSTEMS, INC.
ARTICLE 1
OFFICES
Section 1.01. Registered Office. The registered office of EPAM Systems, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chair in the absence of a designation by the Board of Directors).
Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.
Section 2.03. Special Meetings.
(a) Special meetings of the stockholders may be called only by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or (ii) the Secretary of the Corporation upon the written request delivered by certified mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, signed and dated by one or more stockholders of record or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2.03. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.03(b).
(b) To be in proper form, any request or requests for a special meeting pursuant to Section 2.03(a)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 2.03(a)(ii) by one or more Requesting Stockholders who (A) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (B) shall not revoke such Special Meeting Request; and (C) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these Bylaws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 2.10(a)(iii); and (iv) must contain (A) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of capital stock of the Corporation owned by the Requesting Stockholders and (B) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

E-1 | 2026 Proxy Statement

In determining whether a request for a special meeting has been properly made in accordance with Section 2.03(a)(ii), multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary no later than the close of business on the 60th day following the first date on which a Special Meeting Request is delivered to the Corporation (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered to, by certified or registered mail, return receipt requested, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
For purposes of this Section 2.03, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Section 2.11(c)(iv) of these Bylaws.
(c) The Secretary shall not be required to call a special meeting pursuant to Section 2.03(a)(ii) if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these Bylaws; (ii) the matter(s) set forth in the Special Meeting Request relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”); (iii) the Special Meeting Request is received by the Secretary during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) 60 days after the first anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the nomination, election or removal of directors, was presented at a meeting of stockholders held not more than twelve months before the Special Meeting Request is received by the Secretary of the Corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 90 days before the Special Meeting Request is received by the Secretary of the Corporation; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for a date within 120 days after the Special Meeting Request is received by the Secretary of the Corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2.03(c), the nomination, election or removal of directors shall be deemed to be a “Similar Item” with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.
(d) A special meeting called pursuant to Section 2.03(a)(ii) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b), if necessary so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b) in accordance with the requirements under Section 2.10(a)(iii) as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the

E-2 | 2026 Proxy Statement

Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.03(d) shall not limit the Corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.
(e) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by Delaware Law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, the chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.03 or as required by Delaware Law.
Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by ~~the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“~~Delaware Law~~”)~~, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chair of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and voting at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05. Quorum. Unless otherwise provided under the Certificate of Incorporation ~~of the Corporation (the “Certificate of Incorporation”)~~ or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.
Section 2.06. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject

E-3 | 2026 Proxy Statement

to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees for director exceeds the number of directors to be elected (a “contested election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If an incumbent director nominee fails to receive a majority of the votes cast in an election that is not a contested election, the director shall immediately tender his or her resignation to the Board of Directors. The nominating and corporate governance committee of the Board of Directors, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission (the “SEC”)) its decision regarding the resignation within 90 days following certification of the election results. If the Board of Directors accepts a director’s resignation pursuant to this Section, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board of Directors may fill the resulting vacancy pursuant to Section 3.12 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 3.02.
(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.
(c) In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter and votes by a broker that have not been directed by the beneficial owner will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.
Section 2.07. Action by Consent. Unless otherwise provided under the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.
Section 2.08. Organization. At each meeting of stockholders, the Chair of the Board, if one shall have been elected, or in the Chair’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chair of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chair of the meeting.
Section 2.10. Nomination of Directors.
(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a), or (D) by a Nominating Stockholder (as defined in Section 2.11) pursuant to Section 2.11 of these Bylaws, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (i)(C) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely

E-4 | 2026 Proxy Statement

notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iii) A stockholder’s notice pursuant to this Section 2.10 to the Secretary of the Corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;
(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;
(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;
(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;
(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; ~~and~~
(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination~~.~~ ; and
(7) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act.

E-5 | 2026 Proxy Statement

If requested by the Corporation, the information required under clauses 2.10(a)(iii)(C)(2), (3) and (4) of the preceding sentence of this Section 2.10 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.
(iv) Notwithstanding the foregoing provisions of this Section 2.10(a), unless otherwise required by law, if any stockholder or beneficial owner (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the proposed nominees. Upon request by the Corporation, if any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or beneficial owner shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary of the Corporation shall comply with the notice requirements of Section 2.10(a)(iii). Notwithstanding any other provisions of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election or re-election to the Board of Directors or propose any other business to be considered at the special meeting, except pursuant to the request(s) delivered for such special meeting pursuant to Section 2.03.
(c) General. (i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(ii) Without limiting the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in paragraph 2.10(c)(iii)).

E-6 | 2026 Proxy Statement

(iii) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.
Section 2.11. Nomination of Directors Included in the Corporation’s Proxy Materials.
(a) Inclusion of Stockholder Nominees in the Proxy Statement. Subject to the provisions of this Section 2.11, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.11 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under SEC rules or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.11(e)(ii), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.11 and any solicitation materials or related information with respect to a Stockholder Nominee.
For purposes of this Section 2.11, any determination to be made by the Board of Directors may also be made by a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
(b) Maximum Number of Stockholder Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (A) two or (B) 20% of the total number of directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.11 (rounded down to the nearest whole number) (the “Maximum Number”); provided, however, that so long as the Corporation has a classified Board of Directors, the Maximum Number is subject to reduction so that the Maximum Number for any annual meeting of stockholders shall not exceed one-half of the number of directors to be elected (rounded down to the nearest whole number) as such number is provided in the notice for the meeting pursuant to Section 2.04. The Maximum Number for a particular annual meeting of stockholders shall be reduced by: (1) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (2) each Stockholder Nominee who ceases to satisfy, or Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.11, as determined by the Board of Directors; (3) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting of stockholders; and (4) the number of incumbent directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.11(d) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

E-7 | 2026 Proxy Statement

(ii) If the number of Stockholder Nominees pursuant to this Section 2.11 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s capital stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.11(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials.
(c) Eligibility of Nominating Stockholder. (i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of capital stock of the Corporation used to satisfy the eligibility requirements in this Section 2.11 continuously for the three-year period specified in subsection (c)(ii) of this Section 2.11 below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.11(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.
(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.11 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s capital stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 2.11, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 2.11, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.
(iii) The “Minimum Number” of shares of the Corporation’s capital stock means 3% of the number of outstanding shares of capital stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(iv) For purposes of this Section 2.11, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s capital stock as to which such Eligible Stockholder possesses both (A) the full voting and investment

E-8 | 2026 Proxy Statement

rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 2.11(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.
(d) Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 2.11, the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver either by personal delivery or by certified mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation all of the following information and documents in a form that the Board of Directors or its designee determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):
(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

E-9 | 2026 Proxy Statement

(ii) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;
(iii) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules;
(iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a director if elected;
(v) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (A) the information required with respect to the nomination of directors by stockholders pursuant to Section 2.10 of these Bylaws; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than such Nominating Stockholder’s Stockholder Nominee(s); (E) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting of stockholders, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (F) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting of stockholders; (G) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (H) a representation and warranty that each Stockholder Nominee: (a) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent and the rules of the primary stock exchange on which the Corporation’s shares of capital stock are traded; (b) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of capital stock are traded; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (d) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (e) meets the director qualifications set forth in the Corporation’s corporate governance guidelines; (I) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.11(c); (J) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.11(c) through the date of the annual meeting of stockholders; (K) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (L) if desired, a Supporting Statement; and (M) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;
(vi) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more

E-10 | 2026 Proxy Statement

of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.11; (E) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.11(c), to promptly notify the Corporation; and
(vii) an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director nominee questionnaire, as the Board of Directors may reasonably request; (B) at the reasonable request of the corporate governance and nominating Committee, to meet with such committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (C) that such Stockholder Nominee has read and agrees, if elected, to adhere to the Corporation’s corporate governance guidelines, code of conduct, related person transaction policy and any other policies and guidelines of the Corporation applicable to directors; and (D) that such Stockholder Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding that each nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”) in connection with his or her nomination or candidacy as a director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (2) any Third-Party Compensation Arrangement in connection with his or her service or action as a director of the Corporation, (3) any Voting Commitment that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (4) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.
The information and documents required by this Section 2.11(d) to be provided by the Nominating Stockholder shall be (A) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (B) provided with respect to the persons specified in Instructions 1 and 2 to Item 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.11 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation.

E-11 | 2026 Proxy Statement

(e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if (A) the Corporation receives a notice pursuant to the advance notice requirements set forth in Section 2.10 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (B) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.11, the Nominating Stockholder withdraws its nomination or the chair of the meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.11 and shall therefore be disregarded; (C) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (D) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.11 at one of the Corporation’s two preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting of stockholders or received a vote of less than 25% of the shares of capital stock cast in his or her favor for election; (E) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.11(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 2.11.
(ii) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, Corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the SEC’s proxy rules or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.
The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
ARTICLE 3
DIRECTORS
Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02. Number, Election and Term of Office. The Board of Directors shall consist of not less than three nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The term of each director shall be as set forth in the Certificate of Incorporation.  Directors need not be stockholders.

E-12 | 2026 Proxy Statement

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chair in the absence of a determination by the Board of Directors).
Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.
Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or the President and shall be called by the Chair of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least two days before the date of the meeting in such manner as is determined by the Board of Directors.
Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (A) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (B) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

E-13 | 2026 Proxy Statement

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. Except as provided in Section 2.06(a), the resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12. Vacancies. Unless otherwise provided by applicable law, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled in accordance with the Certificate of Incorporation. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies and each director so chosen shall hold office as provided in the filling of the other vacancies.
Section 3.13. Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation.
Section 3.14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
Section 3.15. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein.
ARTICLE 4
OFFICERS
Section 4.01. Principal Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.
Section 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

E-14 | 2026 Proxy Statement

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE 5
CAPITAL STOCK
Section 5.01. Certificates for Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chair or Vice Chair of the Board of Directors, or the President or Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
Section 5.02. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.
Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.
ARTICLE 6
GENERAL PROVISIONS
Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at

E-15 | 2026 Proxy Statement

a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
Section 6.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.
Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 6.06. Amendments. These Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof, or by the Board of Directors. All such amendments must be approved by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the Board of Directors.

E-16 | 2026 Proxy Statement

[This page intentionally left blank]

Headquarters

41 University Drive, Suite 202
Newtown, PA 18940, USA

P: +1-267-759-9000
F: +1-267-759-8989
epam.com

EPAM SYSTEMS, INC.
41 UNIVERSITY DRIVE, SUITE 202
NEWTOWN, PA 18940
USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EPAM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90117-P45106 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EPAM SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Balazs Fejes	☐	☐	☐
1b. Eugene Roman	☐	☐	☐
1c. Jill Smart	☐	☐	☐
1d. Ronald Vargo	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal:

NOTE: If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by the proxies in their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V90118-P45106

EPAM SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 21, 2026 AT 10:00 AM, EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Edward Rockwell and Kate Pytlewski or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EPAM SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time, on Thursday, May 21, 2026, at www.virtualshareholdermeeting.com/EPAM2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE